As filed with the Securities and Exchange Commission on June 13, 2016

Registration No. 333-204416

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 2

Form S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ACCUSHARES TRUST I

Sponsored by AccuShares Investment Management, LLC
(Exact name of Registrant as specified in its charter)

Delaware	6799	36-7629280
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

300 First Stamford Place – 4th Floor East
Stamford, CT 06902
1-855-286-7866
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Wilmington Trust, N.A., Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

302-651-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Kathleen H. Moriarty, Esq.

Kaye Scholer LLP

250 West 55th Street

New York, NY 10019

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
AccuShares S&P GSCI Crude Oil Excess Return Up Shares	$ 200,000,000	$23,240(3)
AccuShares S&P GSCI Crude Oil Excess Return Down Shares	$ 200,000,000	$23,240(3)

(1)	The proposed maximum aggregate offering price has been calculated assuming that shares are sold at a price of $25.00 per share.
(2)	The amount of the registration fee of the shares is calculated in reliance upon Rule 457(o) under the Securities Act of 1933 and using the proposed maximum aggregate offering price as described above.
(3)	Registration fees of $23,240 for the $200,000,000 in aggregate offering price of AccuShares S&P GSCI Crude Oil Excess Return Up Shares and $23,240 for the $200,000,000 in aggregate offering price of AccuShares S&P GSCI Crude Oil Excess Return Down Shares were previously paid in the initial filing of the registration statement on Form S-1, filed on May 22, 2015.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Trust may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 13, 2016

PROSPECTUS

ACCUSHARES® TRUST I

	Proposed Maximum Aggregate Offering Price of Up Shares (Ticker Symbol)	Proposed Maximum Aggregate Offering Price of Down Shares (Ticker Symbol)
AccuShares S&P GSCI Crude Oil Excess Return Fund	$200,000,000 (OILU)	$200,000,000 (OILD)

AccuShares Trust I is a Delaware statutory trust organized into separate fund series, and sponsored by AccuShares Investment Management, LLC (“Sponsor”). The series listed above (“Fund”) will always issue, distribute and redeem Up and Down Shares in equal quantities. The Fund’s shares represent fractional undivided interests in and ownership of the Fund only. The Fund will offer its shares on a continuous basis and be listed on the NASDAQ OMX.

The Fund is not intended to be used as a long-term passive investment vehicle. The Fund is not appropriate for you if you do not intend to actively monitor and manage your holdings in the Fund before and immediately following the Fund distribution date.

The objective of the Fund is to track the changes in the prices of specified commodities where such prices are published as an index value (“Underlying Index”) by S&P® Dow Jones® Indices LLC, which is unaffiliated with the Fund or the Sponsor.

Exposure to changes in the Underlying Index will be achieved through the allocation of the Fund’s liquidation value to each of its classes (“Class Value”) and the resulting distribution to Fund shareholders of cash or cash and paired Up and Down Shares declared on prescribed distribution dates. The Fund’s Up Shares will generally be entitled to a distribution when the Fund’s Underlying Index has increased as of specified dates (“Regular Distributions”) or by more than 75% (“Special Distributions”). Similarly, the Fund’s Down Shares will generally be entitled to Regular or Special Distributions when the Underlying Index has declined. The change in the allocation of the Fund’s liquidation value to each class, as well as any resulting Regular or Special Distribution, will have a total value, after adjustment for dilution in value of shares held by the recipient following any Regular or Special Distribution, equal to the favorable, but no more than 90%, Underlying Index change since the previous distribution declaration date or since the Fund’s inception in the case of the first distribution. Regular and Special Distributions are expected to be made principally in cash, though the Sponsor will cause the Fund to make all or any part of any such distribution in paired shares where further cash distributions would have an adverse effect on the liquidity of the market for the Fund’s shares as described herein. After the first six months of trading in the Fund’s shares, the Sponsor intends to cause the Fund to continue to make Regular and Special Distributions entirely in cash, unless further distributions in cash would result in the Fund having less than $25 million in assets. The share class having an adverse experience from Underlying Index changes will receive no Regular or Special Distribution and will experience dilution in value caused by the distribution to the opposing share class. Corrective distributions of shares (“Corrective Distributions”) may occur if the Fund’s share classes’ exchange trading prices deviate persistently from the value per share representing their share class’ relative portion of the Fund’s liquidation value (“Class Value per Share”). See “Investment Objectives,” “Distributions and Distribution Dates,” and “Description of the Shares & Certain Terms of the Trust Agreement.”

The Fund will hold only cash, short-dated U.S. Treasuries or collateralized U.S. Treasury repurchases. The Fund will not invest in commodities, futures, swaps, or other assets that may track its Underlying Index.

The Fund will continuously offer and redeem its shares only in blocks of 25,000 Up Shares and 25,000 Down Shares (“Creation Units”). Only Authorized Participants may purchase and redeem Creation Units for cash. The initial purchaser may, though it is under no obligation to do so, make initial purchases of one or more Creation Units of the Fund at an initial price per share of $25.00. Thereafter, shares of the Fund will be offered to Authorized Participants in Creation Units at the Fund’s Class Values per Share for each class. See “Creation and Redemption of Shares” and “Plan of Distribution.”

All other investors may only buy or sell the Fund’s shares in the secondary market at current market prices and may incur fees or brokerage commissions on their transactions. The Fund’s Up and Down Shares will trade separately.

Investing in the shares involves significant risks. See “Risk Factors” beginning on page 26.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2016

The Fund is not suitable for all investors

The Fund is very different from most mutual funds, exchange-traded funds, commodity pools and other exchange-traded products. You should note that:

(1)	Down Shares Are Unlike Other Traditional Fund Investments. The Down Shares of the Fund pursue investment goals which are inverse to the performance of its Underlying Index, a result opposite from the results of most mutual funds, exchange-traded funds, and other exchange-traded products.
(2)	Distributions Can Reduce or Eliminate Your Desired Exposure to the Underlying Index and Cash Distributions Will Reduce the Size of the Fund. The Fund’s Regular and Special Distributions of cash, or cash and shares, will reduce your opportunity for gains arising from changes in the Fund’s Underlying Index in subsequent periods. Any Corrective Distribution will eliminate your opportunity for such gains in subsequent periods. The Sponsor intends to cause the Fund to make Regular and Special Distributions in cash, although the Sponsor will cause the Fund to make all or any part of any such distribution in paired shares instead of cash where further cash distributions would adversely affect the liquidity of the market for the Fund’s shares.

The payment of cash distributions over time is expected to cause a decline in the Fund’s Class Values. If the Fund’s Class Values decline to a significant extent, the market for the Fund’s shares may become less liquid. Moreover, a significant decline in the Fund’s Class Values may cause the Sponsor to terminate the Fund if its continued operation would be uneconomical. In any event, the Fund will always have sufficient assets to redeem all of its outstanding shares at the prevailing Class Values per Share.

When the Fund makes a distribution in paired shares, it will not issue fractional shares but will instead distribute cash in lieu of fractional shares. Regular and Special Distributions of shares will be made in equal quantities of Up Shares and Down Shares (or the cash value of such shares) only to the share class of the Fund whose Class Value per Share has increased since the beginning of the distribution measurement period that starts with the prior distribution declaration date or the inception of Fund operations in the case of the first distribution declaration date (“Measuring Period”). If a distribution is in cash, any amounts held in cash will have no responsiveness to the Underlying Index. Any portion of your Fund holdings in your portfolio that is represented by equal amounts of Up Shares and Down Shares will also have no responsiveness to any changes in the level of the Fund’s Underlying Index since change in the relative Class Values per Share of each Up Share and each Down Share will exactly offset each other with respect to changes in the Underlying Index.

(3)	If You Seek to Maintain a Maximum Exposure to the Underlying Index, You May Need to Rebalance Your Fund Investments After Every Distribution. Investors wishing to maximize exposure to the Underlying Index (in either direction) or investors wishing to compound gains over one or more distribution dates must invest any cash distributed in the class of shares aligned with their investment objectives. To the extent that a distribution is made in paired shares, investors will need to sell all shares of the class of
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shares they receive in such distribution that opposes their intended exposure to the Underlying Index and use the sale proceeds (combined with any cash distributions) to invest in the class of shares aligned with their investment objectives.

(4)	Trading Prices and Trading Transaction Costs Will Adversely Impact Your Ability to Closely Track the Underlying Index through an Investment in the Shares of the Fund. There is no assurance that an investor will be able to execute purchases and sales at any consistent or desired trading price. For example, if you initially hold Up Shares in the Fund and the Class Value per Share of the Up Shares exceeds the Class Value per Share of the Down Shares on the declaration date for the next Regular Distribution, you will receive a Regular Distribution of cash, or cash and an equal number of Up and Down Shares, whose value (in the aggregate, including all cash and any shares distributed) will represent the increase in value of your original Up Shares as of the distribution declaration date caused by the increase over the Measuring Period in the Underlying Index. If you wish to maintain a total positive exposure to the Underlying Index at the increased value of your original Up Shares after the distribution date, you will need to use any cash distributed to you to purchase additional Up Shares. To the extent you received a distribution of paired shares, you will need to sell any Down Shares that were distributed to you and use the sale proceeds plus distributed cash to purchase additional Up Shares. Both your sale of the Down Shares, if any, and the purchase of additional Up Shares will occur at trading prices and not the Class Values per Share for such shares. Moreover, your transaction in the Fund’s shares may be subject to your broker’s commissions or other charges. The trading prices you receive and your transaction expenses may impede your ability to closely track the performance of the Underlying Index through an investment in the shares of the Fund.

The Fund is designed to be utilized only by sophisticated investors who are expected to monitor and manage their position in the shares not less frequently than each distribution date.

Investors who do not intend to actively manage and monitor their Fund investments at least as frequently as each distribution date should not buy shares of the Fund. There is no assurance that the Fund will achieve its objectives and an investment in the Fund could lose money. The Fund is not a complete investment program.

Neither the Trust nor the Fund is a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, and neither is subject to regulation thereunder. Although the Sponsor is registered as a commodity pool operator with the Commodity Futures Trading Commission (“CFTC”), the Trust, and the Fund are not subject to regulation under the Commodities Exchange Act or by the CFTC.

The shares of the Fund are neither interests in nor obligations of any of the Trust’s sponsor, trustee or any of their respective affiliates. The shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

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REGULATORY NOTICES

You should rely only on the information contained in this prospectus or to which we have referred you. We do not authorize anyone to provide you with information that is different.

This prospectus does not constitute an offer or solicitation to sell or a solicitation of an offer to buy, nor shall there be any offer, solicitation, or sale of the shares in any jurisdiction in which such offer, solicitation, or sale is not authorized or to any person to whom it is unlawful to make any such offer, solicitation, or sale.

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ACCUSHARES TRUST I

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AccuShares® is a registered trademark of AccuShares Holdings LLC.

S&P®, S&P GSCI® and Standard & Poor’s® are registered trademarks of Standard & Poor’s® Financial Services LLC.

Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC.

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SUMMARY

The following is only a summary of portions of this prospectus. You should carefully read the entire prospectus before investing in the Fund’s shares. The definition of certain capitalized terms may be found in the “Glossary of Certain Terms” in Appendix G appearing before the back cover of this prospectus.

Overview

AccuShares Trust I (formerly known as AccuShares Commodities Trust I) (“Trust”) is a Delaware statutory trust organized on June 28, 2013 into separate, segregated series. The Trust may offer to sell shares of beneficial interest of the series of the Trust listed on the cover of this prospectus (“Fund”). The shares of the Fund represent a beneficial interest in and ownership of the assets of the Fund only. The Trust may offer shares of additional fund series. The term of the Trust and the Fund is perpetual unless terminated earlier by the Trust’s sponsor, AccuShares Investment Management, LLC (“Sponsor”). See “Description of the Shares & Certain Terms of the Trust Agreement.”

The shares of the Fund are designed for investors who want a cost-effective, targeted and transparent exposure to the price of light, sweet West Texas Intermediate (“WTI”) crude oil as represented by the Fund’s “Underlying Index.” The Underlying Index, S&P GSCI Crude Oil Excess Return Index, is a sub-index of the S&P GSCI Commodity Index (“S&P GSCI”), and it reflects the excess returns that are potentially available through an unleveraged investment in the contracts which comprise the Underlying Index. The only contract currently used to calculate the Underlying Index is the WTI crude oil futures contract traded on the New York Mercantile Exchange. The Fund seeks to track its Underlying Index’s changes without the need to hold any securities, commodities, futures or other financial instruments relating to the Underlying Index or the assets referenced by the Underlying Index. Instead, the Fund is expressly limited to holding only: cash; bills, bonds and notes issued and guaranteed by the United States Treasury with remaining maturities of three months or less (“eligible Treasuries”); and over-night repurchase agreements collateralized by United States Treasury securities (“eligible repos” and, together with cash and eligible Treasuries, “Eligible Assets”). See “Use of Proceeds” and “Description of the Fund Eligible Assets.”

Unlike other exchange-traded products, the Fund will engage principally in cash distributions and potentially paired share distributions to deliver to shareholders the economic exposure to the Fund’s Underlying Index. Such distributions may not represent any income or gains on the Fund’s Eligible Assets and may represent a return of a shareholder’s capital. The Fund will issue its shares in offsetting pairs, where one constituent of the pair is positively linked to the Fund’s Underlying Index (“Up Shares”) and the other constituent is negatively linked to the Fund’s Underlying Index (“Down Shares”). Therefore, the Fund will only issue, distribute, maintain and redeem equal quantities of Up and Down Shares at all times. Once issued, and before any redemption, Up Shares and Down Shares will trade separately without restriction on the NASDAQ OMX (“Exchange”). See “Distributions and Distribution Dates” and “Description of the Shares & Certain Terms of the Trust Agreement—Shares Freely Transferable.”

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The custodian will daily determine the liquidation value of the Fund attributable to each of its classes (“Class Value”), which liquidation value is based on the value of the Fund’s Eligible Assets attributable to such class, (a) plus any accrued income or gains or losses on such assets attributable to such class (“Investment Income”), (b) less all fees, expenses and taxes attributable to such class not otherwise assumed by the Sponsor, where such income and gains after deduction of such fees, expenses and taxes is referred to as the class’ “Net Investment Income.” Investment Income with respect to a class will be adjusted during any creation or redemption order settlement period for any increases or decreases in value of the Fund’s assets attributable to such class resulting from such order. The Net Investment Income and Investment Income can be positive or negative.

Since the Fund’s Eligible Assets are not managed to track the performance of the Underlying Index, the payment of cash distributions over time is expected to cause a decline in the Fund’s Class Values. See “Risk Factors—Key Risks Related to Cash Distributions and the Combination of Up Shares and Down Shares—Payment Over Time of Distributions in Cash May Cause the Fund’s Class Values to Decline. A Significant Decline in Class Values May Cause the Market for the Fund’s Shares to Become Less Liquid or the Sponsor to Terminate the Fund.”

At the inception of operations of the Fund, the Sponsor will establish the level at which each share class of the Fund will participate in the Fund’s Underlying Index. Thereafter, the custodian will daily allocate among the Fund’s Up Shares and Down Shares their respective Class Values where the Class Value for each class of the Fund is shared equally among the outstanding shares of such class. This daily allocation of Class Values results in the “Class Value per Share” for each Up Share and each Down Share of the Fund. Most important for the calculation of the Fund’s Class Values per Share – one for the Up Shares and one for the Down Shares – is the determination of the Class Value of each class of the Fund, which is based on changes in the level of the Underlying Index from the previous calculation date. Consequently, the Class Value per Share of a class of the Fund is such class’ allocation per share of the Fund’s liquidation value reflecting changes in the Fund’s Underlying Index in accordance with the linkage – positive or negative – such class has to the Underlying Index. Class Values and Class Values per Share will be posted to the Fund’s website (www.AccuShares.com). See “Investment Objectives—Pricing and Calculating of Class Value and Class Value per Share.”

The Fund is expected to engage in four types of distributions to be declared on certain dates (each a “Distribution Date”). The first type of distribution will occur at regular intervals for the Fund (“Regular Distribution”). Regular Distributions will generally occur as long as there has been a change in the level of the Underlying Index as of the Distribution Date since the prior Distribution Date or since the inception of the Fund’s operations in the case of the first Regular Distribution (in either case, the “prior Distribution Date”). Secondly, the Fund expects to declare cash distributions on each Distribution Date to the shareholders of any class of the Fund whose class Net Investment Income is positive as of such Distribution Date (each, a “Net Income Distribution”). See “Distributions and Distribution Dates—Regular Distributions” and “—Net Income Distributions.”

The other two types of distributions are not expected to regularly occur and are mechanisms intended to protect the interests of investors by providing them with the expected

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value of their shares upon specified events. Thus, the third type of distribution (“Special Distribution”) occurs when the level or value of the Fund’s Underlying Index, as measured at the close, changes by more than 75% since the prior Distribution Date but before the next Regular Distribution Date. The fourth type of distribution (“Corrective Distribution”) occurs only if the trading price of a class’ shares on the Exchange deviates for a specified length of time over a specified threshold amount from the Class Value per Share of such class. Monitoring for a Corrective Distribution will begin on the later to occur of (i) 15 calendar days after the inception of the Fund’s operations, and (ii) the commencement of the Fund’s second Measuring Period. See “Distributions and Distribution Dates—Special Distributions” and “—The Arbitrage Mechanism and Corrective Distributions.”

The Fund’s Class Values per Share will have limited responsiveness to extreme movements in its Underlying Index that occur during a single distribution measurement period that starts with the prior Distribution Date (“Measuring Period”). For any single Measuring Period in which the Fund’s Underlying Index rises or falls by more than 90%, Class Value per Share will be calculated based on a rise or fall, as applicable, of 90% and not the actual rise or fall of the Underlying Index (“Class Value per Share Limitation”). The Sponsor expects that a Special Distribution will be triggered prior to a rise or fall in the Underlying Index that will also trigger a Class Value per Share Limitation, and the Special Distribution may obviate the implementation of the Class Value per Share Limitation. Nevertheless, the Class Value per Share Limitation is designed to address the particular instance in which the value of the Underlying Index rises or falls rapidly through both the value at which a Special Distribution occurs (i.e., more than 75%) and the value at which a Class Value per Share Limitation occurs (i.e., 90%) prior to settlement of the related Special Distribution. Consequently, the Class Value per Share of the Fund’s Down Shares will not decline, and its Up Shares will not increase, by more than 90% in a single Measuring Period when the Fund’s Underlying Index is rapidly rising. Conversely, the Class Value per Share Limitation is designed to preclude the Class Value per Share of the Fund’s Up Shares from declining, and its Down Shares from increasing, by more than 90% in a single Measuring Period when the Fund’s Underlying Index is rapidly falling. If the Fund’s shares become subject to a Class Value per Share Limitation, the Fund’s Class Values per Share will not exactly reflect the value change of the Fund’s Underlying Index over a Measuring Period. See “Investment Objectives” and “Distributions and Distribution Dates.”

Distribution entitlements relating to changes in the Fund’s Underlying Index will be determined as follows:

•	Up Shares entitlements to distributions from the Fund (before adjustment for Net Investment Income) are tied to increases, if any, of the Underlying Index, subject to the Class Value per Share Limitation, and
•	Down Shares entitlements to distributions from the Fund (before adjustment for Net Investment Income) are tied to decreases, if any, of the Underlying Index, subject to the Class Value per Share Limitation.

Thus, shares of the class enjoying an increase in Class Value per Share on a Distribution Date will receive a Regular Distribution – or more infrequently, a Special Distribution – consisting of cash, or cash and matched quantities of Up and Down Shares, with a value (in the

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aggregate, including all cash and the aggregate Class Values per Share of any shares distributed) equal to the closing Class Value per Share of such class (after adjusting for any Net Income Distribution) less the closing Class Value per Share of the opposing class (after adjusting for any Net Income Distribution), except as noted below. Conversely, shares of the class whose exposure to the Fund’s Underlying Index had an adverse effect on their Class Value per Share will not receive any Regular or Special Distribution relating to changes in the Underlying Index and, instead, will experience Class Value per Share dilution caused by the distribution of cash, or cash and shares, to the opposing class shareholders, which dilution effect is expected, except as noted below, to equal in value the decline in Class Value per Share due to the unfavorable Underlying Index change as of the Distribution Date experienced by this class of shares.

Holders of shares of the class enjoying an increase in Class Value per Share on a Distribution Date receive an amount equal to the closing Class Value per Share of such class (after adjusting for any Net Income Distribution), which reflects the full favorable movement of the Underlying Index during the Measuring Period (subject to the Class Value per Share Limitation), less the closing Class Value per Share of the opposing class (after adjusting for any Net Income Distribution), which reflects the full unfavorable movement of the Underlying Index during the Measuring Period (subject to the Class Value per Share Limitation). Consequently, the value of every Regular and Special Distribution will exceed the amount attributable to the movement of the Fund’s Underlying Index (before adjustment for Net Investment Income). Nevertheless, the shares held by such holders will experience the same dilution effect as the holders of shares of the opposing class as a result of any such distribution and, accordingly, the shareholder’s net economic benefit from such distribution (before adjustment for Net Investment Income) is expected to equal the amount attributable to the movement of the Fund’s Underlying Index (subject to the Class Value per Share Limitation) as a result of such dilutive effect.

Ordinarily, Regular and Special Distributions will be made in cash, although the Sponsor will cause the Fund to make all or any part of any such distribution in paired shares instead of cash where further cash distributions would adversely affect the liquidity of the market for the Fund’s shares or impact the Fund’s ability to meet minimum asset size Exchange listing standards. After the first six months of trading in the Fund’s shares, the Sponsor intends to cause the Fund to continue to make Regular and Special Distributions in cash, unless further cash distributions would result in the Fund having aggregate Class Values of less than $25 million. See “Distributions and Distribution Dates—Determination of Regular and Special Distribution Amounts and Share Index Factors.”

The payment of cash distributions over time is expected to cause a decline in the Fund’s Class Values. If the Fund’s Class Values decline to a significant extent, the market for the Fund’s shares may become less liquid. Moreover, a significant decline in the Fund’s Class Values may cause the Sponsor to terminate the Fund if its continued operation would be uneconomical. In any event, the Fund will always have sufficient assets to redeem all of its outstanding shares at Class Value per Share. Moreover, the Fund’s Class Values per Share are always expected to decline regardless of whether Regular and Special Distributions are conducted in cash or in paired shares unless the Fund engages in reverse share splits.

After any Regular or Special Distribution by the Fund, the Fund will reset the fixed positive linear relationship of the Class Value of its Up Shares with the Fund’s Underlying Index

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(“Up Share Index Factor”) and the fixed inverse linear relationship of the Class Value of its Down Shares with the Fund’s Underlying Index (“Down Share Index Factor” and, together with the Up Share Index Factor, “Share Index Factors”). When accompanied by a Regular or Special Distribution, this resetting of the Share Index Factors causes Class Values per Share to be equal following each such distribution, where the Class Values per Share will be equal to the lowest Class Value per Share of either class calculated in determining the distribution. See “Distributions and Distribution Dates—Determination of Regular and Special Distribution Amounts and Share Index Factors.”

Investors should note that the purchase of Down Shares between dates in which the Shares Index Factors are reset at a price below the Class Value per Share of an Up Share, will have the effect of increasing the percentage responsiveness of the investor’s return to changes in the Underlying Index, measured as a percentage of the purchase price. Similarly, the purchase of Down Shares between dates on which the Shares Index Factors are reset at a price above the Class Value per Share of an Up Share will have the effect of decreasing the percentage responsiveness of the investor’s return to changes in the Underlying Index, measured as a percentage of the purchase price. See, “Distributions and Distribution Dates.”

Reverse share splits are expected to occur with Special Distributions. The Sponsor can cause the Fund to declare a forward or reverse share split in its sole discretion, but is only expected to declare reverse share splits to prevent the Class Value per Share for all shares of the Fund from approaching zero. In the event of a reverse share split, the Share Index Factors and the per share calculations for Net Investment Income will be adjusted to reflect the split to maintain continuity in tracking the Fund’s Underlying Index. See “Distributions and Distribution Dates—Determination of Regular and Special Distribution Amounts and Share Index Factors.”

The Fund is designed to be utilized by investors who are prepared to reassess their holding of the shares at least as frequently as each Distribution Date. Investors who hold shares over one or more consecutive Distribution Dates without reassessment of their Fund share portfolio may experience decreased exposure to the Fund’s Underlying Index as well as a reduced opportunity of gain and loss. See “Distributions and Distribution Dates—Investor Responses to Distributions.”

AccuShares Investment Management, LLC serves as the Sponsor of the Trust. The principal offices of the Trust and the Sponsor are located at 300 First Stamford Place – 4th Floor East, Stamford, Connecticut 06902, and their telephone number is 1-855-286-7866. See “Description of the Shares & Certain Terms of the Trust Agreement—The Sponsor.”

Investment Objectives

The Fund seeks to track the performance of the S&P GSCI® Crude Oil Excess Return Index (“Underlying Index”) occurring from the prior Distribution Date to the next Distribution Date or a Measuring Period. The Underlying Index is a sub-index of the S&P GSCI, and it reflects the excess returns that are potentially available through an unleveraged investment in the contracts which comprise the Underlying Index. The only contract currently used to calculate the Underlying Index is the WTI crude oil futures contract traded on the New York Mercantile

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Exchange. Up Shares of the Fund seek to provide investment results, before adjustment for the class’ Net Investment Income, which results correspond to the performance of its Underlying Index over a Measuring Period, whether favorable or adverse (subject to the Class Value per Share Limitation). Down Shares of the Fund seek to provide investment results, before adjustment for the class’ Net Investment Income, which results correspond to the inverse of the performance (negative one times) of its Underlying Index over a Measuring Period, whether favorable or adverse (subject to the Class Value per Share Limitation). The Underlying Index of the Fund is S&P GSCI Crude Oil Excess Return Index, also referred to as the S&P GSCI Crude Oil ER.

At all times, the number of outstanding Up Shares and the number of outstanding Down Shares of the Fund will be equal. This requirement of an equal number of Up Shares and Down Shares at all times is an important feature of the Fund, as it allows the shares of the Fund to accurately track its Underlying Index without the need for the Fund to use hedges or proxy instruments whose value, for instance, is derived from the value of an underlying asset, rate, or benchmark, including futures contracts, swap agreements, forward contracts and other similar instruments. As a result of eliminating the need to use hedges and proxy instruments, the tracking inaccuracies and costs that can arise in pooled investment vehicles that rely on such hedges and instruments will not occur in the Fund.

The Fund differs from many other fund products with respect to the manner in which the shares achieve their investment objective, positive or negative, of tracking the performance of the Underlying Index. In most funds, fund assets are acquired and managed with the objective of achieving a targeted return. The return on shares of these managed fund products is not based on the actual performance of the targeted index, but rather the investment acumen and strategy of the manager and the precision of the tools used by the manager in an attempt to proxy the targeted return. In contrast, the shares of the Fund will not rely on the investment acumen of a manager or the precision of the investment tools used by a manager for performance or for tracking the targeted Underlying Index. Rather, the return on the Fund’s shares with respect to its Underlying Index will be algorithmic and delivered to Fund investors experiencing an increase in their shares’ Class Value per Share by Regular and Special Distributions and to Fund investors experiencing a decrease in their shares’ Class Value per Share by the dilution of their shares’ Class Value per Share due to Regular and Special Distributions received by the class of shares opposing their shares.

The return on the shares also represents a total return equal to the Fund’s Underlying Index performance plus the Fund’s Net Investment Income attributable to each class of the Fund’s shares, subject to the Class Value per Share Limitation. Since the Underlying Index tracking objective of each share class of the Fund is met by the distribution rights feature of the shares, the Fund is restricted to holding Eligible Assets. The Fund will invest its assets so as to preserve its capital while, at the same time, earning an investment return that is consistent with such preservation of capital. The income and gains on the Fund’s Eligible Assets attributable to a class may be insufficient to cover the full amount of such class’ fees, expenses and taxes resulting in a negative Net Investment Income for the class. Likewise, this Net Investment Income could be positive for the class.

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Potential Advantages of Investing in the Shares

The principal potential advantages of investing in the shares include:

•	Reduced Friction and Portfolio Transaction Costs. The Fund does not transact in futures, swaps or other instruments and therefore does not incur the transaction costs of rolls of futures, rebalancing of swaps or derivatives or other trading of commodities or securities that can lead to unseen, unpredictable and significant expenses that reduce investor returns. However, purchases and sales of shares of each class of the Fund will be effected at trading prices and not such class’ Class Value per Share, and transactions in the Fund’s shares may be subject to broker’s commissions or other charges. The trading prices received, which can be higher or lower than Class Value per Share, and the transaction expense incurred may reduce investor returns. See “Distributions and Distribution Dates—Investor Responses to Distributions—Trading prices and trading transaction costs will negatively impact your ability to closely track the Underlying Index through an investment in the shares of the Fund.”
•	Reduced Counterparty Risk. Unlike many other exchange-traded products that derive their exposure from unsecured or partially secured futures contracts, swaps or similar derivative instruments, the Fund only holds Eligible Assets which are limited to cash, eligible Treasuries and eligible repos.
•	Ease and Flexibility of Investment. The shares trade on the Exchange and provide institutional and retail investors with indirect exposure to the price of WTI crude oil through the Underlying Index. The shares may be bought and sold on the Exchange like other exchange-traded securities. Retail investors may purchase and sell shares through traditional brokerage accounts. Unlike an investment in futures contracts, the shares are fully paid and involve no futures-based variation margin calls, do not require rolling from one futures contract to the next, and thereby avoid futures commission merchant fees and expenses. All of the exposure to WTI crude oil prices as measured by the Underlying Index is obtained through the shares, which do not expire as futures contracts do.
•	Investor Diversification. The shares may help to diversify an investor’s portfolio because historically commodity indices have tended to exhibit low to negative correlation with both equities and conventional bonds and positive correlation to inflation.
•	Short Exposure. The Down Shares provide short exposure without the need for borrowing or margin lending on the part of the purchasing shareholder.
•	Transparency. The Class Value and Class Value per Share of each class is transparent because it will be published daily by the Sponsor on the Fund’s website (www.AccuShares.com) and will be based on an Underlying Index published by S&P Dow Jones Indices LLC (“Index Provider”) at the end of each day the Exchange is open for regular trading (each, a “business day”). The Fund will also publish on its website a comparison of the historical Class Value per Share performance of its Up and Down Shares against the performance of its Underlying Index.
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•	Protective Features. The Fund has a series of features that help to ensure that trading prices of the shares do not persistently deviate materially from movements in its Underlying Index as reflected in the Class Value per Share.

Potential Disadvantages of Investing in the Shares Compared to Other Tracking Products

The potential disadvantages of investing in the shares include:

•	Investor Transaction Costs and Fees. Investors wishing to maximize exposure to the Fund’s Underlying Index (in either direction) or investors wishing to compound gains over one or more Distribution Dates must rebalance their investments in the Fund following distributions. If a distribution is in cash, the amount that an investor would need to reinvest in the class of shares aligned with its investment objectives would exceed the increase in Class Value per Share since the prior Distribution Date attributable to the movement of the Fund’s Underlying Index. Rebalancing transactions in the Fund’s shares following distributions, whether such distributions are paid in cash or in paired shares, may be subject to broker’s commissions or other charges. Such commissions and other charges may reduce investor returns. See “Distributions and Distribution Dates—Investor Responses to Distributions—Trading prices and trading transaction costs will negatively impact your ability to closely track the Underlying Index through an investment in the shares of the Fund.”
•	Potential Decline in Class Values Due to Cash Distributions and Redemptions. Payments of Regular and Special Distributions in cash may cause the total value of the Fund’s assets to decline. Furthermore, payments made with respect to redemption orders, which will be made in cash, could accelerate this decline. This decline in total asset value may adversely affect the liquidity of the market for the Fund’s shares, and a Corrective Distribution or dissolution of the Fund may result. See “Risk Factors—Key Risks Related to Cash Distributions and the Combination of Up Shares and Down Shares—Payment Over Time of Distributions in Cash May Cause the Fund’s Class Values to Decline. A Significant Decline in Class Values May Cause the Market for the Fund’s Shares to Become Less Liquid or the Sponsor to Terminate the Fund.”
•	Dependence on Reinvestment. Maintaining the level of capitalization of most tracking products is dependent on attracting sufficient investment to offset redemptions of their shares. This is also true for the Fund; however, the Fund must also offset payments of Regular and Special Distributions in cash to maintain its level of capitalization. Following each Regular and Special Distribution paid in cash, in the event that existing investors do not reinvest the distributed cash in Fund shares, and the demand for the Fund’s shares is not sufficient to generate creation orders to offset the resulting decline in Fund assets, this decline may adversely affect the liquidity of the market for the Fund’s shares, and a Corrective Distribution or dissolution of the Fund may result. See “Risk Factors—Key Risks Related to Cash Distributions and the Combination of Up Shares and Down Shares—Payment Over Time of Distributions in Cash May Cause the Fund’s Class Values to Decline. A Significant Decline in Class Values May Cause the Market for the Fund’s Shares to Become Less Liquid or the Sponsor to Terminate the Fund.”
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•	Creations and Redemptions in Paired Shares Only. The effectiveness of the creation and redemption process of most tracking products is dependent on the buying and selling activities of market participants. In most tracking products, market participants must transact in the investments underlying a fund’s shares in connection with the creation and redemption process (e.g., buyers of a fund’s underlying assets in the context of a redemption or sellers of a fund’s underlying assets in the context of a creation). In contrast, the Fund will only effect creations and redemptions in Creation Units composed of equal quantities of Up Shares and Down Shares. As a result, in order to maintain their desired exposure to the Fund’s Underlying Index, market participants must sell, or hedge their positions in, any shares of the class that opposes their intended exposure to the Underlying Index received in a creation. Additionally, market participants seeking to redeem shares of one class of the Fund must purchase shares of the opposing class to complete the Creation Unit to be redeemed. If market participants are unable or unwilling to buy and sell Fund shares in sufficient amounts to promote an effective creation and redemption process, the liquidity of the market for the Fund’s shares may be adversely affected, and a Corrective Distribution or dissolution of the Fund may result. See “Risk Factors—Key Risks Related to Cash Distributions and the Combination of Up Shares and Down Shares—The Fund Will Only Effect Creations and Redemptions in Creation Units Composed of Equal Quantities of Up Shares and Down Shares. If Market Participants are Unable or Unwilling to Buy and Sell Shares in Sufficient Amounts to Promote an Effective Creation and Redemption Process This May Cause the Market for the Fund’s Shares to Become Less Liquid or the Sponsor to Terminate the Fund” and “Creation and Redemption of Shares.”

Protective Features of the Fund

Arbitrage Mechanism. Similar to other exchange-traded products, the Fund will rely on the share creation and redemption process to reduce any premium or discount that may occur in the Fund’s share trading prices on the Exchange relative to that share’s Class Value per Share. Shares in the Fund may be created or redeemed only by certain broker-dealers or other securities market participants who are direct participants (“DTC Participants”) in The Depository Trust Company (“DTC”) such as banks, brokers, dealers, or trust companies, who have entered into Authorized Participant Agreements with the Sponsor, as sponsor of the Trust, on behalf of the Fund (“Authorized Participants”). The creation/redemption process is important for the Fund in providing Authorized Participants with an arbitrage mechanism through which they may keep share trading prices in line with each share’s Class Value per Share.

As the Fund’s shares trade intraday on the Exchange, their market prices will fluctuate due to simple supply and demand. The following scenarios generally describe the conditions surrounding a creation/redemption:

•	If the market price of a share of the Fund exceeds its Class Value per Share, an Authorized Participant can purchase shares through a cash payment as part of a Creation Unit from the Fund, and then sell the new shares on the market at a profit, taking into account the value of both classes of shares. This process of increasing the supply of shares is expected to bring the trading price of a share back to its Class Value per Share.
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•	If the Class Value per Share exceeds the market price of a share of the Fund, an Authorized Participant can purchase shares on the market in an amount equal to a Creation Unit and redeem them for cash at their Class Values per Share at a profit, taking into account the value of both classes of shares. This process of increasing the demand for shares on the Exchange through decreasing supply is expected to raise the trading price of a share to meet its Class Value per Share.

These processes are referred to as the “arbitrage mechanism.” The arbitrage mechanism helps to minimize the difference between the trading price of a share of the Fund and its Class Value per Share. Over time, these buying and selling pressures should balance out, and a share’s market trading price is expected to remain at a level close to its Class Value per Share. The arbitrage mechanism provided by the creation and redemption process is designed, and required, in order to maintain the relationship between the market trading price of shares and their Class Values per Share between Distribution Dates. The Class Value per Share Limitation is not expected to have an impact on the arbitrage mechanism because it serves to limit the responsiveness of the Fund to extreme Underlying Index movements and will apply regardless of any premium or discount condition in the Fund’s shares’ trading prices.

Unlike other exchange-traded products, and for the protection of investors in the Fund, the Fund has an additional set of protective features built in to the shares to improve tracking of their intended Underlying Index.

These protective features include:

•                     Regular Distributions;

•                     Special Distributions; and

•                     Corrective Distributions.

Regular Distributions. After each Regular Distribution is declared, the Fund will reset its Share Index Factors. An investor receiving distributions can then undertake a range of actions with respect to the distributions which include increasing exposure to the Underlying Index, decreasing exposure to the Underlying Index, or maintaining exposure to the Underlying Index. The Fund will declare Net Income Distributions and Regular Distributions on the 15th day of each calendar month, or the next following business day if the scheduled Net Income and Regular Distribution Date is not a business day. See “Distributions and Distribution Dates—Regular Distributions” and “—Investor Responses to Distributions.”

Special Distributions. Special Distributions are a measure designed to protect the Fund and the investors in the Fund during periods when the Fund’s Underlying Index experiences unexpected degrees of volatility. The Fund will declare a Special Distribution and effect a resetting of the Share Index Factors, as well as declare a Net Income Distribution if any class of the Fund has positive Net Investment Income, between Regular Distribution Dates where the change in the Underlying Index, as measured at the close, exceeds 75% since the prior Distribution Date.

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A reverse share split may also be executed in conjunction with any Special Distributions. Reverse share splits will be declared in order to maintain the Class Value per Share for each class of shares despite a significant move in the Underlying Index. In the event of a reverse share split, the Share Index Factors and the per share calculations for Net Investment Income will be adjusted to reflect the split to maintain continuity in tracking the Fund’s Underlying Index. See “Distributions and Distribution Dates—Notification of Distributions and Share Splits” and “Distributions and Distribution Dates—Special Distributions.”

Corrective Distributions. The Fund has been established with a formulaic process that continuously measures for any material deviation between the Class Value per Share of the shares and the closing trading prices of the shares as reported on the Exchange where the measured closing trading prices are based on one or more trades occurring within the last 30 minutes of trading. If the closing trading price for a share on any business day is not based on one or more trades occurring on the Exchange during the last 30 minutes of that day, the trading price for that day will not be used for the purposes of measuring for a Corrective Distribution. Following the later to occur of (1) the expiration of 15 calendar days following the inception of the Fund’s operations and (2) the commencement of the Fund’s second Measuring Period, if the closing trading prices of the shares of the Fund deviate from their Class Value per Share by 5% or more over three consecutive business days, the Fund will declare a Corrective Distribution in addition to a Regular Distribution or Special Distribution on the next scheduled Regular Distribution Date or Special Distribution Date if previously triggered. In a Corrective Distribution, each share (including those to be distributed in the related Regular or Special Distribution) will be resolved into a risk neutral position comprised of an equal number of Up Shares and Down Shares. The Corrective Distribution will distribute (1) a number of Down Shares equal to the number of outstanding Up Shares to the Up Shares holders and (2) a number of Up Shares equal to the number of outstanding Down Shares to the Down Shares holders. The Corrective Distribution will also involve a Regular or Special Distribution, as applicable, to the applicable class of shares if the Fund’s Class Values per Share differ on the Distribution Date. A Corrective Distribution will be utilized to reduce the likelihood of material and persistent disparities between Class Value per Share and trading prices as well as to limit the duration of any such disparities. In the event that the closing trading price as reported on the Exchange is based on one or more trades that occurred before the last 30 minutes of trading on the Exchange on any day, or the Fund’s Underlying Index is not published on any day, a Corrective Distribution will not be measured by, or triggered on, that day.

Once the requirements for a Corrective Distribution are triggered, the Corrective Distribution will be declared on the next available Regular or Special Distribution Date. Each Corrective Distribution will cause each holder of either an Up Share or a Down Share to have an equal number of both Up and Down Shares where the resulting total Class Values per Share of the combined class holdings after the Corrective Distribution will reflect values indicated by the total Class Value per Share of the shares held before the Corrective Distribution. A Corrective Distribution may be accompanied by a reverse share split in order to reduce Fund share counts.

Any Corrective Distribution will cause each holder of shares of each class to receive the return defined by the differential in Class Values per Share of such class calculated on the prior Distribution Date and the Distribution Date of the Corrective Distribution. In this way, each investor will receive a distribution declared on the related Distribution Date based on Class

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Value per Share rather than secondary market trading prices for shares that may deviate materially and persistently from their Class Value per Share. A Corrective Distribution causes the Fund to deliver more accurate returns to investors related to the performance of the Fund’s Underlying Index at the expense of an investor’s ability to maintain relative Up Share and Down Share positions. Investors who wish to reestablish a specific Up Share or Down Share position should be prepared to buy, sell, or otherwise transact in the shares following a Corrective Distribution. See “Distributions and Distribution Dates—Investor Responses to Distributions.”

The Sponsor expects that Corrective Distributions will not regularly occur. The Sponsor believes that the existence of the Corrective Distribution process in the Fund will discourage attempts by traders to manipulate share trading or closing prices and should therefore reduce the occurrences of material and persistent deviations of share trading prices from Class Value per Share. The Corrective Distribution process essentially supplements the arbitrage mechanism for those rare situations where the arbitrage mechanism fails. See “Distributions and Distribution Dates—Corrective Distributions.”

The Corrective Distribution trigger thresholds are established for the protection of all existing shareholders’ returns and to protect the ability of Authorized Participants to effect arbitrage driven creations and redemptions in the Fund’s Creation Units. The presence of the Corrective Distribution trigger also benefits incremental purchasers by driving the alignment of market prices with Class Value per Share and by reducing the risk that market prices deviate materially and persistently from Class Value per Share. Corrective Distributions will occur for the Fund after the closing trading price for any class of the Fund’s shares deviates from its Class Value per Share by 5% or more for three consecutive business days. Furthermore, only closing trading prices based on trades which have occurred within 30 minutes of a market close will be used for the purposes of measuring for a Corrective Distribution.

Notification of Distributions and Share Splits. The Fund, when engaging in a Regular Distribution, a Special Distribution, a Corrective Distribution or a Net Income Distribution, will provide at least three business days’ advance notice (or longer advance notice as may be required by the Exchange), measured with respect to the record date of such an event. When engaging in a share split, the Fund will provide at least ten calendar days’ advance notice (or longer advance notice as may be required by the Exchange), measured with respect to the record date of such an event. In each instance, the Sponsor will notify the Exchange, and post a notice of such event and its details on the Fund’s website (www.AccuShares.com).

With respect to Regular Distributions, the information provided will consist of the schedule of distributions and associated Distribution Dates, and a notification, as of the Distribution Date for such Regular Distribution, on the Fund’s website (www.AccuShares.com) as to whether or not the Regular Distribution will occur. For Regular Distributions that occur on schedule, the Sponsor will cause a press release to be issued identifying the receiving class, the amount of cash, the amount of paired shares (if any), and any other information the Sponsor deems relevant regarding the distribution and post such information on the Fund’s website. This information will also be contained in the Fund’s quarterly and annual reports on Forms 10-Q and 10-K and annual reports to shareholders.

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With respect to Special Distributions, Corrective Distributions and share splits, the information provided will include the relevant ex-, record and payment dates for each such event and relevant data concerning each such event. These events will also be reported in press releases, on the Fund’s website (www.AccuShares.com) and under current reports on Form 8-K as material events as well as the Fund’s periodic reports.

The Fund will also provide notice on its website (www.AccuShares.com) at the close of any business day during a Measuring Period when the Underlying Index first experiences a 50% increase or decrease in its level since the prior Distribution Date (a “Significant Index Movement Alert”).

In addition, notice of Net Income Distributions for each class of the Fund, if any, will also be included in the notifications of Regular, Special and Corrective Distributions. In the event of a Significant Index Movement Alert, notice of any Net Income Distribution that would occur in the event that a Special Distribution is subsequently triggered will be included in the Significant Index Movement Alert.

Reverse share splits will be declared to maintain a positive Class Value per Share for either the Up Shares or the Down Shares should the Class Value per Share of either class approach zero. Reverse share splits are expected to occur in the context of Special Distributions and are expected to be triggered after Class Value per Share declines below $4.00. No other share splits are expected to occur, although the Sponsor will have the right to declare in its sole discretion a share split, either forward or reverse, pursuant to the Second Amended and Restated Trust Agreement of the Trust, as may be further amended and restated from time to time (“Trust Agreement”). Any share split declared at the Sponsor’s discretion will be subject to at least ten calendar days’ notice to investors

Investor Responses to Distribution Dates. Investors in the Fund who wish to maintain a maximum exposure, a targeted absolute exposure, or a targeted relative exposure to the Fund’s Underlying Index over multiple Distribution Dates should reassess their positions following all cash and share distributions, and all Fund resets relating to the Share Index Factors. The Fund will not compound investor gains or otherwise rebalance investor positions to maximize investor exposure. The Fund is designed to make Regular Distributions of cash and shares, as applicable, to facilitate regular distribution of investor gains and to promote a deliberate and regular reassessment by investors of their investment in the Fund.

Regular and Special Distributions and Distribution Dates—Value of Distributions

As described above, the Sponsor will cause the Fund to declare Regular Distributions solely on scheduled Regular Distribution Dates and Special Distributions under limited circumstances.

The Sponsor will cause the Fund to allocate accrued income or gains or losses on the Fund’s Eligible Assets to each share class as such class’ “Net Investment Income” on a daily basis, where such allocation is equal to the amount of such accrued income or gains or losses multiplied by a fraction the numerator of which is the closing Class Value per Share of the referenced class and the denominator of which is the sum of the closing Class Values per Share

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of both classes of the Fund. Where the Net Investment Income for a class of shares is positive, such class of shares will receive a Net Income Distribution equal to such excess amount as declared on each Distribution Date.

When the Class Values per Share of the Up Shares and the Down Shares of the Fund differ at the close of a Measuring Period (after adjusting for any Net Income Distribution for such shares), the share class with the higher Class Value per Share is expected to receive a Regular or Special Distribution as declared on that Distribution Date.

The value of a distribution relating to each of the Fund’s Up Shares (where such shares are valued at their respective Class Values per Share) entitled to a distribution declared on a Distribution Date will be equal to the positive amount, if any, of the closing Class Value per Share of the Fund’s Up Shares (after adjusting for any Net Income Distribution) less the closing Class Value per Share of the Fund’s Down Shares (after adjusting for any Net Income Distribution).

The value of a distribution relating to each of the Fund’s Down Shares (where such shares are valued at their respective Class Values per Share) entitled to a distribution declared on a Distribution Date will be equal to the positive amount, if any, of the closing Class Value per Share of the Fund’s Down Shares (after adjusting for any Net Income Distribution) less the closing Class Value per Share of the Fund’s Up Shares (after adjusting for any Net Income Distribution).

Regular and Special Distributions will ordinarily be made in the form of cash during the first six months of trading in the Fund’s shares. Thereafter, the Fund will pay all or any part of any Regular or Special Distribution in paired shares instead of cash where further cash distributions would adversely affect the liquidity of the market for the Fund’s shares or impact the Fund’s ability to meet minimum asset size Exchange listing standards. All payments made in paired shares shall be made in equal numbers of Up and Down Shares. To the extent a share distribution would result in the distribution of fractional shares, cash in an amount equal to the value of the fractional shares will be distributed rather than fractional shares.

The Sponsor expects that the Fund will make Regular and Special Distributions in paired shares instead of cash under the following circumstances, provided that the Fund has a sufficient number of shares under an effective registration statement to make the distribution in shares:

•	after the Fund’s shares have been trading for at least six months, if a distribution in cash would result in the Fund having aggregate Class Values of less than $25 million;
•	if the Fund cannot liquidate its eligible Treasuries or eligible repos on reasonably acceptable terms in such time as will permit the Fund to pay a distribution in cash;
•	if a distribution of cash would impair the Fund’s ability to meet an Exchange listing requirement; or
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•	if the Sponsor becomes aware of any specific or general fund size limitation in the formal and written policy of any institutional investor who may hold shares of the Fund, if a distribution of cash would cause the Fund to not meet such minimum size limitations.

The expected payment of Regular and Special Distributions in paired shares under the foregoing circumstances is not an indication of the Fund’s ability to make Regular and Special Distributions in cash while at all times maintaining sufficient assets to redeem all of its outstanding shares at their respective Class Values per Share. The Fund will always have sufficient assets to redeem all of its outstanding shares at Class Value per Share because Class Value per Share is based directly on the net assets of the Fund. Rather, the expected payment of Regular and Special Distributions in paired shares under the foregoing circumstances is primarily intended to limit the impact of paying distributions in cash on the liquidity of the market for the Fund’s shares by ensuring that the Fund’s assets remain at a level that is attractive to many investors. There can be no assurance, however, that payment of Regular and Special Distributions in paired shares will ensure a liquid market for the Fund’s shares. If the liquidity of the market for the Fund’s shares is impaired, the Fund’s shares may trade at a premium or discount to their Class Value per Share. If such premium or discount continues to exist for a sufficient length of time over a sufficient amount to trigger a Corrective Distribution, the Corrective Distribution will cause each holder of shares of each class of the Fund to receive the return defined by the differential in Class Values per Share of such class calculated on the prior Distribution Date and the Distribution Date of the Corrective Distribution, rather than by secondary market trading prices. In the event that the Sponsor determines that the Fund will pay Regular and Special Distributions in paired shares, the Fund will file a current report on Form 8-K with the Securities and Exchange Commission (“SEC”) reporting such determination.

For any single Distribution Date associated with a Regular or Special Distribution the relationship between Class Value per Share and distribution entitlement for the Up Shares of the Fund and the Fund’s Underlying Index will be the Up Share Index Factor. Similarly, for any single Distribution Date, the relationship between Class Value per Share and distribution entitlement for the Down Shares of the Fund and the Fund’s Underlying Index will be the Down Share Index Factor. The Down Share Index Factor will equal negative one times the Up Share Index Factor. See “Distributions and Distribution Dates—Determination of Regular and Special Distribution Amounts and Share Index Factors.”

Class Value and Class Value per Share

The Fund’s custodian will calculate both the Class Values of the Fund and the Class Value per Share of each class of the Fund once each business day. The Class Value of each class of the Fund will be calculated by determining the liquidation value of such class.

At any date of determination, Class Value of a specific class means the value of the Fund’s Eligible Assets, adjusted for the Fund’s total Net Investment Income, multiplied by a fraction the numerator of which is the closing Class Value per Share of the referenced class and the denominator of which is the sum of the closing Class Values per Share of both classes of the Fund. Class Value is calculated using accounting methods consistently applied under the accrual method of accounting. In particular, the Class Value of each class of the Fund includes any credit or debit attributable to such class accruing to the Fund but unpaid or not received by the

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Fund. Expenses, fees and taxes are accrued daily and taken into account for purposes of determining the Class Value of each class. Expenses, fees and taxes shall be accrued in advance for all non-business days at the end of the immediately preceding business day.

The total Class Values per Share of all outstanding shares of the Fund cannot exceed the Fund’s aggregate Class Values. The Class Values per Share of all the shares of the Fund is by definition the Fund’s aggregate Class Values, and each pair of shares at all times has a redemption price (or creation price) equal to the aggregate Class Values of the Fund divided by the number of pairs of shares outstanding.

Furthermore, the Fund’s assets will never be leveraged. The Fund will incur liabilities only for customary items, including the management fee the Fund pays the Sponsor (“Management Fee”) and federal, state and local taxes, as applicable, and such liabilities will be applied daily to reduce the Class Values of the Fund. The Sponsor will directly assume liabilities for expenses related to service provider fees and reimbursable expenses, and expenses related to audits, tax compliance and preparation of Fund tax reporting to shareholders. See “Trust and Fund Expenses.”

Index Disruption and Replacement Index

In the event that the Fund’s Underlying Index is not published as required under the Underlying Index licensing agreement (an “Index Disruption”), the Sponsor will use commercially reasonable efforts to (1) reestablish publication of the Underlying Index and (2) identify and secure a replacement index (a “Replacement Index”) that is substantially similar to the Underlying Index. The first 30 business days following an Index Disruption or until the Underlying Index is reestablished or a Replacement Index is secured, whichever is earlier, is known as an “Index Disruption Period.” An Index Disruption may cause the Exchange to suspend or halt trading in the Fund’s shares for the duration of any Index Disruption Period.

The Fund will permit creations and redemptions on business days during any Index Disruption Period. The Sponsor will cause the Fund’s custodian to use the last published Underlying Index level to determine Class Values per Share for creation and redemption orders submitted during an Index Disruption Period. Since creations and redemptions are always effected in Creation Units composed of equal amounts of Up Shares and Down Shares, the cash payment required to create or redeem a Creation Unit is unaffected by changes in the Fund’s Underlying Index between Distribution Dates. Such Class Values per Share determined during an Index Disruption Period will be daily adjusted for each share class’ Net Investment Income.

The Fund will not make any Regular or Special Distributions during an Index Disruption Period. Moreover, the trading prices, if any, for the Fund’s shares on any day during an Index Disruption Period will not be used for the purposes of measuring for a Corrective Distribution. Net Income Distributions that would be declared on Regular Distribution Dates (but not Special Distribution Dates) falling within an Index Disruption Period will still be declared on such dates.

If the Fund’s Underlying Index resumes publication after an Index Disruption, a Regular or Special Distribution, as the case may be, that was to have been declared during the Index Disruption Period will then be declared, along with any Net Income Distribution, on the date the

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Underlying Index resumes publication. Thereafter, distributions for the Fund will occur as expected according to the parameters existing before the Index Disruption.

If a Replacement Index is selected, the Fund will operate using the Replacement Index from the date the Fund adopts the Replacement Index, and will make adjustments to its Share Index Factors as of the prior Distribution Date before the Index Disruption based on the level of the Replacement Index as of such prior Distribution Date. Regular, Special and Corrective Distributions will resume under a Replacement Index from the date of the Fund’s adoption of its Replacement Index. No effect will be given to any Regular or Special Distribution that was to have occurred during the Index Disruption Period if the Fund adopts a Replacement Index. Consequently, a Special Distribution would only be declared on the date a Replacement Index is adopted if the Replacement Index level on the date of such adoption compared to the Replacement Index level on the prior Distribution Date before the Index Disruption reached the threshold for the Fund’s Special Distribution. Likewise, a Regular Distribution would only be declared on the date a Replacement Index is adopted if such date was a scheduled Regular Distribution Date and the Replacement Index level changed from its level on the prior Distribution Date before the Index Disruption.

If an Index Disruption Period expires and a Replacement Index has not been selected, the Sponsor will select three independent valuation experts unaffiliated with the Sponsor to calculate the fair value of the Underlying Index at the close of trading on the last business day of the Index Disruption Period. The Fund will then liquidate and distribute the proceeds to the holders of shares of each class based upon their respective Class Values per Share, using the median index value of the three valuation experts. Upon the occurrence of an Index Disruption and any selection of a Replacement Index or termination of the Fund, the Fund will notify the Exchange, issue a press release, post a notice of such event on the Fund’s website (www.AccuShares.com) and file a current report on Form 8-K with the SEC reporting such event. See “Investment Objectives—Pricing and Calculating of Class Value and Class Value per Share.”

Class Value and Class Value per Share Calculation Times

The Class Values and Class Values per Share of the Fund are expected to be calculated by the Fund’s custodian based on the closing of the Exchange on each business day, or at an earlier time as set forth on the Fund’s website (www.AccuShares.com) if necessitated by the Exchange closing early.

Publication of Pricing Information

The Class Values and Class Values per Share of the Fund will be posted on each business day on the Fund’s website (www.AccuShares.com).

Net Income Distributions

Whenever the Fund declares a Regular or Special Distribution, the Fund will determine whether any of its classes has a positive Net Investment Income. Shareholders of any class that has a positive Net Investment Income will receive a Net Income Distribution concurrently with the Regular or Special Distribution. Net Income Distributions may occur for any class regardless

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of whether such class receives a Regular or Special Distribution on that date. See “Distributions and Distribution Dates—Net Income Distributions.”

Purchases and Sales in the Secondary Market on the Exchange

The shares of the Fund are listed on the Exchange under the following symbols and CUSIP numbers:

	Trading Symbol	CUSIP Number
AccuShares S&P GSCI Crude Oil Excess Return Fund:
AccuShares S&P GSCI Crude Oil Excess Return Up Shares	OILU	00439V 888
AccuShares S&P GSCI Crude Oil Excess Return Down Shares	OILD	00439V 870

Secondary market purchases and sales of shares will be subject to ordinary brokerage commissions and charges. The shares of the Fund trade on the Exchange, like any other listed security traded on the Exchange. Investors will realize a loss or gain on their investment in the Fund’s shares based on the trading prices of the shares on the secondary market, which are expected to track their respective Class Values per Share.

Creation and Redemption of Shares

Shares in the Fund may be created or redeemed only by Authorized Participants. Shares may be created and redeemed by Authorized Participants from time to time, but only in one or more Creation Units of the Fund. A Creation Unit is a basket of 25,000 Up Shares and 25,000 Down Shares of the Fund. The Fund will not create or redeem fractional Creation Units.

The amount payable for the creation or redemption of a Creation Unit will equal the aggregate Class Values per Share of each Up Share and each Down Share in the Creation Unit as of the end of the business day during which the order for such creation or redemption is submitted prior to the applicable cut-off time. If the date on which such creation or redemption is submitted is not a business day, the Class Values per Share will be determined as of the next business day.

Creation and redemption orders will be settled on the third business day after the order is accepted. Settlement will be effected through: (1) the Continuous Net Settlement (“CNS”) clearing process of the National Securities Clearing Corporation (“NSCC”), as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment (“DVP”) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous.

Redemption requests will be met by distributing cash on hand or by selling the non-cash Eligible Assets for cash and then distributing such cash. The value of all Eligible Assets of the Fund is expected to be always sufficient to redeem all shareholders at once at any time.

Authorized Participants will pay a transaction fee of $600 per order plus 0.005% of the aggregate order value to the Fund custodian in connection with each order for the creation or

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redemption of Creation Units. The transaction fee is intended to defray the transfer agent’s cost for processing the creation and redemption orders and the Sponsor’s Trust offering registration fee expense. The transaction fee may be reduced, increased or otherwise changed by the Sponsor at its sole discretion. See “Creation and Redemption of Shares.”

Intra-Day Indicative Class Value per Share

The Exchange will publish the intra-day indicative Class Values per Share of the Fund based on the prior business day’s final Class Values per Share, adjusted every 15 seconds throughout the business day to reflect the continuous changes in Underlying Index of the Fund. The intra-day indicative Class Values per Share of the Fund on any given day will not include any accrual of that day’s Net Investment Income.

Other Investors

Retail investors may purchase and sell shares through traditional brokerage accounts. Purchases or sales of shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The Index Provider and the Underlying Index

The Underlying Index is owned, constructed, calculated and published by the Index Provider. The Index Provider is unaffiliated with the Trust and the Sponsor. For more information about the construction and maintenance of the Underlying Index, see “Description of the Underlying Index.”

The Sponsor

AccuShares Investment Management, LLC, a Delaware limited liability company, serves as sponsor of the Trust. The Sponsor was formed on December 16, 2013 and is wholly-owned, directly and indirectly, by AccuShares Holdings LLC, a Delaware limited liability company and a member of the Sponsor. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, AccuShares Holdings LLC is not responsible for the debts, obligations, and liabilities of the Sponsor solely by reason of being a member of the Sponsor. The Sponsor has only limited experience in operating entities like the Trust and the Fund. The Sponsor is registered as a commodity pool operator with the Commodity Futures Trading Commission (“CFTC”) and is a member in good standing of the National Futures Association, but the Trust and the Fund are not subject to regulation under the Commodities Exchange Act of 1936 (“CEA”) or by the CFTC. The initial purchaser with respect to the Fund is the Sponsor. The Sponsor has undertaken to provide the CFTC with certain reporting information with respect to the Fund, and the Sponsor may continue or discontinue such reporting based on the then prevailing guidance. The principal office of the Sponsor is located at 300 First Stamford Place – 4th Floor East, Stamford, Connecticut 06902.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the business of the Fund. Specifically, the Sponsor, among other things:

•	Selects the Fund’s service providers;
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•	Negotiates various fees and agreements; and
•	Performs such other services as the Sponsor believes that the Trust may require from time to time.

Management Fee

Each class of the Fund pays the Sponsor the Management Fee, monthly in arrears, in an amount equal to 0.29% of its average daily Class Value, calculated on the basis of a 365-day year.

The Sponsor receives the Management Fee and otherwise bears all the routine ordinary expenses of the Fund, including the fees and reimbursable expenses of the trustee of the Trust (“Trustee”), the investment advisor to the Fund (“Investment Advisor”), the custodian, the administrator, the transfer agent, the Index Provider and the marketing agent. The Fund bears all its tax liabilities, which are accrued daily, and its extraordinary, non-recurring expenses that are not assumed by the Sponsor under the Trust Agreement. Expenses, fees and taxes shall be accrued in advance for all non-business days at the end of the immediately preceding business day.

No other fee is paid by the Fund. The Management Fee is paid in consideration of the Sponsor’s management and administrative services and the other services provided to the Fund for which the Sponsor pays directly.

The shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of the Fund offered hereby is speculative and involves a high degree of risk.

The Trustee

Wilmington Trust, N.A., a national banking association, acts as the sole Trustee under the Trust Agreement for the purpose of creating the Trust as a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee has only nominal duties and liabilities under the Trust Agreement to the Trust and the Fund. The Trustee will have no duty or liability to supervise or monitor the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. Wilmington Trust, N.A. also serves as the Investment Advisor for the Fund pursuant to the Non-Custody Investment Advisory Agreement by and among the Trust, on behalf of each of its separate fund series, the Sponsor and the Investment Advisor (“Investment Advisory Agreement”). See “Use of Proceeds,” “Description of the Fund Eligible Assets,” “Description of the Shares & Certain Terms of the Trust Agreement” and “The Trustee.”

Authorized Participants

Each Authorized Participant must be (1) a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as

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a broker-dealer to engage in securities transactions, (2) a DTC Participant, and (3) a party to an Authorized Participant Agreement with the Sponsor, as sponsor of the Trust, on behalf of the Fund setting forth the procedures for the creation and redemption of Creation Units in the Fund (an “Authorized Participant Agreement”). Only Authorized Participants may place orders to create or redeem one or more Creation Units. A list of the current Authorized Participants can be obtained from the Sponsor. The Sponsor will provide the form of the Authorized Participant Agreement.

Transfer Agent

State Street Bank and Trust Company, a Massachusetts trust company, serves as the transfer agent for the Fund pursuant to appointment by the Sponsor and the terms of the agreement to provide certain services to the Fund (“Transfer Agency and Service Agreement”). The transfer agent, among other things, provides transfer agent services with respect to the creation and redemption of Creation Units. The transfer agent will receive from Authorized Participants creation and redemption orders and deliver acceptances and rejections of such orders to Authorized Participants as well as coordinate the transmission of such orders and instructions among the Sponsor and the Authorized Participants.

Custodian

State Street Bank and Trust Company, a Massachusetts trust company, serves as the custodian for the Fund pursuant to appointment by the Trust and the terms of a domestic custodian agreement (“Custodian Agreement”). The custodian will hold the Fund’s securities and cash, and will perform the Fund’s Class Value and Class Value per Share calculations.

Administrator

State Street Bank and Trust Company, a Massachusetts trust company, serves as the administrator for the Fund pursuant to appointment by the Sponsor and the terms of an administration agreement (“Administration Agreement”). The administrator, among other things, performs or supervises the performance of services necessary for the operation and administration of the Fund (other than making investment decisions or providing services provided by other service providers), including accounting and other fund administrative services.

The Marketing Agent

Foreside Fund Services, LLC, a Delaware limited liability company (“Foreside”), serves as the marketing agent pursuant to the terms of a marketing agent agreement (“Marketing Agent Agreement”) and assists the Sponsor with certain functions and duties relating to marketing of the Fund, including reviewing and approving marketing materials. The Sponsor pays the marketing agent’s fees and reimbursable expenses. See “Plan of Distribution.”

Clearance and Settlement

The shares of the Fund are evidenced by global certificates that the Fund issues to DTC. The shares of the Fund are available only in book-entry form. Shareholders may hold shares of

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the Fund through DTC, if they are DTC Participants, or indirectly through entities that are DTC Participants.

Use of Proceeds

Proceeds from the issuance of the Fund’s shares will be invested only in Eligible Assets. See “Use of Proceeds.”

Additional Expenses of the Fund and the Shareholders

Except for the Management Fee and certain expenses, costs and taxes described below, the Fund will not bear any further expenses. See “Trust and Fund Expenses” and “Description of the Shares & Certain Terms of the Trust Agreement—The Sponsor.” As described below, the Sponsor will pay all additional expenses of the Fund and the Trust. The Fund’s expenses, fees and taxes shall be accrued in advance for all non-business days at the end of the immediately preceding business day.

Organization and Offering Expenses	Expenses incurred in connection with organizing the Trust and the Fund and the registration and initial offering of its shares will be paid by the Sponsor. Expenses incurred in connection with the continuous offering of shares of the Fund after the commencement of its trading and operations will also be paid by the Sponsor.
Routine Operational, Administrative, and Other Ordinary Expenses	The Sponsor will pay all of the routine operational, administrative, and other ordinary expenses of the Fund, including, but not limited to, computer services expenses, the fees and expenses of the Trustee, the Investment Advisor, the custodian, the administrator, the transfer agent, the Index Provider, the marketing agent and any other service providers of the Fund, legal and accounting fees and expenses, filing fees, and printing, mailing and duplication costs.
Non-Recurring Fees and Expenses	All extraordinary, non-recurring expenses (referred to as extraordinary fees and expenses in the Trust Agreement), if any, will be borne by the Fund. Extraordinary, non-recurring expenses include, without limitation, legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such fees and expenses, by their nature, are unpredictable with respect to timing and amount. Extraordinary fees and expenses affecting the Trust as a whole will be prorated to each series of the Trust according to its respective aggregate Class Values. The Sponsor generally will allocate the Fund’s extraordinary fees and expenses to each share class of the Fund in proportion to the Class Value of such class.
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Brokerage Commissions	Retail investors may purchase and sell shares through traditional brokerage accounts. Investors may be charged a customary commission by their brokers in connection with purchases or sales of shares that will vary from investor to investor and may reduce investor returns. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
Other Transaction Costs	The Fund bears other transaction costs including those incurred in connection with the management of the Fund’s Eligible Assets and management of the collateral backing the Fund’s eligible repos as well as the trading spreads and financing costs/fees, if any, and other costs relating to the purchase of eligible Treasuries and eligible repos. The Sponsor generally will allocate the Fund’s transaction costs to each share class in proportion to the Class Value of such class.
Federal, State and Local Taxes	Since the Fund is expected to be treated as a corporation for income tax purposes, federal, state and local taxes, if any, will be accrued daily by the Fund and will reduce the Class Values of the Fund. The Sponsor generally will allocate the Fund’s taxes to each share class in proportion to the Class Value of such class. All taxes payable by the Fund with respect to any period preceding commencement of the Fund’s operations will be paid by the Sponsor.

As discussed, the Fund also imposes on each Authorized Participant transaction fees to offset, or partially offset, the transfer agent’s cost for processing creation and redemption orders and the Sponsor’s Trust offering registration fee expense. Currently, the transaction fee applicable to each creation and redemption transaction is $600 per order plus 0.005% of the aggregate order value. The transaction fee may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.

Fund Termination

The Fund can be liquidated at the sole discretion of the Sponsor. The Sponsor anticipates that the following circumstances may cause the Fund to liquidate:

•	certain changes in law;
•	an inability to register new shares;
•	an inability to secure a Replacement Index after an Index Disruption Period expires;
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•	failure to meet the Exchange listing requirements; or
•	the Fund size being too small to cover its fixed expenses and such condition being expected by the Sponsor to continue.

The Trust Agreement provides that, upon liquidation of the Fund, its assets, if any, will be distributed pro rata to the shareholders of the Fund based upon the Class Value per Share for each class of shares. Each shareholder will receive its share of the Fund’s assets in cash.

Fiscal Year

The fiscal year of the Fund ends on December 31 of each year.

Financial Information

The Fund has only recently been organized and has a limited financial history.

U.S. Federal Income Tax Considerations

For U.S. federal income tax purposes, the Trust intends to treat (i) the Fund as a separate taxable corporation, (ii) the shares of the Fund as stock therein and (iii) each investor in the Fund as a shareholder in the Fund. The Trust Agreement provides that, by accepting a share in the Fund, the holder agrees to such treatment. The Fund will send the appropriate Internal Revenue Service Form 1099s to its investors, and post to the Fund’s website (www.AccuShares.com) Internal Revenue Service Form 8937s, each year reporting the Fund’s distributions to its investors.

As a result of the foregoing treatment, distributions of cash to a beneficial owner of the Fund’s shares, whether pursuant to a Regular, Special or Net Income Distribution, generally will be taxed as a dividend to the extent of the Fund’s current and accumulated earnings and profits for U.S. federal income tax purposes. Any distribution of cash in excess of the Fund’s current and accumulated earnings and profits will reduce a beneficial owner’s adjusted tax basis in such owner’s shares and, to the extent such distribution exceeds such adjusted tax basis, will result in capital gain. See “U.S. Federal Income Tax Considerations” for a discussion of the material U.S. federal income tax considerations applicable to an investment in the shares of the Fund.

Reports to Shareholders

The Fund will furnish annual, quarterly and current reports in the manner required by the rules and regulations of the SEC, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accountants.

The annual, quarterly and current reports and other filings made with the SEC by the Fund will be posted on the Fund’s website (www.AccuShares.com). Additional reports may be posted on the Fund’s website at the discretion of the Sponsor or as required by regulatory authorities. See “Description of the Shares and Certain Terms of the Trust Agreement—Reports to Shareholders” and “Where You Can Find More Information.”

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Emerging Growth Company Status

The Trust is an “emerging growth company” as defined under the Jumpstart Our Business Startups Act (“JOBS Act”). The Trust will remain an “emerging growth company” for up to five years, or until the earliest of:

•	the last day of the first fiscal year in which its total annual gross revenues exceed $1 billion,
•	the date that it becomes a “large accelerated filer” as defined in Rule 12b-2 under Securities Exchange Act of 1934 (“Exchange Act”), which would occur if the market value of its shares that are held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter, or
•	the date on which it has issued more than $1 billion in non-convertible debt during the preceding three year period.

As an “emerging growth company,” the Trust may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) as long as it is a “non-accelerated filer,” which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter, issuers that have not been subject to the requirements of Section 13(a) or 15(d) of the Exchange Act for a period of at least 12 calendar months and issuers that have not filed at least one annual report pursuant thereto.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (“Securities Act”) for complying with new or revised accounting standards. Under this provision, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Trust is choosing to “opt out” of such extended transition period and, as a result, will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that this decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

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RISK FACTORS

Before investors invest in the shares, they should be aware that there are various risks. Investors should consider carefully the risks described below together with all of the other information included in this prospectus before they decide to purchase any shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any prospectus supplement or post-effective amendment filed with the SEC in the future.

Key Risks Related to Cash Distributions and the Combination of Up Shares and Down Shares

Payment Over Time of Distributions in Cash May Cause the Fund’s Class Values to Decline. A Significant Decline in Class Values May Cause the Market for the Fund’s Shares to Become Less Liquid or the Sponsor to Terminate the Fund.

The Sponsor intends that distributions of cash will be a significant, if not the entire, component of Regular, Special and Net Income Distributions. Since the Fund’s Eligible Assets are not managed to track the performance of the Underlying Index, the payment of cash distributions over time is expected to cause a decline in the Fund’s Class Values, and the Fund must offset payments of distributions in cash through creations to maintain its level of capitalization. Furthermore, payments made with respect to redemption orders, which will be made in cash, could accelerate this decline. If the Fund’s Class Values decline to a significant extent, the market for the Fund’s shares may become less liquid. A less liquid market for the Fund’s shares would increase the difficulty for an investor seeking to acquire or sell Fund shares at a desirable price. An illiquid market would prevent an investor from buying or selling shares at any price. Moreover, a significant decline in the Fund’s Class Values may cause the Sponsor to terminate the Fund if its continued operation would be uneconomical. Such a Fund liquidation may not occur at a time that is opportune or convenient to the Fund’s shareholders.

The Receipt of Distributions of Cash Will Reduce an Investor’s Opportunity for Gain in Subsequent Periods.

Following a Distribution Date, investors in the Fund’s shares may receive distributions of cash. Generally, the receipt of such a distribution will be associated with positive outcomes and a gain on investment for the Measuring Period related to the distribution. The receipt of a distribution in cash will generally reduce an investor’s exposure to the Fund’s Underlying Index for the investors who take no action in relation to distributions since the cash distributed has no link to the Underlying Index. Investors should reevaluate their position in the shares regularly, and in particular, investors who receive a distribution of cash should consider purchases of additional Fund shares to align their holding in the shares to their investment objectives. See “Distributions and Distribution Dates—Investor Responses to Distributions.”

The Receipt of Distributions of Shares Will Reduce an Investor’s Opportunity for Gain in Subsequent Periods.

Following a Distribution Date, investors in the Fund’s shares may receive distributions of shares. Generally, the receipt of such a distribution will be associated with positive outcomes and a gain on investment for the Measuring Period related to the distribution. Received

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distributions of shares will, however, generally reduce an investor’s exposure to the Fund’s Underlying Index for the investors who take no action in relation to distributions since the returns of matched quantities of Up Shares and Down Shares offset each other. Investors should reevaluate their position in the shares regularly, and in particular, investors who receive a distribution of shares should consider sales, purchases or other redeployments of such assets to align their holding in the shares to their investment objectives. See “Distributions and Distribution Dates—Investor Responses to Distributions.”

Transaction Costs Relating to Transactions Involving the Cash or Shares Received in a Distribution Will Adversely Impact Investor Returns over Multiple Distribution Dates.

Investors who receive distributions of cash, shares or a combination thereof may seek to achieve a particular investment objective which would necessitate sales of Fund shares, purchases of additional Fund shares or a combination thereof. Investors who transact in the shares in response to distributions received cannot be assured of being able to buy or sell shares at any specific price at any specific time. Further, investors who seek to transact in the shares in response to a distribution may be negatively impacted by a combination of factors including but not limited to: (i) adverse changes in share trading price, (ii) a material bid-offer spread where the price at which shares can be sold differs materially from the price at which shares can be purchased, and (iii) investor transaction costs and fees charged by parties unrelated to the Fund.

The Class Values of One or Both of the Fund’s Share Classes May Deviate by Material Amounts from the Trading Prices Realizable by an Investor.

The trading prices realizable by an investor seeking to purchase or sell Shares may deviate materially from the applicable Class Value per Share. Such deviation may vary in duration, magnitude, and direction and may be due to a variety of factors including the activities of traders and market makers and the prices of proxy or hedge instruments that traders and market makers may use to hedge, risk manage, and price the Shares.

A Corrective Distribution Will Eliminate an Investor’s Opportunity for Gain Relating to the Underlying Index in Future Periods If Such Investor Fails to Rebalance Its Fund Investments.

Following a Corrective Distribution, each shareholder of the Fund’s Up Shares (including any newly distributed Up Shares relating to the current Distribution Date) will receive a number of Down Shares equal to the number of Up Shares held by or to be distributed to such shareholder, and each shareholder of the Fund’s Down Shares (including any newly distributed Down Shares relating to the current Distribution Date) will receive a number of Up Shares equal to the number of Down Shares held by or to be distributed to such shareholder. Shares may not be distributed in fractional amounts and shareholders may receive cash in lieu of fractional shares where a fraction of a share amount results from the calculation of a shareholder’s distribution entitlement.

After a Corrective Distribution, each shareholder of the Fund will hold an equal amount of Up Shares and Down Shares and distributed cash, and each shareholder of the Fund will have no net exposure to changes in the Fund’s Underlying Index following a Corrective Distribution.

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Up Shares may increase in value due to upward changes in the level of the Underlying Index in subsequent periods; however any gain realized by holding the Up Shares will be completely offset where an equal number of Down Shares is held. Similarly, Down Shares may increase in value due to downward changes in the level of the Underlying Index in subsequent periods; however any gain realized by holding the Down Shares will be completely offset where an equal number of Up Shares is held.

As a result of a Corrective Distribution, a shareholder who does not sell, trade, or otherwise dispose of their post-Corrective Distribution holdings will forgo gains relating to upward and downward changes in the Underlying Index until they alter their holdings such that unequal numbers of Up Shares and Down Shares are held. While the holding of matched quantities of Up Shares and Down Shares following a Corrective Distribution will prevent any loss to the investor due to future Underlying Index changes, such a holding will also prevent the realization of any potential gains from future Underlying Index changes.

A Special Distribution Will Alter the Timing of Distributions to Investors and Such Distributions Will Reduce an Investor’s Opportunity for Gain Relating to the Underlying Index in Subsequent Periods.

Upon the occurrence of very large moves in the Underlying Index between scheduled Distribution Dates, the Fund will declare a Special Distribution.

As with Regular Distributions, following a Special Distribution Date, investors in the Fund’s shares may receive distributions of cash, shares or a combination thereof. Generally, the receipt of such a distribution will be associated with positive outcomes and a gain on investment for the Measuring Period related to the distribution. Received distributions of cash or shares will, however, generally reduce an investor’s exposure to the Fund’s Underlying Index for the investors who take no action in relation to distributions because cash has no link to the Underlying Index and the returns on matched quantities of Up Shares and Down Shares offset each other. Investors should reevaluate their position in the shares regularly, and in particular, investors who receive a distribution of cash or shares should consider sales, purchases or other redeployments of such assets to align their holding in the shares to their investment objectives. See “Distributions and Distribution Dates—Investor Responses to Distributions.”

Net Income Distributions May Not Occur. The Class Value of a Class May Decline Due to Negative Net Investment Income, Which Will Impact Negatively the Class Value per Share of All Shares of the Class and May Deplete the Fund’s Assets.

The Fund’s assets will be held solely in Eligible Assets. The positive amount of any Net Investment Income will be distributed to the entitled class following a related Distribution Date as a Net Income Distribution. There can be no assurance that a class will have any positive Net Investment Income or otherwise be able to make a Net Income Distribution at any time.

Net Investment Income may be zero or negative in periods in which short-term interest rates are low. Consequently, the aggregate Class Values of the Fund may decline over time and the Class Value per Share of each share class of the Fund may experience a downward adjustment unrelated to changes in the Underlying Index. When both of the Fund’s Class Values

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are declining due to an aggregate negative Net Investment Income, the Fund’s aggregate assets may be depleted. Such a depletion of assets may also occur if a negative Net Investment Income of one class of shares of the Fund exceeds a positive Net Investment Income of the other class.

The Fund Will Only Effect Creations and Redemptions in Creation Units Composed of Equal Quantities of Up Shares and Down Shares. If Market Participants are Unable or Unwilling to Buy and Sell Shares in Sufficient Amounts to Promote an Effective Creation and Redemption Process This May Cause the Market for the Fund’s Shares to Become Less Liquid or the Sponsor to Terminate the Fund.

The Fund will only effect creations and redemptions in Creation Units composed of equal quantities of Up Shares and Down Shares. As a result, in order to maintain their desired exposure to the Fund’s Underlying Index, market participants must sell, or hedge their positions in, any shares of the class that opposes their intended exposure to the Underlying Index received in a creation. Additionally, market participants seeking to redeem shares of one class of the Fund must purchase shares of the opposing class to complete the Creation Unit to be redeemed. If market participants are unable or unwilling to buy and sell Fund shares in sufficient amounts to promote an effective creation and redemption process, the liquidity of the market for the Fund’s shares may be adversely affected, which may cause the Sponsor to terminate the Fund if its continued operation would be uneconomical. Such a Fund liquidation may not occur at a time that is opportune or convenient to the Fund’s shareholders. See “Creation and Redemption of Shares.”

The Purchase of Either the Up Shares or the Down Shares Could Result in the Total Loss of an Investor’s Investment.

The Fund’s shares seek to provide investment results that correspond, before adjustment for Net Investment Income, to the performance of the Fund’s Underlying Index or the inverse of the performance its Underlying Index between Distribution Dates, subject to the Class Value per Share Limitation. The assets of the Fund are not actively managed by traditional methods that seek to effect portfolio changes with a view toward obtaining positive results under all market conditions. Rather, the assets of the Fund are limited to Eligible Assets that are held for liquidity purposes and with a view toward a short-term return and the preservation of capital. Consequently, the Fund’s Eligible Assets are not managed to provide a maximum long-term return and even a share class experiencing a favorable Underlying Index change can experience losses if the Fund’s aggregate Class Values decline significantly. If the Fund’s aggregate Class Values decline to zero, the Fund’s Up Shares and Down Shares will lose all value, causing a total loss to all Fund investors.

Risks Specific to the Underlying Index and Its Referenced Commodity

The Shares Represent Exposures to the Price of WTI crude oil, and Therefore are Speculative and Involve a High Degree of Risk.

The shares of the Fund represent exposures to the price of WTI crude oil. Those exposures involve a significant degree of risk and may not be suitable or appropriate for you.

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The shares are intended for sophisticated, professional and institutional investors. You may lose your entire investment in the shares of any class.

WTI Crude Oil Prices are Volatile and May Cause a Loss in the Value of the Shares.

The Fund’s Class Values per Share will be affected by movements in WTI crude oil prices generally and by the way in which those prices and other factors affect the level or value of the Underlying Index.

WTI crude oil price measures generally may fluctuate widely and may be affected by numerous factors, including:

•	Global or regional political, economic or financial events and situations, particularly war, terrorism, societal breakdown, insurrection, expropriation and other activities, which lead to disruptions in supply from countries that are major WTI crude oil producers;
•	Investment trading, hedging, or other activities conducted by large trading houses, producers, users, hedge funds, commodities funds, governments, or other speculators which could impact global supply or demand;
•	Governments and large official sector institutions that have large WTI crude oil holdings or may establish major WTI crude oil positions. For example, nations with centralized or nationalized oil production and organizations such as the Organization of Petroleum Exporting Countries (“OPEC”) control large physical quantities of oil. If one or more of these institutions decides to buy or sell WTI crude oil in amounts large enough to cause a change in world prices, the Class Value per Share of the shares will be affected;
•	In addition to the organized political and institutional trading-related activities described above, peaceful political activity such as imposition of regulations or entry into trade treaties may greatly influence WTI crude oil prices;
•	Significant increases or decreases in the available supply of WTI crude oil due to natural or technological factors. Natural factors would include depletion of known cost-effective sources for a WTI crude oil, the impact of severe weather on the ability to produce or distribute WTI crude oil or unusual climatological conditions impacting the demand for WTI crude oil. Technological factors, such as increases in availability created by new or improved extraction, refining, and processing equipment and methods or discovery of substitutes for WTI crude oil or decreases caused by failure or unavailability of major refining and processing equipment (for example, shutting down or constructing oil refineries), may also materially influence the supply of WTI crude oil;
•	The future rates of economic activity and inflation, particularly in countries which are major consumers of WTI crude oil;
•	Major discoveries of sources of WTI crude oil; and
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•	Disruptions to the infrastructure or means by which WTI crude oil is produced, distributed and stored, which are capable of causing substantial price movements in a short period of time.

Prices of WTI crude oil and Underlying Index levels may fluctuate widely and may be affected by:

•	Commodity prices generally;
•	The impact of liquidity in futures contracts on trading activities on a commodities futures exchange that is a source of price discovery for WTI crude oil;
•	Price activity and supply or demand developments for alternate forms of crude oil (e.g., Brent crude, Oman crude, Urals crude and OPEC reference basket);
•	The recent proliferation of commodity-linked exchange-traded products and their unknown effect on the commodity and commodity futures markets; and
•	Trading activity specific to WTI crude oil including, but not limited to, the trading activity relating to spot delivery settlement and forward delivery settlement and the relative pricing differentials, if any, between settlement dates.

The impact of changes in the price of WTI crude oil will affect investors of the Fund and the particular share classes in which investors invest. Daily decreases in the price of WTI crude oil will negatively impact the daily performance of the Up Shares. Likewise, daily increases in the price of WTI crude oil will negatively impact the daily performance of the Down Shares. A share’s exposure to the WTI crude oil markets may also subject the share to greater volatility than investments in traditional securities.

Changes or Disruptions in the Fund’s Underlying Index May Cause a Material Adverse Effect on the Performance of the Fund’s Shares.

The Trust Agreement allows for a change in the Underlying Index used to value the Fund’s shares. Such change shall be instituted on such terms as approved by the Sponsor in its sole discretion; provided, however, that no substitution of the Underlying Index may result in a change in the Class Values per Share of the Fund at the time of substitution or a change in the referenced commodity tracked by the original Underlying Index (WTI crude oil). The Sponsor may allow use of a different index provided that investors are given a minimum of 30 calendar days’ notice of the intended change in instances not related to an Index Disruption. Shares held following any such change may be adversely affected as the replacement Underlying Index may not perform at the same level as the original Underlying Index.

Additionally, changes implemented by the Index Provider or other events that affect the composition and valuation of the Fund’s Underlying Index could adversely affect the Class Value per Share of the Fund’s shares.

Further, calculation of the Underlying Index may not be possible or feasible, under certain events or circumstances that are beyond the reasonable control of the Sponsor, which in

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turn may adversely impact the Underlying Index and/or the related shares. Additionally, Underlying Index calculations may be disrupted by system disruptions or market emergencies, which may have an adverse effect on the Class Values per Share of the shares.

The Failure of the Underlying Index to Publish Its Values as Expected May Result in Tracking Error between the Market Price of a Share and its Class Value per Share Causing the Shares to Trade at a Premium or Discount to Their Class Value per Share. Investors Purchasing at a Premium May Lose Money If Underlying Index Publication Resumes.

At any time, the price at which shares trade on the Exchange (or any other exchange or market on which they may be quoted or traded) may not reflect accurately their Class Value per Share. In the event of an Index Disruption with respect to the Fund, the Fund’s shares may trade at a premium or discount to their Class Value per Share. Investors who pay a premium risk losing the premium if publication of the Underlying Index resumes.

Trading Spreads Can Widen or Premiums or Discounts Can Arise in the Market Prices of the Fund’s Shares due to Non-Concurrent Trading Hours of the Exchange and the Markets for WTI crude oil.

The market price of a share may be influenced by non-concurrent trading hours between the Exchange and the market in which WTI crude oil is traded. The shares of the Fund trade, or will trade, on the Exchange, from 9:30 a.m. to 4:00 p.m. (New York time). The Underlying Index tracked by the Fund, however, may have different fixing or settlement times. Consequently, liquidity in the Underlying Index or WTI crude oil may be reduced after such fixing or settlement time. As a result, during the time when the Exchange is open but after the applicable fixing or settlement time of the Fund’s Underlying Index, trading spreads and the resulting premium or discount on the shares of the Fund may widen, and, therefore, may increase differences between Class Values per Share and the trading prices of the shares.

Underlying Index Calculations Are Made Wholly by the Index Provider and Any Errors, Discontinuances or Changes in Such Calculations May Have an Adverse Effect on the Class Values of the Shares.

The Fund is not affiliated with the Index Provider and has no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding the Index Provider’s methods or policies relating to the calculation of the Underlying Index. The policies of the Index Provider concerning the calculation of the level of the Underlying Index, additions, deletions or substitutions of referenced commodities as components of the Underlying Index and the manner in which changes affecting WTI crude oil are reflected in the Underlying Index could adversely affect the value of the Underlying Index and, therefore, the market values and Class Values per Share of the Fund’s shares.

In certain circumstances under the Trust Agreement, including an Index Disruption, the Sponsor may, but is not required to, secure a Replacement Index. While the Sponsor is required to act in good faith and in a commercially reasonable manner, (1) it owes no duty to any shareholder or the Trustee in respect of any determination made by it and (2) any such

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Replacement Index, while substantially similar, may differ from the Underlying Index. In the event of an Index Disruption, the Fund may be subject to liquidation.

The Shares of the Fund Will Not Be Responsive to Extreme Movements in Its Underlying Index due to the Class Value per Share Limitation. As a Result, the Return on the Shares May Not Match the Return Expected Based on the Underlying Index Movement.

The shares of the Fund will not be responsive to extreme movements which occur in its Underlying Index during a single Measuring Period due to the Class Value per Share Limitation. Consequently, investors may not be able to accurately hedge their positions through the use of proxy hedges. To the extent the Class Value per Share Limitation occurs with respect to the Fund, the return on the Fund’s shares will not match the return expected based on the movement of its Underlying Index.

Risks Related to the Fund

The Fund has No Operating History, and, as a Result, Investors Have No Performance History to Serve as a Factor for Evaluating an Investment in the Fund.

The Fund has no operating history upon which to evaluate an investor’s investment in the Fund. Although past performance is not necessarily indicative of future results, if the Fund had a longer performance history, such performance history might provide investors with more information on which to evaluate an investment in the Fund. Likewise, the Underlying Index has a limited history, whereas a longer history might provide investors with more information on which to evaluate an investment in the Fund’s shares.

The Sponsor Has Only Limited Experience Managing Investment Vehicles.

The Sponsor is recently formed, and has not previously managed any investment vehicles other than the AccuShares Spot CBOE VIX Fund (the “Spot VIX Fund”), which recently commenced operations. There can be no assurance that the past experience of the Sponsor’s management team will be sufficient to successfully operate the Fund.

The Fund May Incur, and Will Bear the Costs of Any, Non-Recurring and Unusual Fees and Expenses, Which Costs Would Decrease the Fund’s Class Value per Share for Each Class and Adversely Impact an Investment in the Shares. The Class Values of the Fund, When Adjusted for Net Investment Income, Will Not Replicate the Exact Value of the Fund’s Underlying Index.

All non-recurring and unusual fees and expenses (referred to as extraordinary fees and expenses in the Trust Agreement), such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses, if any, will be borne by the Fund. The payment of extraordinary fees and expenses by the Fund will result in a corresponding decrease in the Fund’s aggregate Class Values and the Class Values per Share of its share classes. Any decrease in the Class Value per Share of a class due to the payment of extraordinary fees and expenses may cause a significant loss to shareholders, result in increased tracking error of Fund performance against its referenced Underlying Index or result in termination of the Fund at a time that is disadvantageous to shareholders. Any reduction or increase in Class Values of the

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Fund due to negative or positive Net Investment Income will cause the Fund’s share classes’ Class Values per Share to deviate from the exact changes in value of the Fund’s Underlying Index, thereby increasing the Fund’s tracking error over a Measuring Period.

The Inability to Register or Otherwise Obtain Regulatory Approval for the Sale of Additional Shares, Among Other Things, May Result in Tracking Error between the Market Price of a Share and its Class Value per Share Causing the Shares to Trade at a Premium or Discount to Their Class Value per Share. Investors Purchasing at a Premium May Lose Money If These Factors Are Later Alleviated. The Trading Prices of the Shares of the Spot VIX Fund Have at Times Materially Deviated from Their Respective Class Values per Share, and There Can Be No Assurance Such Material Deviations Could Not Occur for the Shares of the Fund.

At any time, the trading price of the Fund’s shares on the Exchange may not reflect the Class Value per Share of those shares. Premium pricing of the Fund’s shares to their Class Value per Share may result from a number of conditions, including, but not limited to, the Trust’s inability to obtain regulatory approval from the SEC, Financial Industry Regulatory Authority, Inc. (“FINRA”), or other regulators for the registration or sale of additional shares of the Fund. Investors who pay a premium risk losing the premium if demand for shares abates or the Fund is able to offer and sell more shares.

Although the Fund has not commenced operations, one series of the Trust, the Spot VIX Fund, recently commenced operations. Although the Fund does not track the same underlying index and does not have exactly the same mechanical operation for tracking its underlying index as the Spot VIX Fund, we are including information regarding premium or discount pricing of the Spot VIX Fund’s shares during the period between the commencement of the Spot VIX Fund’s operations, May 19, 2015, through May 26, 2016. During this period, the largest closing trading price premium to Class Value per Share of the Up Shares of the Spot VIX Fund was a 30.78% premium on March 2, 2016, and the largest discount was 24.03% discount on August 25, 2015. During the same period, the largest closing trading price premium to Class Value per Share of the Down Shares of the Spot VIX Fund was a 357% premium on August 21, 2015, and the largest discount was 17.23% discount on March 16, 2016.

The following table sets forth the largest single day premium and largest single day discount, in each case between the closing trading price and Class Value per Share of a class of the Spot VIX Fund, during the quarterly periods noted.

Quarterly Period Beginning on	Spot VIX Fund Class of Shares	Date	Largest Premium / (Discount)
May 19, 2015 (1)	Up Shares	May 21, 2015	19.35%
	Down Shares	June 29, 2015	25.30%
	Up Shares	June 29, 2015	(17.49)%
	Down Shares	May 22, 2015	(17.20)%
July 1, 2015	Up Shares	July 31, 2015	13.63%
	Down Shares	August 21, 2015	357% (2)
	Up Shares	August 25, 2015	(24.03)%
	Down Shares	July 21, 2015	(10.70)%

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October 1, 2015	Up Shares	December 23, 2015	20.10%
	Down Shares	December 11, 2015	20.54%
	Up Shares	December 11, 2015	(9.88)%
	Down Shares	December 22, 2015	(11.77)%
January 1, 2016	Up Shares	March 2, 2016	30.78%
	Down Shares	January 8, 2016	35.02%
	Up Shares	January 20, 2016	(19.40)%
	Down Shares	March 16, 2016	(17.23)%
April 1, 2016 (3)	Up Shares	April 13, 2016	25.19%
	Down Shares	May 18,2016	1.66%
	Up Shares	April 28, 2016	(0.22)%
	Down Shares	April 22, 2016	(16.86)%

(1) The Spot VIX Fund commenced operations on May 19, 2015.

(2) The 357% premium on the Down Shares of the Spot VIX Fund occurred during an extremely volatile day in which its underlying index value increased by 46% (and 115% since the prior Measurement Period) and the aggregate value of Down Shares of the Spot VIX Fund which traded at the maximum premium at the close on August 21, 2015 was approximately $9,200.

(3) The period beginning April 1, 2016 is measured through May 26, 2016.

The Spot VIX Fund declared a Special Distribution on August 21, 2015, due to large movements in its underlying index. The value of its underlying index increased by more than 115% between Measurement Periods, which triggered a Special Distribution in which 90% of the Spot VIX Fund’s assets were distributed in cash. After the Special Distribution, the Class Value per Share was less than $2.00 and, therefore, the Spot VIX Fund was vulnerable to small deviations between Class Value per Share and share trading prices, which ultimately triggered Corrective Distributions.

The closing trading prices of the Up Shares and Down Shares of the Spot VIX Fund deviated from their respective Class Values per Share by 10% or more for at least three consecutive business days one time during the period between May 19, 2015 and June 30, 2015, and would have triggered a Corrective Distribution if the Spot VIX Fund were measuring for Corrective Distributions at such time. However, the Spot VIX Fund did not begin measuring for Corrective Distributions until July 16, 2015; as a result, no Corrective Distribution was declared during this period. During the period from July 1, 2015 to February 29, 2016, the closing trading prices of the Up Shares and Down Shares deviated from their respective Class Value per Share by 10% or more for at least three consecutive business days during August 19, 20 and 21 and again during September 16, 17 and 18. These periods of deviation triggered a Corrective Distribution, payable on September 20, 2015 and October 22, 2015, respectively.

The Sponsor is uncertain as to the reasons behind these premium and discount trading prices for the Spot VIX Fund and whether the Fund could expect to experience similar premium and discount trading prices. Although Corrective Distributions are

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intended to reduce the occurrences of material and persistent deviations of share trading prices from Class Value per Share, there can be no assurance that they will be effective, and investors should be aware that premium and/or discount trading prices may continue. Investors who pay a premium risk losing the premium if trading prices converge to Class Value per Share, and investors who purchase shares at a discount to Class Value per Share risk losing their investment if the discount grows.

There are Credit and Liquidity Risks Associated with Eligible Repos.

The Fund’s assets may be held in cash, eligible Treasuries, or eligible repos. Collateralized repurchase agreements for eligible repos involve an agreement to purchase a security and to sell that security back to the original seller at an agreed-upon price. The resale price reflects the purchase price plus an agreed-upon incremental amount which is unrelated to the coupon rate or maturity of the purchased security. As protection against the risk that the original seller will not fulfill its obligation, the buyer receives collateral marked-to-market daily, and maintained at a value at least equal to the sale price plus the accrued incremental amount. Although the collateralized repurchase agreements that the Fund enters into require that counterparties (which act as original sellers) over-collateralize the amount owed to the Fund with U.S. Treasury securities, there is a risk that such collateral could decline in price at the same time that the counterparty defaults on its obligation to repurchase the security. If this occurs, the Fund may incur losses or delays in receiving proceeds. To minimize these risks, the Fund typically enters into transactions only with major global financial institutions.

Bankruptcy or Insolvency of a Counterparty to the Fund’s Eligible Repos or the Collateral Custodian for Such Repos May Impair or Delay the Fund’s Ability to Pay for the Redemption of Its Shares, Cause Its Shares to Trade at a Discount to Their Class Value per Share or Otherwise Cause Investors to Lose All or a Substantial Part of Their Investment and Also Cause It to Make Regular or Special Distributions in Paired Shares.

There is a risk that the collateral held by the collateral agent pursuant to the Fund’s eligible repos would not be immediately or ultimately available for liquidation and transfer to the Fund upon the bankruptcy or insolvency of a repurchase agreement counterparty or the collateral agent, including due to court proceedings necessary to prove and enforce the Fund’s rights in and to the collateral. Such proceedings could take months or longer, during which time the Class Values of the Fund would be impaired and the Fund would not track its Underlying Index and during which time redemptions by Authorized Participants and liquidity in secondary markets

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could be suspended. Additional expense would be incurred by the Fund to enforce rights in such proceedings with no guarantee of success. Consequently, the Fund’s shares could trade at a discount to their Class Value per Share or an investor could lose all or a substantial part of their investment in shares. The Fund may also make Regular or Special Distributions in paired shares rather than cash as a result of such bankruptcy or insolvency.

Investors Cannot Be Assured of the Sponsor’s Continued Services, the Discontinuance of Which May Be Detrimental to the Fund.

Investors cannot be assured that the Sponsor will be able to continue to service the Fund for any length of time. If the Sponsor discontinues its activities on behalf of the Fund, the Fund may be adversely affected, as there may be no entity servicing the Fund for a period of time.

The Lack of Active Trading Markets for the Shares of the Fund May Result in Losses on Investors’ Investments at the Time of Disposition of Shares.

Although the shares of the Fund are or will be publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the shares of the Fund will develop or be maintained. If investors wish to sell their shares at a time when no active market for them exists, the price investors receive for their shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist.

Investors May Be Adversely Affected by Redemption or Creation Orders That Are Subject to Postponement, Suspension or Rejection under Certain Circumstances.

The Fund may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the Exchange is closed, or when trading is suspended or restricted on the Exchange, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or redemption order is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Fund. In addition, the Fund may reject a purchase order or redemption order if the order is not in proper form as described in the Authorized Participant Agreement, if the Sponsor believes that the order would have adverse consequences to the Fund or its shareholders, if the fulfillment of the order would be unlawful or if circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations or redemptions. Any such postponement, suspension or rejection of redemptions could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the Class Value per Share of a share class or the aggregate Class Values of the Fund declines during the period of delay. The Fund disclaims any liability for any loss or damage that may result from any such postponement suspension or rejection. Postponement or suspension of creation privileges may adversely impact how the shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from their respective Class Values per Share.

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Competing Claims of Intellectual Property Rights May Adversely Affect the Fund and an Investment in the Shares.

Although the Sponsor does not anticipate that claims relating to intellectual property will adversely impact the Fund, it is impossible to provide definite assurances that no such negative impact will occur. The Sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties could allege ownership as to such rights and may bring an action in asserting their claims. To the extent any action is brought by a third party asserting such rights, the expenses incurred in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Fund.

The Fund and Its Service Providers May Be Prone to Cyber Security Risks.

The Fund and its service providers may be prone to operational and information security risks resulting from breaches in cyber security. A breach in cyber security refers to both intentional and unintentional events that may cause the Fund to lose proprietary information, suffer data corruption, or lose operational capacity. Breaches in cyber security include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information or various other forms of cyber-attacks. Cyber security breaches affecting the Fund, the Sponsor, the Investment Advisor, the Transfer Agent, the Administrator, the Custodian, the Index Provider, financial intermediaries and other third-party service providers may adversely impact the Fund. For instance, cyber security breaches may interfere with the processing of shareholder transactions, impact the Custodian’s ability to calculate the Fund’s Class Values and Class Values per Share, cause the release of private shareholder information or confidential business information, impede investment activities, subject the Fund to regulatory fines or financial losses and/or cause reputational damage. The Fund may also incur additional costs for cyber security risk management purposes.

Investors May Be Adversely Affected by an Overstatement or Understatement of the Class Value of a Class or Its Class Value per Share due to the Valuation Method Employed on the Date of Such Calculation.

The custodian will calculate both the Class Value of each class and its Class Value per Share. The Class Value of each class of the Fund will be calculated by determining the value of the Eligible Assets held by the Fund attributable to such class based on changes in the Fund’s Underlying Index (subject to the Class Value per Share Limitation) and Net Investment Income. The Class Value per Share of each share of the Fund will be calculated by the custodian by taking its class’ Class Value and dividing it by the number of shares of such class outstanding at the time of determination. There can be no assurance that the custodian’s determination of the value of the Fund’s Eligible Assets will be accurate, and any inaccuracy may result in an overstatement or understatement of the Class Value of a class of the Fund or its Class Value per Share.

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Shareholders’ Interest Is Limited to the Value of the Fund’s Assets.

Shares will be interests solely in the Fund. In particular, the Fund’s shares will not be interests in, obligations or responsibilities of, or guaranteed by, other series of the Trust, the Trust, the Trustee, the Sponsor, the Index Provider, any direct or indirect shareholder, or any Authorized Participant. If the net proceeds received by the Fund upon its realization of its assets are less than the aggregate amount payable in such circumstances in respect of the Fund, the interests of a shareholder in respect of the Fund will be limited to the amount of the net proceeds so realized. No other assets of the Trust or assets of any other series of the Trust will be available for payment of such shortfall, and the rights of shareholders to receive any further amounts in respect of such interests shall be extinguished.

The Liquidity of the Shares May Also Be Affected by the Withdrawal from Participation of Authorized Participants, Which Could Adversely Affect the Market Price of the Shares.

In the event that one or more Authorized Participants which have substantial interests in the shares withdraw from participation, the liquidity of the shares will likely decrease, which could adversely affect the market price of the shares and result in investors incurring a loss on their investment.

Shareholders that Are Not Authorized Participants May Only Purchase or Sell Their Shares in Secondary Trading Markets, and the Conditions Associated with Trading in Secondary Markets May Adversely Affect an Investor’s Investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. Such creations and redemptions will always be effected in pairs. All other investors that desire to purchase or sell shares must do so through the Exchange or in other markets, if any, in which the shares may be traded.

The Applicable Exchange May Halt Trading in the Shares of the Fund Which Would Adversely Impact an Investor’s Ability to Sell Shares.

Trading in shares of the Fund may be halted due to market conditions or, in light of the applicable Exchange rules and procedures, for reasons that, in the view of such Exchange, make trading in shares of the Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified decline or rise in a market index (e.g., the Dow Jones Industrial Average) or in the market price of the Fund’s shares. Additionally, the ability to short sell the Fund’s shares may be restricted when there is a 10% or greater change from the previous business day’s official closing price. There can be no assurance that the requirements necessary to maintain the listing of the shares of the Fund will continue to be met or will remain unchanged.

There May Be Circumstances that Could Prevent the Fund from Being Operated in a Manner Consistent with Its Investment Objective and Principal Investment Strategies.

There may be circumstances outside the control of the Sponsor and/or the Fund that make it, for all practical purposes, impossible to process a purchase or redemption order. Examples of

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such circumstances include: natural disasters; public service disruptions or utility problems such as those caused by fires, floods, extreme weather conditions, and power outages resulting in telephone, telecopy, and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the aforementioned parties, as well as DTC, NSCC, or any other participant in the purchase process; and similar extraordinary events. Accordingly, while the Sponsor has implemented and tested a business continuity plan that transfers functions of any disrupted facility to another location and has effected a disaster recovery plan, circumstances, such as those above, may prevent the Fund from being operated in a manner consistent with its investment objective and principal investment strategies.

Risks Related to Legal Form of the Fund

Shareholders Do Not Have the Protections Associated with Ownership of Shares in an Investment Company Registered under the Investment Company Act of 1940 (“Investment Company Act”) or the Ownership of Interests in a Commodity Pool that is Subject to Regulation under the CEA.

The Fund is not subject to registration or regulation under the Investment Company Act, and although the Sponsor is registered as a commodity pool operator with the CFTC, the Trust and the Fund are not subject to regulation under the CEA. Consequently, shareholders do not have the regulatory protections provided to investors in registered investment companies or commodity pools.

The Class Values per Share of the Shares Will Be Adversely Affected If the Fund Is Required to Indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor have the right to be indemnified for any liability or expense incurred with respect to the Trust without the Trustee’s or the Sponsor’s, as applicable, gross negligence, bad faith or willful misconduct. Such indemnification obligation means the Fund may be required to sell assets in order to cover losses or liability suffered by the Sponsor or by the Trustee. Any such sale would reduce the aggregate Class Values of the Fund.

The Trust Agreement Contains Provisions that Explicitly Eliminate Duties, Including Fiduciary Duties, of the Sponsor and Limit Remedies Available to Investors for Actions that Might, Absent Such Provisions, Constitute a Breach of Duty.

The Trust Agreement contains provisions that expressly eliminate duties, including fiduciary duties, of the Sponsor and its affiliates. See “Description of the Shares & Certain Terms of the Trust Agreement—Duties of the Sponsor; Limitation of Sponsor Liability; Indemnification of Sponsor.” The elimination of fiduciary duties under the Trust Agreement is expressly permitted by Delaware law. As a result, investors will only have recourse and be able to seek remedies against the Sponsor if it breaches its obligations under the Trust Agreement, including the implied covenant of good faith and fair dealing. Unless the Sponsor breaches its obligations under the Trust Agreement, investors will not have any recourse against the Sponsor even if the Sponsor were to act in a manner that was inconsistent with traditional fiduciary

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duties, which fiduciary duties do not apply to the Sponsor under the Trust Agreement. Furthermore, even if there has been a breach of the obligations set forth in the Trust Agreement, the Trust Agreement provides that that the Sponsor and its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (“Sponsor Related Parties”) shall have no liability to the Trust or to any shareholder, Authorized Participant or any other Sponsor Related Party for any loss suffered by the Trust that arises out of any action or inaction of such Sponsor Related Party, if such Sponsor Related Party, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute gross negligence, bad faith or willful misconduct by such Sponsor Related Party. These provisions are detrimental to investors because they restrict the remedies available to the Trust, the Fund and its shareholders for actions that without such limitations might constitute breaches of duty including fiduciary duties.

The Sponsor will manage the business and affairs of the Trust and the Fund. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust, the Fund and its shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust, the Fund and its shareholders. These potential conflicts include, among others, the following:

•	The Sponsor is allowed to take into account the interests of parties other than, and has no fiduciary duties to, the Trust, the Fund and its shareholders in resolving conflicts of interest;
•	As discussed above, the Sponsor has limited its liability and reduced or eliminated its duties, including fiduciary duties, under the Trust Agreement, which limitations also restrict the remedies available to the Trust, the Fund and shareholders for actions that, without these limitations, might constitute breaches of duty, including fiduciary duties. In addition, the Trust and the Fund have agreed to indemnify the Sponsor and its affiliates to the fullest extent permitted by law, except with respect to conduct involving gross negligence, bad faith or willful misconduct of such party. By investing in the shares, investors will have agreed and consented to the provisions set forth in the Trust Agreement, including the provisions regarding conflicts of interest situations that, in the absence of such provisions, might constitute a breach of fiduciary or other duties under applicable law;
•	The Trust Agreement does not restrict the Sponsor from causing the Trust, on behalf of the Fund, to pay affiliates of the Sponsor for any services rendered, or to enter into additional contractual arrangements with any of these entities;
•	The Sponsor determines which costs incurred by it and its affiliates are reimbursable by the Fund;
•	The Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Fund;
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•	The Sponsor controls the enforcement of obligations owed to the Sponsor by the Trust and the Fund; and
•	The Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Fund.

See “Description of the Shares & Certain Terms of the Trust Agreement—The Sponsor” and “—Duties of the Sponsor; Limitation of Sponsor Liability; Indemnification of Sponsor.”

Whenever a potential conflict of interest exists between the Fund or the Trust and the Sponsor and its affiliates, the Sponsor may take any action it deems necessary to resolve such conflict of interest, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or of any duties it may owe to the Fund or the Trust or investors at law, in equity or otherwise.

This differs from conflicts of interest in Delaware corporations, where a conflict resolution by a committee consisting solely of independent directors may, in certain circumstances, merely shift the burden of demonstrating unfairness to the plaintiff. If an investor purchases shares in the Fund, the investor will be treated as having consented to the provisions set forth in the Trust Agreement, including provisions regarding the explicit elimination of fiduciary duties of the Sponsor and conflicts of interest situations involving the Sponsor that, in the absence of such provisions, might be considered a breach of fiduciary or other duties under applicable state law. As a result, investors will, as a practical matter, not be able to successfully challenge an informed decision by the Sponsor. See “Description of the Shares & Certain Terms of the Trust Agreement—Duties of the Sponsor; Limitation of Sponsor Liability; Indemnification of Sponsor.”

An Investor May Be Adversely Affected by Lack of Independent Advisers Representing Investors.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Fund. No counsel has been appointed to represent an investor in connection with the offering of the shares. Accordingly, an investor should consult his, her, or its own legal, tax and financial advisers regarding the desirability of an investment in the shares of the Fund. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the shares.

An Investor May Be Adversely Affected by Lack of Regular Shareholder Meetings and Voting Rights.

Under the Trust Agreement, Fund shareholders have no voting rights and the Fund will not have regular shareholder meetings. Shareholders only vote on such matters and at such times as determined by the Sponsor. Accordingly, shareholders do not have the right to authorize

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actions, elect directors, appoint service providers or take other actions as may be taken by shareholders of trusts or companies where shares carry such rights. Additionally, the Fund may enact splits or reverse splits without shareholder approval and the Fund is not required to pay regular cash dividends, although the Fund may pay distributions in cash at the discretion of the Sponsor. The shareholders’ lack of voting rights gives all control under the Trust Agreement to the Sponsor. The Sponsor may take actions in operation of the Fund that may be adverse to the interest of the Fund’s shareholders. The Sponsor’s operation of the Fund could materially and adversely affect the Fund’s share classes’ Class Values per Share and the secondary market trading price of the Fund’s shares.

The Trust Is an “Emerging Growth Company” and There Can Be No Assurance That the Reduced Disclosure Requirements Applicable to Emerging Growth Companies Will Not Make the Shares Less Attractive to Investors.

The Trust is an “emerging growth company,” as defined in the JOBS Act, and may therefore take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. There can be no assurance that investors will not find the Fund’s shares less attractive due to reliance on these exemptions. If some investors find the Fund’s shares less attractive as a result, there may be a less active trading market for such shares and the price of such shares may be more volatile.

A Court Could Potentially Conclude that the Assets and Liabilities of the Fund Are Not Segregated from Those of Another Series of the Trust and May Thereby Potentially Expose Assets in the Fund to the Liabilities of Another Series of the Trust.

The Fund is a separate series of a Delaware statutory trust and not itself a separate legal entity. Section 3804(a) of the DSTA provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series, and if separate and distinct records are maintained for each series and the assets associated with that series are held in separate and distinct accounts (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the statutory trust generally or any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted Section 3804(a) of the DSTA or provided any guidance as to what is required for compliance. The Sponsor maintains separate and distinct records and accounts for each series and accounts for them separately, but it is possible a court could conclude that the methods used did not satisfy Section 3804(a) of the DSTA and thus potentially expose assets of the Fund to the liabilities of another series of the Trust.

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Investors May Be Subject to Tax on Distributions from the Fund Without Having Received a Distribution of Cash.

The Fund intends to treat Regular and Special Distributions of shares to an investor as distributions of property to such investor for U.S. federal income tax purposes. Such distributions will be treated as taxable dividends for U.S. federal income tax purposes to the extent of the Fund’s current and accumulated earnings and profits. Accordingly, an investor may be subject to tax on a distribution of shares from the Fund notwithstanding the fact that such investor may not receive a distribution of cash sufficient to pay such tax. See “U.S. Federal Income Tax Considerations” for a discussion of the material U.S. federal income tax considerations applicable to an investment in the shares of the Fund.

An Investor’s Ownership of Up and Down Shares in the Fund Likely Would Constitute a “Straddle” for U.S. Federal Income Tax Purposes.

Although not entirely clear under applicable law, an investor that holds pairs of Up Shares and Down Shares in the Fund likely would be subject to the Internal Revenue Code’s (“Code”) “straddle” rules, which would affect such investor’s (i) ability to recognize losses on a disposition of such shares, (ii) holding period in such shares and (iii) ability to deduct certain interest and other expenses allocable to the acquisition or ownership of such shares. See “U.S. Federal Income Tax Considerations” for a discussion of the material U.S. federal income tax considerations applicable to an investment in the shares of the Fund.

Risk Related to Changes in Financial Regulatory Regime

Regulatory Changes or Actions, Including the Implementation of New Legislation, May Alter the Operations and Profitability of the Fund.

While the Fund does not hold any financial instruments that are directly regulated under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and related regulations, there could be broader market effects that impact the performance of the shares.

For example, the futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of swaps, forwards and futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the markets is impossible to predict, but could be substantial and adverse.

In particular, the Dodd-Frank Act was signed into law on July 21, 2010. The Dodd-Frank Act will make sweeping changes to the way in which the U.S. financial system is supervised and regulated. Title VII of the Dodd-Frank Act sets forth a new legislative framework for over-the-counter (“OTC”) derivatives, including certain financial instruments, such as swaps. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market

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participants, and will require clearing and exchange trading of many OTC derivatives transactions.

Provisions in the Dodd-Frank Act include the requirement that position limits on commodity futures contracts be established; new registration, recordkeeping, capital and margin requirements for “swap dealers” and “major swap participants” as determined by the Dodd-Frank Act and applicable regulations; and the forced use of clearinghouse mechanisms for many OTC derivative transactions. Additionally, the new law requires the aggregation, for purposes of position limits, of all positions in futures held by a single entity and its affiliates, whether such positions exist on U.S. futures exchanges, non-U.S. futures exchanges, or in OTC contracts.

The CFTC, the SEC and other federal regulators have been tasked with developing the rules and regulations enacting the provisions of the Dodd-Frank Act. While certain regulations have been promulgated and are already in effect, it is not possible at this time to assess the exact nature and full scope of the impact of the Dodd-Frank Act and related regulations on the Fund.

The Dodd-Frank Act and related regulations may impact the levels and the changes in the levels of certain indices including the Underlying Index of the Fund. Additionally, the Dodd-Frank Act and related regulations may impact the manner in which certain market participants (including Authorized Participants) transact in financial instruments generally, including the shares.

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USE OF PROCEEDS

All proceeds received by the Fund from the creation of its Creation Units, including the initial Creation Units (which are described on the front page of this prospectus), will be used by the Investment Advisor to acquire for the Fund’s account only specified, Eligible Assets. Eligible Assets are only:

•	Cash;
•	Eligible Treasuries; and
•	Eligible repos.

The Fund will maintain its Eligible Assets in a separate custody account maintained by the Fund’s custodian that will be segregated from the assets of any other series of the Trust, the custodian or any other customer of the custodian. Eligible Assets will only be:

(1)	held by the Fund;

(2) sold, as needed, to pay Authorized Participants in connection with the redemption of Creation Units;

(3)	sold, as needed, to pay cash distributions, if any, including Net Income Distributions and any Fund liquidation distribution, owed to the Fund’s shareholders; or
(4)	sold, as needed, to pay the Fund’s Management Fee and other Fund fees, expenses and taxes not assumed by the Sponsor.

OVERVIEW OF THE TRUST AND FUND OPERATIONS

AccuShares Trust I (formerly known as AccuShares Commodities Trust I) is a Delaware statutory trust organized into separate, segregated series. The Trust may offer to sell shares of beneficial interest of the Fund listed on the cover of this prospectus. The shares of the Fund represent a beneficial interest in and ownership of the assets of the Fund only. The Trust may offer shares of additional fund series. The term of the Trust and the Fund is perpetual unless terminated earlier by the Sponsor. See “Description of the Shares & Certain Terms of the Trust Agreement.”

The shares of the Fund are designed for investors who want a cost-effective, targeted and transparent exposure to the price of WTI crude oil as represented by the Fund’s Underlying Index. The Underlying Index is a sub-index of the S&P GSCI, and it reflects the excess returns that are potentially available through an unleveraged investment in the contracts which comprise the Underlying Index. The Fund seeks to track its Underlying Index’s changes without the need to hold any securities, commodities, futures or other financial instruments relating to its Underlying Index or the assets referenced by the Underlying Index. Instead, the Fund is expressly limited to holding Eligible Assets. See “Use of Proceeds” and “Description of the Fund Eligible Assets.” Unlike other exchange-traded products, the Fund will engage principally in cash distributions and potentially paired share distributions to deliver to shareholders the economic exposure to the Fund’s Underlying Index. Such distributions may not represent any

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income or gains on the Fund’s Eligible Assets and may represent a return of a shareholder’s capital. The Fund will issue its shares in offsetting pairs, where Up Shares are positively linked to the Fund’s Underlying Index and Down Shares are negatively linked to the Fund’s Underlying Index. Therefore, the Fund will only issue, distribute, maintain and redeem equal quantities of Up and Down Shares at all times. Once issued, and before any redemption thereof, Up Shares and Down Shares will trade separately without restriction on the Exchange. See “Distributions and Distribution Dates” and “Description of the Shares & Certain Terms of the Trust Agreement—Shares Freely Transferable.”

Class Value & Class Value per Share. The custodian will daily determine the Class Value of each class of the Fund, which is based on the value of the Fund’s Eligible Assets attributable to such class, plus any Net Investment Income. Investment Income with respect to a class will be adjusted during any creation or redemption order settlement period for any increases or decreases in value of the Fund’s assets attributable to such class resulting from such order. The Net Investment Income and Investment Income can be positive or negative.

Since the Fund’s Eligible Assets are not managed to track the performance of the Underlying Index, the payment of cash distributions over time is expected to cause a decline in the Fund’s Class Values. See “Risk Factors—Key Risks Related to Cash Distributions and the Combination of Up Shares and Down Shares—Payment Over Time of Distributions in Cash May Cause the Fund’s Class Values to Decline. A Significant Decline in Class Values May Cause the Market for the Fund’s Shares to Become Less Liquid or the Sponsor to Terminate the Fund.”

At the inception of operations of the Fund, the Sponsor will establish the Share Index Factor at which each share class of the Fund will participate in the Fund’s Underlying Index. Thereafter, the custodian will daily allocate among the Fund’s Up Shares and Down Shares their respective Class Values where the Class Value for each class of the Fund is shared equally among the outstanding shares of such class. This daily allocation of Class Values results in the “Class Value per Share” for each Up Share and each Down Share of the Fund. Most important for the calculation of the Fund’s Class Values per Share – one for the Up Shares and one for the Down Shares – is the determination of the Class Value of each class of the Fund, which is based on changes in the level of the Underlying Index from the previous calculation date. Consequently, the Class Value per Share of a class of the Fund is such class’ allocation per share of the Fund’s liquidation value reflecting changes in the Fund’s Underlying Index in accordance with the linkage – positive or negative – such class has to the Underlying Index. Class Values and Class Values per Share will be posted to the Fund’s website (www.AccuShares.com). See “Investment Objectives—Pricing and Calculating of Class Value and Class Value per Share.”

Class Value per Share Limitation. The Fund’s Class Values per Share will have limited responsiveness to extreme movements in its Underlying Index that occur during a single Measuring Period. For any single Measuring Period in which the Fund’s Underlying Index rises or falls by more than 90%, Class Value per Share will be calculated based on a rise or fall, as applicable, of 90% pursuant to the Class Value per Share Limitation and not the actual rise or fall of the Underlying Index. The Sponsor expects that a Special Distribution will be triggered prior to a rise or fall in the Underlying Index that will also trigger a Class Value per Share Limitation, and the Special Distribution may obviate the implementation of the Class Value per Share

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Limitation. Nevertheless, the Class Value per Share Limitation is designed to address the particular instance in which the value of the Underlying Index rises or falls rapidly through both the value at which a Special Distribution occurs (i.e., more than 75%) and the value at which a Class Value per Share Limitation occurs (i.e., 90%) prior to settlement of the related Special Distribution. Consequently, the Class Value per Share of the Fund’s Down Shares will not decline, and its Up Shares will not increase, by more than 90% in a single Measuring Period when the Fund’s Underlying Index is rapidly rising. Conversely, the Class Value per Share Limitation is designed to preclude the Class Value per Share of the Fund’s Up Shares from declining, and its Down Shares from increasing, by more than 90% in a single Measuring Period when the Fund’s Underlying Index is rapidly falling. If the Fund’s shares become subject to a Class Value per Share Limitation, the Fund’s Class Values per Share will not exactly reflect the value change of the Fund’s Underlying Index over a Measuring Period. See “Investment Objectives” and “Distributions and Distribution Dates.”

Distributions. The Fund is expected to engage in four types of distributions to be declared on certain Distribution Dates. The first type of distribution, Regular Distributions, will occur at regular intervals for the Fund. Regular Distributions will generally occur as long as there has been a change in the level of the Underlying Index as of the Distribution Date since the prior Distribution Date. Secondly, the Fund expects to declare Net Income Distributions on each Distribution Date to the shareholders of any class of the Fund whose class Net Investment Income is positive as of such Distribution Date. See “Distributions and Distribution Dates—Regular Distributions” and “—Net Income Distributions.”

The other two types of distributions are not expected to regularly occur and are mechanisms intended to protect the interests of investors by providing them with the expected value of their shares upon specified events. Thus, the third type, Special Distributions, occur when the level or value of the Fund’s Underlying Index, as measured at the close, changes by more than 75% since the prior Distribution Date but before the next Regular Distribution Date. The fourth type, Corrective Distributions, occur only if the trading price of a class’ shares on the Exchange deviates for a specified length of time over a specified threshold amount from the Class Value per Share of such class. See “Distributions and Distribution Dates—Special Distributions” and “—The Arbitrage Mechanism and Corrective Distributions.”

Distribution entitlements relating to changes in the Fund’s Underlying Index will be determined as follows:

•	Up Shares entitlements to distributions from the Fund (before adjustment for Net Investment Income) are tied to increases, if any, of the Underlying Index, subject to the Class Value per Share Limitation, and
•	Down Shares entitlements to distributions from the Fund (before adjustment for Net Investment Income) are tied to decreases, if any, of the Underlying Index, subject to the Class Value per Share Limitation.

Thus, shares of the class enjoying an increase in Class Value per Share on a Distribution Date will receive a Regular Distribution – or more infrequently, a Special Distribution – consisting of cash, or cash and matched quantities of Up and Down Shares, with a value (in the

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aggregate, including all cash and the aggregate Class Values per Share of any shares distributed) equal to the closing Class Value per Share of such class (after adjusting for any Net Income Distribution) less the closing Class Value per Share of the opposing class (after adjusting for any Net Income Distribution), except as noted below. Conversely, shares of the class whose exposure to the Fund’s Underlying Index had an adverse effect on their Class Value per Share will not receive any Regular or Special Distribution relating to changes in the Underlying Index and, instead, will experience Class Value per Share dilution caused by the distribution of cash, or cash and shares, to the opposing class shareholders, which dilution effect is expected, except as noted below, to equal in value the decline in Class Value per Share due to the unfavorable Underlying Index change as of the Distribution Date experienced by this class of shares.

Holders of shares of the class enjoying an increase in Class Value per Share on a Distribution Date receive an amount equal to the closing Class Value per Share of such class (after adjusting for any Net Income Distribution), which reflects the full favorable movement of the Underlying Index and the prevailing Share Index Factor during the Measuring Period (subject to the Class Value per Share Limitation), less the closing Class Value per Share of the opposing class (after adjusting for any Net Income Distribution), which reflects the full unfavorable movement of the Underlying Index and the prevailing Share Index Factor during the Measuring Period (subject to the Class Value per Share Limitation). Consequently, the value of every Regular and Special Distribution will exceed the amount attributable to the movement of the Fund’s Underlying Index (before adjustment for Net Investment Income). Nevertheless, the shares held by such holders will experience the same dilution effect as the holders of shares of the opposing class as a result of any such distribution and, accordingly, the shareholder’s net economic benefit from such distribution (before adjustment for Net Investment Income) is expected to equal the amount attributable to the movement of the Fund’s Underlying Index (subject to the Class Value per Share Limitation) as a result of such dilutive effect.

Ordinarily, Regular and Special Distributions will be made in cash, although the Sponsor will cause the Fund to make all or any part of any such distribution in paired shares instead of cash where further cash distributions would adversely affect the liquidity of the market for the Fund’s shares or impact the Fund’s ability to meet minimum asset size Exchange listing standards. After the first six months of trading in the Fund’s shares, the Sponsor intends to cause the Fund to continue to make Regular and Special Distributions in cash, unless further cash distributions would result in the Fund having aggregate Class Values of less than $25 million. See “Distributions and Distribution Dates—Determination of Regular and Special Distribution Amounts and Share Index Factors.”

The payment of cash distributions over time is expected to cause a decline in the Fund’s Class Values. If the Fund’s Class Values decline to a significant extent, the market for the Fund’s shares may become less liquid. Moreover, a significant decline in the Fund’s Class Values may cause the Sponsor to terminate the Fund if its continued operation would be uneconomical. In any event, the Fund will always have sufficient assets to redeem all of its outstanding shares at Class Value per Share. Moreover, the Fund’s Class Values per Share are always expected to decline regardless of whether Regular and Special Distributions are conducted in cash or in paired shares unless the Fund engages in reverse share splits.

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After any Regular or Special Distribution by the Fund, the Fund will reset the Share Index Factors. When accompanied by a Regular or Special Distribution, this resetting of the Share Index Factors causes Class Values per Share to be equal following each such distribution, where the Class Values per Share will be equal to the lowest Class Value per Share of either class calculated in determining the distribution. See “Distributions and Distribution Dates—Determination of Regular and Special Distribution Amounts and Share Index Factors.”

Reverse share splits are expected to occur with Special Distributions. The Sponsor can cause the Fund to declare a forward or reverse share split in its sole discretion, but is only expected to declare reverse share splits to prevent the Class Value per Share for all shares of the Fund from approaching zero. In the event of a reverse share split, the Share Index Factors and the per share calculations for Net Investment Income will be adjusted to reflect the split to maintain continuity in tracking the Fund’s Underlying Index. See “Distributions and Distribution Dates—Determination of Regular and Special Distribution Amounts and Share Index Factors.”

The Fund is designed to be utilized by investors who are prepared to reassess their holding of the shares at least as frequently as each Distribution Date. Investors who hold shares over one or more consecutive Distribution Dates without reassessment of their Fund share portfolio may experience decreased exposure to the Fund’s Underlying Index as well as a reduced opportunity of gain and loss. See “Distributions and Distribution Dates—Investor Responses to Distributions.”

AccuShares Investment Management, LLC serves as the Sponsor of the Trust. The principal offices of the Trust and the Sponsor are located at 300 First Stamford Place – 4th Floor East, Stamford, Connecticut 06902, and their telephone number is 1-855-286-7866. See “Description of the Shares & Certain Terms of the Trust Agreement—The Sponsor.”

INVESTMENT OBJECTIVES

Introduction and Fund Construction

The Fund seeks to track the changes in the price of WTI crude oil occurring from the prior Distribution Date to the next Distribution Date or a Measuring Period, as represented by the Underlying Index. The Underlying Index, S&P GSCI Crude Oil Excess Return Index, is a sub-index of the S&P GSCI, and it reflects the excess returns that are potentially available through an unleveraged investment in the contracts which comprise the Underlying Index. Up Shares of the Fund seek to provide investment results, before adjustment for the class’ Net Investment Income, which results correspond to the performance of its Underlying Index over a Measuring Period, whether favorable or adverse (subject to the Class Value per Share Limitation). Down Shares of the Fund seek to provide investment results, before adjustment for the class’ Net Investment Income, which results correspond to the inverse of the performance (negative one times) of its Underlying Index over a Measuring Period, whether favorable or adverse (subject to the Class Value per Share Limitation). The Underlying Index of the Fund is the S&P GSCI Crude Oil Excess Return Index.

How the Fund differs from other investment products. At all times, the number of outstanding Up Shares and the number of outstanding Down Shares of the Fund will be equal.

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This requirement of an equal number of Up Shares and Down Shares at all times is an important feature of the Fund, as it allows the shares of the Fund to accurately track its Underlying Index without the need for the Fund to use hedges or proxy instruments whose value, for instance, is derived from the value of an underlying asset, rate, or benchmark, including futures contracts, swap agreements, forward contracts and other similar instruments. As a result of eliminating the need to utilize hedges and proxy instruments, the tracking inaccuracies and costs that can arise in pooled investment vehicles that rely on such hedges and instruments will not occur in the Fund.

The Fund will be in “balance” due to the issuance, distribution, maintenance and redemption of equal quantities of offsetting Up Shares and Down Shares at all times. The Fund’s balance of shares causes the shares to accurately track the Fund’s Underlying Index through the distribution and Class Value per Share calculation process without the costs and effects that typically arise from the use of proxy instruments such as futures and other derivatives. The absence of instruments such as futures contracts, swap agreements, forward contracts, and other derivative instruments in the Fund’s custody account means that the tracking errors, trading costs and return complexities that arise with these positions will not be present in the Fund.

The Fund differs from many other fund products with respect to the manner in which the shares achieve their investment objective, positive or negative, of tracking the performance of the Underlying Index. In most funds, fund assets are acquired and managed with the objective of achieving a targeted return. The return on shares of these managed fund products is not based on the actual performance of the targeted index, but rather the investment acumen and strategy of the manager and the precision of the tools used by the manager in an attempt to proxy the targeted return. In contrast, the shares of the Fund will not rely on the investment acumen of a manager or the precision of the investment tools used by a manager for performance or for tracking the targeted Underlying Index. Rather, the return on the Fund’s shares with respect to its Underlying Index will be algorithmic and delivered to Fund investors experiencing an increase in their shares’ Class Value per Share by Regular and Special Distributions and to Fund investors experiencing a decrease in their shares’ Class Value per Share by the dilution of their shares’ Class Value per Share due to Regular and Special Distributions received by the class of shares opposing their shares.

The return on the shares also represents a total return equal to the Fund’s Underlying Index performance plus the Fund’s Net Investment Income attributable to each class of the Fund’s shares, subject to the Class Value per Share Limitation. Since the Underlying Index tracking objective of each share class of the Fund is met by the distribution rights feature of the shares, the Fund is restricted to holding Eligible Assets. The Fund will invest its assets so as to preserve its capital while, at the same time, earning an investment return that is consistent with such preservation of capital. The income and gains on the Fund’s Eligible Assets attributable to a class may be insufficient to cover the full amount of such class’ fees, expenses and taxes resulting in a negative Net Investment Income for the class. Likewise, this Net Investment Income could be positive for the class.

The shares have been designed to enable investors to gain exposure to movements in the price of WTI crude oil without needing to purchase or take physical delivery of any commodities

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or to trade in futures contracts. Instead, investors can buy and sell the exposure to such price by trading the Fund’s shares on the Exchange.

When the Class Value per Share of the Fund’s Up Shares is greater than the Class Value per Share of its Down Shares, a distribution by the Fund of cash, or cash and shares, to holders of record of the Up Shares will diminish the value of the Down Shares in an amount equal to the distribution because of the dilutive effect of the distribution. Similarly, when the Class Value per Share of the Fund’s Down Shares is greater than the Class Value per Share of its Up Shares, a distribution by the Fund of cash, or cash and shares, to holders of record of the Down Shares will diminish the value of the Up Shares in an amount equal to the distribution because of the dilutive effect of the distribution. Both classes will experience the same dilutive effect, and the value of the distribution, considered with the effect of the resulting dilution, will cause the Class Value per Share of the shares of each class to track changes in the Fund’s Underlying Index (subject to the Class Value per Share Limitation), in accordance with their respective linkages to the Fund’s Underlying Index, since the prior Distribution Date.

Similar to other exchange-traded products, the Fund will rely primarily on Authorized Participants to use the creation and redemption process to reduce any disparities between the trading price movements of shares and the movement or performance of the Underlying Index.

Potential Advantages of Investing in the Shares

The principal potential advantages of investing in the shares include:

•	Reduced Friction and Portfolio Transaction Costs. The Fund does not incur transaction costs or operational complexities relating to the rolls of futures, rebalancing of swaps or derivatives or other trading of commodities or securities that can lead to unseen, unpredictable and significant expenses that reduce investor returns. However, purchases and sales of shares of each class of the Fund will be effected at trading prices and not such class’ Class Value per Share, and transactions in the Fund’s shares may be subject to broker’s commissions or other charges. The trading prices received, which can be higher or lower than Class Value per Share, and the transaction expense incurred may reduce investor returns. See “Distributions and Distribution Dates—Investor Responses to Distributions—Trading prices and trading transaction costs will negatively impact your ability to closely track the Underlying Index through an investment in the shares of the Fund.”
•	Reduced Counterparty Risk. Unlike many other exchange-traded products that derive their exposure from unsecured or partially secured futures contracts, swaps or similar derivative instruments, the Fund only holds Eligible Assets which are limited to cash, eligible Treasuries and eligible repos.
•	Ease and Flexibility of Investment. The shares trade on the Exchange and provide institutional and retail investors with indirect exposure to the price of WTI crude oil. The shares may be bought and sold on the Exchange like other exchange-traded securities. Retail investors may purchase and sell shares through traditional brokerage accounts. Unlike an investment in futures contracts, the shares are fully paid and involve no
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futures-based variation margin calls, do not require rolling from one futures contract to the next, and thereby avoid futures commission merchant fees and expenses. All of the exposure to WTI crude oil prices is obtained through the shares, which do not expire as futures contracts do.

•	Investor Diversification. The shares may help to diversify an investor’s portfolio because historically commodity indices have tended to exhibit low to negative correlation with both equities and conventional bonds and positive correlation to inflation.
•	Short Exposure. The Down Shares provide short exposure without the need for borrowing or margin lending on the part of the purchasing shareholder.
•	Transparency. The Class Value and Class Value per Share of each class is transparent because it will be published daily by the Sponsor on the Fund’s website (www.AccuShares.com) and will be based on an Underlying Index published by the Index Provider at the end of each business day. The Fund will also publish on its website a comparison of the historical Class Value per Share performance of its Up and Down Shares against the performance of its Underlying Index.
•	Protective Features. The Fund has a series of features that help to ensure that trading prices of the shares do not persistently deviate materially from movements in its Underlying Index as reflected in a share’s Class Value per Share.

As global markets have become more complex and intertwined, many markets have become more correlated, making it difficult for investors to find investments that will help diversify their portfolios and reduce risk. Commodity price returns have over long periods of time been shown to have a low correlation to traditional equity and bond benchmarks, helping investors to improve the balance and diversification of their portfolios. The Sponsor believes that the increasing integration into the world economy and high growth of a number of large developing countries have opened up significant investment opportunities in commodities markets, creating risk but also providing the potential for profitable trading opportunities. Some large institutional investors, investment banks and endowments have been in a position to benefit from the diversification of commodity returns because their sophisticated infrastructure has provided them with the ability to invest directly in commodity futures and other derivatives markets. Most small investors, however, with limited access to futures and other markets have not had access to these returns. The creation of stock exchange listed securities tracking commodity indices that provide exposure to commodity futures returns is now giving a much broader range of investors the ability to gain access to these markets. By allocating a portion of the risk segment of their portfolios to one or more of these securities, investors have the potential, if their investments are successful, to reduce the volatility of their portfolios over time and access a hitherto difficult to access asset class.

The Fund offers efficiencies to investors seeking exposure to WTI crude oil prices, as measured by the Underlying Index, and represents one of the few opportunities by which investors can achieve an economic exposure to fluctuations in such prices without the operational costs and complexities caused by investing in derivative instruments such as futures or incurring the direct costs associated with the transport and storage of WTI crude oil.

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Investing in the shares does not insulate shareholders from certain risks, including the volatility of the Underlying Index itself. See “Risk Factors.” The Sponsor believes that the shares are a more efficient alternative to direct investment (on a short term basis) in WTI crude oil. The shares and the assets of the Fund are not futures contracts, options on futures contracts or other commodity-based options contracts.

Potential Disadvantages of Investing in the Shares Compared to Other Tracking Products

The potential disadvantages of investing in the shares include:

•	Investor Transaction Costs and Fees. Investors wishing to maximize exposure to the Fund’s Underlying Index (in either direction) or investors wishing to compound gains over one or more Distribution Dates must rebalance their investments in the Fund following distributions. If a distribution is in cash, the amount that an investor would need to reinvest in the class of shares aligned with its investment objectives would exceed the increase in Class Value per Share since the prior Distribution Date attributable to the movement of the Fund’s Underlying Index. Rebalancing transactions in the Fund’s shares following distributions, whether such distributions are paid in cash or in paired shares, may be subject to broker’s commissions or other charges. Such commissions and other charges may reduce investor returns. See “Distributions and Distribution Dates—Investor Responses to Distributions—Trading prices and trading transaction costs will negatively impact your ability to closely track the Underlying Index through an investment in the shares of the Fund.”
•	Potential Decline in Class Values due to Cash Distributions and Redemptions. Payments of Regular and Special Distributions in cash may cause the total value of the Fund’s assets to decline. Furthermore, payments made with respect to redemption orders, which will be made in cash, could accelerate this decline. This decline in total asset value may adversely affect the liquidity of the market for the Fund’s shares, and a Corrective Distribution or dissolution of the Fund may result. See “Risk Factors—Key Risks Related to Cash Distributions and the Combination of Up Shares and Down Shares—Payment Over Time of Distributions in Cash May Cause the Fund’s Class Values to Decline. A Significant Decline in Class Values May Cause the Market for the Fund’s Shares to Become Less Liquid or the Sponsor to Terminate the Fund.”
•	Dependence on Reinvestment. Maintaining the level of capitalization of most tracking products is dependent on attracting sufficient investment to offset redemptions of their shares. This is also true for the Fund; however, the Fund must also offset payments of Regular and Special Distributions in cash to maintain its level of capitalization. Following each Regular and Special Distribution paid in cash, in the event that existing investors do not reinvest the distributed cash in Fund shares, and the demand for the Fund’s shares is not sufficient to generate creation orders to offset the resulting decline in Fund assets, this decline may adversely affect the liquidity of the market for the Fund’s shares, and a Corrective Distribution or dissolution of the Fund may result. See “Risk Factors—Key Risks Related to Cash Distributions and the Combination of Up Shares and Down Shares—Payment Over Time of Distributions in Cash May Cause the Fund’s Class
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Values to Decline. A Significant Decline in Class Values May Cause the Market for the Fund’s Shares to Become Less Liquid or the Sponsor to Terminate the Fund.”

•	Creations and Redemptions in Paired Shares Only. The effectiveness of the creation and redemption process of most tracking products is dependent on the buying and selling activities of market participants. In most tracking products, market participants must transact in the investments underlying a fund’s shares in connection with the creation and redemption process (e.g., buyers of a fund’s underlying assets in the context of a redemption or sellers of a fund’s underlying assets in the context of a creation). In contrast, the Fund will only effect creations and redemptions in Creation Units composed of equal quantities of Up Shares and Down Shares. As a result, in order to maintain their desired exposure to the Fund’s Underlying Index, market participants must sell, or hedge their positions in, any shares of the class that opposes their intended exposure to the Underlying Index received in a creation. Additionally, market participants seeking to redeem shares of one class of the Fund must purchase shares of the opposing class to complete the Creation Unit to be redeemed. If market participants are unable or unwilling to buy and sell Fund shares in sufficient amounts to promote an effective creation and redemption process, the liquidity of the market for the Fund’s shares may be adversely affected, and a Corrective Distribution or dissolution of the Fund may result. See “Risk Factors—Key Risks Related to Cash Distributions and the Combination of Up Shares and Down Shares—The Fund Will Only Effect Creations and Redemptions in Creation Units Composed of Equal Quantities of Up Shares and Down Shares. If Market Participants are Unable or Unwilling to Buy and Sell Shares in Sufficient Amounts to Promote an Effective Creation and Redemption Process This May Cause the Market for the Fund’s Shares to Become Less Liquid or the Sponsor to Terminate the Fund” and “Creation and Redemption of Shares.”

Pricing and Calculating of Class Value and Class Value per Share

The Class Value of each class of the Fund is calculated on each business day. The custodian will calculate the Fund’s Class Values at the times set forth below, or an earlier time as set forth on the Fund’s website (www.AccuShares.com) if necessitated by the Exchange closing early. The Fund’s Class Values are calculated only once each business day.

Calculating Class Value and Class Value per Share. The Class Value of each class of the Fund will be calculated by determining the value of the Eligible Assets held by the Fund attributable to such class based on changes in the Fund’s Underlying Index (subject to the Class Value per Share Limitation) and Net Investment Income. Changes in the Fund’s Underlying Index are determined by ascertaining moves in the then-current disseminated levels for the applicable Underlying Index. The Class Value per Share of each share of the Fund will be calculated by the custodian by taking its class’ Class Value and dividing it by the number of shares of such class outstanding at the time of determination.

The total Class Values per Share of all outstanding shares of the Fund cannot exceed the Fund’s aggregate Class Values. The Class Values per Share of all the shares of the Fund is by definition the Fund’s aggregate Class Values, and each pair of shares at all times has a

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redemption price (or creation price) equal to the aggregate Class Values of the Fund divided by the number of pairs of shares outstanding.

In the event of an Index Disruption, the Sponsor will use commercially reasonable efforts to (1) reestablish publication of the Underlying Index and (2) identify and secure a Replacement Index that is substantially similar to the Underlying Index. An Index Disruption may cause the Exchange to suspend or halt trading in the Fund’s shares for the duration of any Index Disruption Period.

The Fund will permit creations and redemptions on business days during any Index Disruption Period. The Sponsor will cause the Fund’s custodian to use the last published Underlying Index level to determine Class Values per Share for creation and redemption orders submitted during an Index Disruption Period. Since creations and redemptions are always effected in Creation Units composed of equal amounts of Up Shares and Down Shares, the cash payment required to create or redeem a Creation Unit is unaffected by changes in the Fund’s Underlying Index between Distribution Dates. Such Class Values per Share determined during an Index Disruption Period will be daily adjusted for each share class’ Net Investment Income.

The Fund will not make any Regular or Special Distributions during an Index Disruption Period. Moreover, the trading prices, if any, for the Fund’s shares on any day during an Index Disruption Period will not be used for the purposes of measuring for a Corrective Distribution. Net Income Distributions that would be declared on Regular Distribution Dates (but not Special Distribution Dates) falling within an Index Disruption Period will still be declared on such dates.

If the Fund’s Underlying Index resumes publication after an Index Disruption, a Regular or Special Distribution, as the case may be, that was to have been declared during the Index Disruption Period will then be declared, along with any Net Income Distribution, on the date the Underlying Index resumes publication. Thereafter, distributions for the Fund will occur as expected according to the parameters existing before the Index Disruption.

If a Replacement Index is selected, the Fund will operate using the Replacement Index from the date the Fund adopts the Replacement Index, and will make adjustments to its Share Index Factors as of the prior Distribution Date before the Index Disruption based on the level of the Replacement Index as of such prior Distribution Date. Regular, Special and Corrective Distributions will resume under a Replacement Index from the date of the Fund’s adoption of its Replacement Index. No effect will be given to any Regular or Special Distribution that was to have occurred during the Index Disruption Period if the Fund adopts a Replacement Index. Consequently, a Special Distribution would only be declared on the date a Replacement Index is adopted if the Replacement Index level on the date of such adoption compared to the Replacement Index level on the prior Distribution Date before the Index Disruption reached the threshold for the Fund’s Special Distribution. Likewise, a Regular Distribution would only be declared on the date a Replacement Index is adopted if such date was a scheduled Regular Distribution Date and the Replacement Index level changed from its level on the prior Distribution Date before the Index Disruption.

If an Index Disruption Period expires and a Replacement Index has not been selected, the Sponsor will select three independent valuation experts unaffiliated with the Sponsor to calculate

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the fair value of the Underlying Index at the close of trading on the last business day of the Index Disruption Period. The Fund will then liquidate and distribute the proceeds to the holders of shares of each class based upon their respective Class Values per Share, using the median index value of the three valuation experts. Upon the occurrence of an Index Disruption and any selection of a Replacement Index or termination of the Fund, the Fund will notify the Exchange, issue a press release, post a notice of such event on the Fund’s website (www.AccuShares.com) and file a current report on Form 8-K with the SEC reporting such event.

At the Fund’s inception of operations, the Up Share Index Factor for the initial Measuring Period will be equal to (x) the issuance price of the shares (e.g., $25.00), over (y) the Underlying Index level at issuance (e.g., 200). Where the initial Class Value per Share is $25.00 and the Underlying Index level is 200, the Up Share Index Factor is $0.12500000 ($25.00/200), and the Down Share Index Factor is -$0.12500000 ($0.12500000 x -1). Thereafter on subsequent Distribution Dates, the Up Share Index Factor will be equal to (x) the Class Value per Share of the Up Shares for the related Distribution Date, divided by (y) the level of the Underlying Index for the related Distribution Date. For any Distribution Date, the Down Share Index Factor will be equal to negative one times the Up Share Index Factor.

The Class Value per Share for the Up Shares for the Fund at any time is determined by:

UPt = UPt-1 + UPSIFt x (UILt – UILt-1) + UPNIAt

The Class Value per Share for the Down Shares for the Fund at any time is determined by:

DNt = DNt-1 + DNSIFt x (UILt – UILt-1) + DNNIAt

where:

UP is the Class Value per Share of the Up Shares.

DN is the Class Value per Share of the Down Shares.

UPSIF is the Up Share Index Factor.

DNSIF is the Down Share Index Factor.

UIL is the Underlying Index Level, where for a single Measuring Period, UILt is subject to (i) a maximum value equal to the product of 1.9 and UILt-1, and (ii) a minimum value equal to the product of 0.1 and UILt-1.

UPNIA is the accrued Net Investment Income attributable to the Up Shares since the prior Distribution Date which equals the Investment Income attributable to the Up Shares minus the fees, expenses and taxes of the Fund attributable to the Up Shares where UPNIA is accrued and adjusted daily and calculated on a per share basis.

DNNIA is the accrued Net Investment Income attributable to the Down Shares since the prior Distribution Date which equals the Investment Income attributable to the Down Shares

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minus the fees, expenses and taxes of the Fund attributable to the Down Shares where DNNIA is accrued and adjusted daily and calculated on a per share basis.

t is the time of the related determination (i.e., the closing values as of a Distribution Date, in the case of a Regular or Special Distribution, or other date of calculation such as a daily Class Value per Share calculation).

t-1 is the time of the related determination as of the prior Distribution Date.

On a Distribution Date, immediately following the determination of the distributions to the shares and immediately following the resetting of the Share Index Factors, the Class Values per Share for the shares will be set as follows:

UPt = Minimum of either UPc or DNc

DNt = Minimum of either UPc or DNc

Where UPc is the Class Value per Share of the Up Shares as of the immediately preceding close and DNc is the Class Value per Share of the Down Shares as of the immediately preceding close, both after adjusting for any Net Income Distribution.

Class Value and Class Value per Share Calculation Time

The Class Values of the Fund and Class Values per Share of each share class are expected to be calculated by the Fund’s custodian based on the closing of the Exchange on each business day, or at an earlier time as set forth on the Fund’s website (www.AccuShares.com) if necessitated by the Exchange closing early.

Publication of Pricing Information

The Class Values and Class Values per Share of the Fund will be posted on each business day on the Fund’s website (www.AccuShares.com).

Indicative Optimized Portfolio Value Up Share (“IOPV-UP”)The IOPV-UP is an indicator of the value of an Up Share’s Class Value per Share at the time the IOPV-UP is disseminated. The IOPV-UP is calculated and disseminated every 15 seconds throughout the business day. The IOPV-UP is generally calculated using the prior business day’s closing Class Value per Share of an Up Share as a base and updating throughout the business day based on changes in either the value of the Underlying Index or the value of an equivalent front-futures contract price. The IOPV-UP of the Fund on any given day will not include any accrual of that day’s Net Investment Income.

The IOPV-UP should not be viewed as an actual real time update of the Class Value per Share of the Up Shares because Class Value per Share of the Up Shares is calculated only once at the end of each business day. The IOPV-UP also should not be viewed as a precise value of the shares.

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Indicative Optimized Portfolio Value Down Share (“IOPV-DOWN”)

The IOPV-DOWN is an indicator of the value of a Down Share’s Class Value per Share at the time the IOPV-DOWN is disseminated. The IOPV-DOWN is calculated and disseminated every 15 seconds throughout the business day. The IOPV-DOWN is generally calculated using the prior business day’s closing Class Value per Share of a Down Share as a base and updating throughout the business day based on changes in either the value of the Underlying Index or the value of an equivalent front-futures contract price. The IOPV-DOWN of the Fund on any given day will not include any accrual of that day’s Net Investment Income.

The IOPV-DOWN should not be viewed as an actual real time update of the Class Value per Share of the Down Shares because Class Value per Share of the Down Shares is calculated only once at the end of each business day. The IOPV-DOWN also should not be viewed as a precise value of the shares.

Changes in the Fund’s Underlying Index (or changes in the front-month futures contract proxy used during a business day by the indicative optimized portfolio value calculation agent to calculate a substitute change in the Fund’s Underlying Index when the Index Provider has failed to publish such index level or value) will cause the IOPV-UP and the IOPV-DOWN to change in opposite and offsetting directions during the course of a business day.

DESCRIPTION OF THE FUND ELIGIBLE ASSETS

General

The Eligible Assets of the Fund will consist of cash, and the eligible Treasuries and eligible repos in which it will invest its cash from time to time. The Fund will invest its assets so as to preserve capital while, at the same time, earning an investment return that is consistent with such preservation of capital.

United States Treasury Obligations

Any date on which there is cash on deposit in the Fund’s custody account that is not required to make payments or to make distributions to shareholders all such cash will be either held as cash or invested by the Investment Advisor, acting in accordance with the Investment Advisory Agreement and on behalf of the Fund, in:

  cash bank deposits,
  bills, notes and bonds issued and backed by the full faith and credit of the government of the United States of America, which qualify as “eligible Treasuries” because they have residual maturities less than or equal to 90 calendar days, or agreements for the sale and repurchase of, and collateralized by, bills, notes and bonds issued and backed by the full faith and credit of the government of the United States of America, which qualify as “eligible repos,” because (i) they are entered into with a seller that is a bank with at least one billion U.S. dollars in assets or a registered securities dealer that is deemed creditworthy by the Investment Advisor, (ii) they terminate the
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  business day following their execution, (iii) they are denominated in U.S. dollars, and (iv) they are “collateralized fully,” meaning that (A) the value of the assets collateralizing the eligible repo (less transaction costs, including loss of interest, that the Fund reasonably could expect to incur if the seller were to default) is, and during the entire term of the eligible repo remains, at least equal to the resale price payable by the seller under the eligible repo, (B) title to the underlying collateral assets passes to the Fund or, if the asset transfer is recharacterized as a secured loan, the Fund will have a perfected first priority security interest in the assets securing the seller’s obligations, (C) such assets are held by a custodian bank for the benefit of the Fund during the term of the eligible repo, (D) such assets consist entirely of U.S. Treasury securities, and (E) upon the insolvency of the seller, the eligible repo would qualify under a provision of applicable insolvency law providing an exclusion from any automatic stay of creditors’ rights against the seller.

We collectively refer to eligible Treasuries and eligible repos as “Treasuries” in the following discussion of this prospectus.

The Fund will invest its cash in Treasuries in order to generate income to pay its fees, expenses and taxes and to generate income to shareholders from cash on deposit in the Fund that is not immediately needed for other purposes pending a later Net Income Distribution. The Fund will hold a portion of its assets in eligible repos, because these agreements mature and convert to cash within one business day, which will make it possible for the Fund to have sufficient cash available on each business day to be able to effect any redemptions of its Creation Units.

The Trust Agreement will limit, and the Investment Advisory Agreement will direct the Investment Advisor to limit, the Fund’s holdings of eligible repos to 40% of its Eligible Assets.

The eligible repos will be entered into by the Investment Advisor, on behalf of the Fund, acting as the “buyer,” and a bank or securities dealer that will act as the “seller.” The seller will transfer U.S. Treasury securities to the Fund in exchange for a cash payment by the Fund and such seller will promise to repurchase these securities the business day following the execution of the agreement. The seller must deliver to the Fund U.S. Treasury securities with a market value, as measured on the date of transfer and discounted by the expected transaction costs which would be incurred if the Fund had to liquidate such collateral following a default by the seller, that is at least equal to the repurchase price specified in such repurchase agreement. The repurchase price for the U.S. Treasury securities will be equal to the purchase price paid by the Fund plus an additional amount, which will constitute the implicit interest that will be earned by the Fund on the eligible repo. Upon payment of the repurchase price, legal title to the underlying U.S. Treasury securities will be transferred back to the seller. However, the Fund expects to “roll-over” the cash proceeds of each day’s eligible repos into new overnight (until the next business day) eligible repos if these proceeds are not needed to effect redemptions, Net Income Distributions or to distribute cash for Regular and Special Distributions. Accordingly, the U.S. Treasury securities that collateralize the Fund’s eligible repos will remain in the possession of the Fund until the eligible repo arrangement with a particular seller is terminated. In the event that a seller were to default on its obligation to repurchase the U.S. Treasury securities from the Fund, the Investment Advisor, acting on behalf of the Fund, would be required to deliver a notice of default to the seller and, following the delivery of that notice, the Investment Advisor would be entitled to pursue any remedies permitted under the terms of the eligible repo, including

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retaining the U.S. Treasury securities that were transferred under the eligible repo. Following a seller default, the Fund will have to liquidate these securities and will incur transaction costs and be exposed to market risk in connection with such liquidation. See “Risk Factors—Risks Related to the Fund—There are Credit and Liquidity Risks Associated with Eligible Repos,” and “—Bankruptcy or Insolvency of a Counterparty to the Fund’s Eligible Repos or the Collateral Custodian for Such Repos May Impair or Delay the Fund’s Ability to Pay for the Redemption of Its Shares and Also Cause Its Shares to Trade at a Discount to Their Class Value per Share or Otherwise Cause Investors to Lose All or a Substantial Part of Their Investment.”

The principal terms of the eligible repos will be set forth in a Global Master Repurchase Agreement from a base form prepared and updated from time to time by The Bond Market Association and as further negotiated and approved by the Sponsor on behalf of the Fund. These terms will include (1) the delivery obligations of the seller, (2) the method of valuation of the U.S. Treasury securities that will collateralize the eligible repo, and (3) rights and obligations of each party in the event of a default by the seller. The master agreement will be supplemented by an electronic or written confirmation setting forth the pricing terms for the eligible repo which will be negotiated on behalf of the Fund by the Investment Advisor. The pricing terms will consist of the term of the eligible repo, which will always be overnight (until the next business day), and the repurchase price or implicit yield to be earned by the Fund on the eligible repo. Yield rates on eligible repos are determined by the supply of and demand for money, as reflected in the Federal funds rate, as well as the term of the eligible repo and the creditworthiness of the seller; these rates do not depend upon the rates on the underlying U.S. Treasury securities. The Fund will enter into eligible repos in accordance with the acquisition guidelines described below.

Daily, except where such proceeds are needed to effect redemptions or Net Income Distributions or to distribute cash for Regular and Special Distributions, the Investment Advisor, on behalf of the Fund, will reinvest the proceeds received upon the maturity of the Fund’s Treasuries in Eligible Assets. The Investment Advisor will also invest in Eligible Assets all of the Fund’s cash funds delivered to it in connection with each creation of the Fund’s Creation Units, except where such proceeds are needed to effect redemptions or Net Income Distributions or to distribute cash for Regular and Special Distributions. On the liquidation of the Fund, all of the proceeds of the Treasuries held by the Fund will be used to make final cash liquidating payments, less the fees, expenses and taxes of the Fund not assumed by the Sponsor, to the Fund’s shareholders. Upon any redemption of the Fund’s Creation Units by an Authorized Participant, the cash of the Fund will be used to pay the proceeds of such redemption to the redeeming Authorized Participant.

The Investment Advisor will select eligible Treasuries and eligible repos for acquisition by the Fund in accordance with the following acquisition guidelines which are contained in the Investment Advisory Agreement:

  dealers from whom the Fund will purchase eligible Treasuries will be selected based on best execution;
  counterparties with whom the Fund will enter into eligible repos will be selected based on best execution;
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  no eligible repo may be entered into with, and no eligible Treasury may be purchased from, any person who is an Affiliated Person (as defined in Section 2(a)(3) of the Investment Company Act) with respect to the Fund, the Trust, the Trustee, the Sponsor or the Investment Advisor;
  no eligible repo may be entered into with, and no eligible Treasury may be purchased from, any person unless the quote from such person is the best available yield given the size of the transaction; and
  a maximum of 40% of the funds of the Fund may be invested in eligible repos.

DESCRIPTION OF THE UNDERLYING INDEX

This section contains a description of the Underlying Index. The Underlying Index is owned, constructed, calculated and published by the Index Provider.

All information regarding the Underlying Index contained in this prospectus, including its composition, method of calculation, and changes in its components, has been derived from publicly available information, including information published by the Index Provider. The information regarding the Underlying Index contained in this prospectus has not been independently verified. You, as an investor in the shares of the Fund, should conduct your own investigation into the Underlying Index and the Index Provider. Additional information is publicly available on the Index Provider’s website at http://us.spindices.com.

The previous index provider of the Underlying Index, Goldman, Sachs & Co., sold its GSCI family of indices, including the Underlying Index, to Standard & Poor’s Financial Services LLC (“S&P”) effective May 2007.

The Trust and the Fund’s shares are not sponsored, endorsed, sold or promoted by the Index Provider. The Index Provider makes no representation or warranty, express or implied, to the owners of the Fund shares or any member of the public regarding the advisability of investing in securities generally or in Fund shares particularly or the ability of the Underlying Index or any related indices or sub-indices to track the appropriate market performance. The Index Provider’s only relationship to the Sponsor, the Trustee, the Trust or the Fund is the licensing of certain trademarks and trade names of the Index Provider and certain indices (including the Underlying Index) and other intellectual property.

The Underlying Index is determined, composed and calculated by the Index Provider or its agents without regard to the Sponsor, the Trustee, the Trust or the Fund. The Index Provider has no obligation to take the needs of the Sponsor, the Trustee, the Trust, the Fund or the Fund’s shareholders into consideration in determining, composing or calculating the Underlying Index. The Index Provider is not responsible for and has not participated in the determination of the prices and the amount of the shares or the timing of the issuance or sale of shares or in the determination or calculation of the Class Value per Share. The Index Provider has no obligation or liability in connection with the administration, marketing or trading of the shares of the Fund.

The Index Provider does not guarantee the accuracy or the completeness of the Underlying Index or any data included therein, and disclaims any and all liability for any errors,

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omissions, or interruptions therein. The Index Provider makes no warranty, express or implied, as to the results to be obtained by the Trust, the Fund, the Fund’s shareholders or any other person or entity from use of the Underlying Index or any data included therein. The Index Provider makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Underlying Index or any data included therein. Without limiting any of the foregoing, the Index Provider expressly disclaims any and all liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

The following information with respect to the Underlying Index reflects the policies of and is subject to change by the Index Provider. The Index Provider owns the copyright and other rights to the Underlying Index. The Index Provider has no obligation to consider your interests as a shareholder and has no obligation to continue to publish, and may discontinue the publication of, the Underlying Index. The consequences of the Index Provider’s discontinuing the Underlying Index are described under “Risk Factors—Risks Specific to the Underlying Index and Its Referenced Commodity.”

Current information regarding the market values of the Underlying Index is available from the Index Provider and numerous public sources. None of the Sponsor, the Trustee, the Trust or the Fund makes any representation that publicly available information about the Underlying Index is accurate or complete. In addition, none of the Sponsor, the Trustee, the Trust or the Fund accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Underlying Index.

As of the date of this prospectus, the most recent publication by the Index Provider describing the Underlying Index’s construction and maintenance methodology is “S&P GSCI Methodology” dated July 2015 (“S&P GSCI Handbook”). The current S&P GSCI Handbook is available on the Index Provider’s website at: us.spindices.com/documents/methodologies/methodology-sp-gsci.pdf.

The S&P GSCI Crude Oil Excess Return Index

The Underlying Index is the S&P GSCI Crude Oil Excess Return Index. The Underlying Index is the excess return variant of the S&P GSCI Crude Oil Index, a single commodity version of the S&P GSCI. The original S&P GSCI was established by Goldman, Sachs & Co. in 1991. Today, the S&P GSCI Crude Oil Excess Return Index is constructed and maintained in accordance with the S&P GSCI Handbook.

The S&P GSCI is an index on a production-weighted basket of currently 24 principal physical commodities that satisfy criteria established by the Index Provider. The S&P GSCI reflects the level of commodity prices at a given time and is designed to be a measure of the performance over time of the markets for these commodities. The commodities represented in the S&P GSCI are those physical commodities, as determined by the Index Provider, on which active and liquid futures contracts are traded on trading facilities in major industrialized countries. The commodities included in the S&P GSCI are weighted, on a production basis, to reflect the relative significance (in the view of the Index Provider) of those commodities to the world economy. The fluctuations in the level of the S&P GSCI are intended generally to

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correlate with changes in the prices of those physical commodities in global and/or regional markets. The value of the S&P GSCI has been normalized (“Normalizing Constant”) such that its hypothetical level on January 2, 1970 was 100.

Spot Prices, Futures Prices, Futures Investments and the Underlying Index

The Underlying Index is similar to the majority of exchange-traded products that are based on S&P GSCI-related indices and either hold futures contracts or reference a variation of an S&P GSCI-related index that incorporates the effects of holding, trading and rolling futures contracts based on their relative expirations. Because futures contracts have scheduled expirations, persons wishing to maintain an exposure to a commodity must close out the position prior to the futures contract expiration and establish a position in the next available contract. This process is referred to as “rolling” the position forward. Rolling futures positions forward can cause a portfolio or index that continuously holds futures contracts on a commodity to experience a “roll yield” due to the replacement contract’s price being higher or lower than the expiring contract’s price.

The Underlying Index is based on the excess return variation of the S&P GSCI Crude Oil Index, and as such it incorporates the returns of the S&P GSCI Spot Index (the spot variation of the S&P GSCI Crude Oil Index) as well as the discount or premium obtained by “rolling” hypothetical positions in such contracts forward as they approach delivery. As such, the Fund is expected to track changes in the price of an unleveraged investment in the contracts comprising the Underlying Index, prior to adjustment for the Net Investment Income. The only contract currently used to calculate the Underlying Index is the West Texas Intermediate (“WTI”) crude oil futures contract traded on the New York Mercantile Exchange.

The Underlying Index uses the “Excess Return Index” methodology described in the S&P GSCI Handbook. The Underlying Index reflects only the daily settlement prices (“Daily Contract Reference Prices”) of WTI crude oil futures contracts (“Designated Contracts”) on each business day the Index Provider publishes the index. The Underlying Index is based on one or more Designated Contracts during each Measuring Period. The Underlying Index is based on the daily settlement prices of the first nearby contract, except during the five day “Roll Period” where the “Roll Contract Expirations” shift to the next nearby contract and where the weighting of the first nearby contract is decreased in favor of the next nearby contract 20% per day during the Roll Period. The five day Roll Period begins on the fifth business day of each month and ends on the ninth business day of the month inclusive. Immediately following the Roll Period, the next nearby contract is used for the index until the next following Roll Period. For example, assuming that the November contract is the current nearby contract, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell the November contract, which serves to close out the existing long position, and buy December futures, which serves to immediately reestablish a long position. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month which is now December. As described earlier, this process is referred to as rolling. If, during the Roll Period, the market for the Designated Contracts is in “backwardation,” which means that the prices of longer nearby contracts is lower than those for shorter expiries, the roll process of exiting the nearer expiry in exchange for the

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farther expiry will (putting aside other factors) result in a higher Underlying Index level. Alternatively, if during the Roll Period the market for the Designated Contracts is in “contango,” which means that the prices of longer nearby contracts is higher than those for shorter expiries, the roll process of exiting the nearer expiry in exchange for the farther expiry will (putting aside other factors) result in a lower Underlying Index level. For the first five months of 2016 and for the twelve month period of 2015, the WTI crude oil market, as measured by the closing prices of the nearby and next-nearby Designated Contract, was in contango. In contrast during 2014, the WTI crude oil market, also as measured by the nearby and next-nearby Designated Contract, was in backwardation for the majority of the trading days of the year. The market for the Designated Contracts which comprise the Underlying Index may, at any time, be in backwardation or contango, or be switching from one to the other due to a number of factors including oil market supply and demand conditions or technical factors.

The daily value of the Underlying Index, therefore, is calculated based on the commodity production weightings assigned by the Index Provider of each Designated Contract, and of the Daily Contract Reference Prices of the nearby contract expiration of each Designated Contract, inclusive of any roll yield during the Roll Period. These components together constitute the Total Dollar Weight (“TDW”) of the Underlying Index. The TDW of the Underlying Index is, then, divided by the Normalizing Constant to assure index continuity.

In light of the rapid development of electronic trading platforms and the potential for significant shifts in liquidity between traditional exchanges and those platforms, the Index Provider may review both the procedures and criteria for determining the contracts to be included in the Underlying Index, as well as the procedures and criteria for evaluating available liquidity on an intra-year basis in order to provide Underlying Index market participants with efficient access to new sources of liquidity and the potential for more efficient trading. In particular, the Index Provider may examine the conditions under which an instrument traded on an electronic platform, rather than a traditional futures contract or options contract traded on a traditional futures or options exchange, should be permitted to be included in the Underlying Index and how the composition of the Underlying Index should respond to rapid shifts in liquidity between those instruments and contracts currently included in the Underlying Index.

As a result of the Index Provider’s Excess Return Index methodology, the Underlying Index will reflect a numerical value which incorporates the potential for both increases and decreases relating to roll yield based on the trading prices related to rolling expiring contracts into a next current contract. While the Sponsor and the Index Provider provide no assurance of relative performance or correlations, the Underlying Index is intended to reflect changes in the price of WTI crude oil inclusive of trading in and out of contracts based on their relative expiries.

The Index Provider makes the official calculations of the value of the Underlying Index. At present, these calculations are performed continuously and are reported under the following Reuters symbol “.SPGSCLP” for the S&P GSCI Crude Oil Excess Return Index.

These calculations are updated during business hours on each day on which the Underlying Index is calculated. The Index Provider has undertaken to include the value of the Underlying Index on its data feed that is disseminated to one or more financial data distribution platforms, such as those services offered by Thomson Reuters, and/or publish the Underlying

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Index values on its own website, on a continuous basis during regular trading hours for the Fund’s shares for so long as any Fund shares remain listed for trading. Additionally, the Index Provider has undertaken to provide the IOPV-UP and the IOPV-DOWN to certain third party vendors and to use commercially reasonable efforts to ensure that the IOPV-UP and the IOPV-DOWN are further disseminated to and published on Thomson Reuters.

General

The Fund is not sponsored, endorsed, sold or promoted by the Index Provider or any of its subsidiaries or affiliates. Neither the Index Provider nor any of its subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Fund or any member of the public regarding the advisability of investing in securities or commodities generally or in the Fund particularly. The only relationship of the Index Provider or any of its subsidiaries or affiliates to the Trust or the Fund is the licensing of certain trademarks, trade names and service marks and of the Underlying Index, which are determined, composed and calculated by the Index Provider, without regard to the Trust or the Fund. The Index Provider has no obligation to take the needs of the Trust or the shareholders of the Fund into consideration in determining, composing or calculating the Underlying Index. Neither the Index Provider nor any of its subsidiaries or affiliates is responsible for or has participated in the determination of the timing, price or quality of the shares to be issued or in the determination or calculation of the equation by which the shares are to be converted into cash. Neither the Index Provider nor any of its subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Fund investors, in connection with the administration, marketing or trading of the Fund. Notwithstanding the foregoing, the Index Provider and its subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the shares currently being issued by the Fund, but which may be similar to and competitive with the Fund. In addition, the Index Provider and its subsidiaries and affiliates may actively trade commodities, commodity indices and commodity futures (including the Underlying Index), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indices and commodity futures. It is possible that this trading activity will affect the values of the Underlying Index and the Class Values of the Fund.

This prospectus relates only to the Fund and does not relate to the physical commodity underlying the Underlying Index. Purchasers of the Fund should not conclude that the inclusion of a futures contract in the Underlying Index is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by the Index Provider or any of its subsidiaries or affiliates. The information in this prospectus regarding the Underlying Index has been derived solely from publicly available documents. Neither the Index Provider nor any of its subsidiaries or affiliates has made any due diligence inquiries with respect to the Underlying Index in connection with the Fund. Neither the Index Provider nor any of its subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Underlying Index, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

The S&P GCSI Crude Oil Excess Return Index is a product of S&P Dow Jones Indices LLC or its affiliates, and it has been licensed for use by the Sponsor in connection with the

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operation of the Fund. Standard & Poor’s and S&P are registered trademarks of S&P; Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by the Index Provider and sublicensed for certain purposes by the Sponsor. The Fund is not sponsored, endorsed, sold or promoted by the Index Provider, Dow Jones, S&P, or their respective affiliates or their third party licensors and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the Underlying Index.

DISTRIBUTIONS AND DISTRIBUTION DATES

Determination of Regular and Special Distribution Amounts and Share Index Factors

When the Class Values per Share of the Up Shares and the Down Shares of the Fund differ at the close of a Measuring Period (after adjusting for any Net Income Distribution for such shares), the share class with the higher Class Value per Share is expected to receive a Regular or Special Distribution as declared on that Distribution Date.

The value of a distribution relating to each of the Fund’s Up Shares (where such shares are valued at their respective Class Values per Share) entitled to a distribution declared on a Distribution Date will be equal to the positive amount, if any, of the closing Class Value per Share of the Fund’s Up Shares (after adjusting for any Net Income Distribution) less the closing Class Value per Share of the Fund’s Down Shares (after adjusting for any Net Income Distribution), or:

Distribution Amount = Maximum of 0 or UPc – DNc

The value of a distribution relating to each of the Fund’s Down Shares (where such shares are valued at their respective Class Values per Share) entitled to a distribution declared on a Distribution Date will be equal to the positive amount, if any, of the closing Class Value per Share of the Fund’s Down Shares (after adjusting for any Net Income Distribution) less the closing Class Value per Share of the Fund’s Up Shares (after adjusting for any Net Income Distribution), or:

Distribution Amount = Maximum of 0 or DNc – UPc

where:

UPc is equal to the closing Class Value per Share of the Up Shares at the time of determination of a distribution after adjusting for any Net Income Distribution; and

DNc is equal to the closing Class Value per Share of the Down Shares at the time of determination of a distribution after adjusting for any Net Income Distribution.

If the closing Class Value per Share of the Fund’s Up Shares is less than the closing Class Value per Share of the Fund’s Down Shares, there will be no Regular or Special Distribution for the Fund’s Up Shares. Similarly, if the closing Class Value per Share of the Fund’s Down Shares is less than the closing Class Value per Share of the Fund’s Up Shares, there will be no Regular or Special Distribution for the Fund’s Down Shares. Net Income

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Distributions may still occur for the benefit of any class if the class’ Net Investment Income is positive on a Distribution Date regardless of whether the class is entitled to a Regular or Special Distribution.

Ordinarily, Regular and Special Distributions will be made in cash, although the Sponsor will cause the Fund to make all or any part of any Regular or Special Distribution in paired shares instead of cash where further cash distributions would adversely affect the liquidity of the market for the Fund’s shares or impact the Fund’s ability to meet minimum asset size Exchange listing standards. All payments made in paired shares shall be made in equal numbers of Up and Down Shares. To the extent a share distribution would result in the distribution of fractional shares, cash in an amount equal to the value of the fractional shares will be distributed rather than fractional shares.

The Sponsor expects that the Fund will make Regular and Special Distributions in paired shares instead of cash under the following circumstances, provided that the Fund has a sufficient number of shares under an effective registration statement to make the distribution in shares:

•	after the Fund’s shares have been trading for at least six months, if a distribution in cash would result in the Fund having aggregate Class Values of less than $25 million;
•	if the Fund cannot liquidate its eligible Treasuries or eligible repos on reasonably acceptable terms in such time as will permit the Fund to pay a distribution in cash;
•	if a distribution of cash would impair the Fund’s ability to meet an Exchange listing requirement; or
•	if the Sponsor becomes aware of any specific or general fund size limitation in the formal and written policy of any institutional investor who may hold shares of the Fund, if a distribution of cash would cause the Fund to not meet such minimum size limitations.

The expected payment of Regular and Special Distributions in paired shares under the foregoing circumstances is not an indication of the Fund’s ability to make Regular and Special Distributions in cash while at all times maintaining sufficient assets to redeem all of its outstanding shares at their respective Class Values per Share. The Fund will always have sufficient assets to redeem all of its outstanding shares at Class Value per Share because Class Value per Share is based directly on the net assets of the Fund. Rather, the expected payment of Regular and Special Distributions in paired shares under the foregoing circumstances is primarily intended to limit the impact of paying distributions in cash on the liquidity of the market for the Fund’s shares by ensuring that the Fund’s assets remain at a level that is attractive to many investors. There can be no assurance, however, that payment of Regular and Special Distributions in paired shares will ensure a liquid market for the Fund’s shares. If the liquidity of the market for the Fund’s shares is impaired, the Fund’s shares may trade at a premium or discount to their Class Value per Share. If such premium or discount continues to exist for a sufficient length of time over a sufficient amount to trigger a Corrective Distribution, the Corrective Distribution will cause each holder of shares of each class of the Fund to receive the return defined by the differential in Class Values per Share of such class calculated on the prior Distribution Date and the Distribution Date of the Corrective Distribution, rather than by

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secondary market trading prices. In the event that the Sponsor determines that the Fund will pay Regular and Special Distributions in paired shares, the Fund will file a current report on Form 8-K with the SEC reporting such determination.

For any single Distribution Date associated with a Regular or Special Distribution the relationship between Class Value per Share and distribution entitlement for the Up Shares of the Fund and the Fund’s Underlying Index will be the Up Share Index Factor. Similarly, for any single Distribution Date, the relationship between Class Value per Share and distribution entitlement for the Down Shares of the Fund and the Fund’s Underlying Index will be the Down Share Index Factor. The Down Share Index Factor will equal negative one times the Up Share Index Factor.

The Up Share Index Factor and the Down Share Index Factor will be used for calculating the respective Class Values per Share of the shares. The differential between the Class Values per Share of the Up Shares and the Down Shares at the time of determination of a Regular or Special Distribution, after adjusting for any Net Income Distribution, will determine the amount of the distribution.

At the Fund’s inception of operations and on each Regular or Special Distribution Date thereafter, the Share Index Factors will be reset with respect to the then current Underlying Index level of the Fund and its then current Class Values per Share. The Share Index Factors will not change between Distribution Dates.

The resetting Share Index Factors are an important feature of the Fund in that (1) they identify precise and simple targeted returns for the shares with respect to the Underlying Index, and (2) they are reset based on the level of the Underlying Index at the time of this resetting upon the declaration of Regular Distributions and Special Distributions such that very large changes in the Underlying Index over the life of the Fund are incorporated into relative entitlements in the shares.

The distribution entitlement (“DE”) for the shares on a Distribution Date, which includes Net Income Distribution, Regular Distribution and Special Distribution entitlements of each class of the Fund, where “t” is the time of determination and where the Class Values per Share at time “t” represent the closing Class Values per Share on the related date of determination, is calculated as follows:

DEUPt (per Up Share entitled to a distribution) = (UPc – (the lesser of UPc and DNc))+UPNIAt

DEDNt (per Down Share entitled to a distribution) = (DNc – (the lesser of UPc and DNc))+DNNIAt

The Sponsor will cause the Fund to allocate accrued income or gains or losses on the Fund’s Eligible Assets to each share class as such class’ “Net Investment Income” on a daily basis, where such allocation is equal to the amount of such accrued income or gains or losses multiplied by a fraction the numerator of which is the closing Class Value per Share of the referenced class and the denominator of which is the sum of the closing Class Values per Share of both classes of the Fund. Where the Net Investment Income for a class of shares is positive,

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such class of shares will receive a Net Income Distribution equal to its Net Investment Income as declared on each Distribution Date.

Following each Distribution Date, the shares are entitled to a distribution of cash, shares or a combination thereof based on the positive difference, if any, in Class Value per Share of the related share class and the Class Value per Share of the opposing share class where Class Value per Share for each share class is adjusted for any Net Income Distribution attributable to such class. Following a Distribution Date where the distribution entitlement for the Up Shares (DEUP as presented above) is positive, the Up Shares will receive a distribution of the indicated amount. Following a Distribution Date where the distribution entitlement for the Down Shares (DEDN as presented above) is positive, the Down Shares will receive a distribution of the indicated amount.

Following each Distribution Date the majority of distribution entitlements is expected to be implemented via a distribution of cash. If applicable, share distributions will be comprised of an equal number of Up Shares and Down Shares. Because share distributions are limited to whole shares (i.e., fractions of shares will not be distributed), investors receiving distributions of shares may also receive a distribution of cash for that amount of a share distribution entitlement which would otherwise be fractional shares.

After each distribution, the Share Index Factors will be adjusted based on the Fund’s new Class Values per Share calculated with reference to the then-prevailing level of the Underlying Index.

Share Index Factor Adjustment Examples. The Share Index Factors will be carried to eight decimal places.

The table below illustrates an initial Up Share Index Factor where the initial shares price is $25.00 and where the Underlying Index level at issuance is set by the Sponsor at the Fund’s inception at 200.00. The Up Share Index Factor is $0.12500000 ($25/200, expressed in the table as “$ per Index Point”). The Down Share Index Factor in the example is -$0.12500000.

Index Level	Shares Price	$ per Index Point	Up Share Value	Down Share Value
200.00	$25.00	0.12500000	$25.00	$25.00

For the initial Measuring Period, every 10 point increase in the Fund’s Underlying Index (e.g., a movement from 200 to 210) will result in a $1.25 increase in Class Value per Share of the Up Shares and a $1.25 decrease in the Class Value per Share of the Down Shares without regard to Net Investment Income. Similarly, every 10 point decline in the Fund’s Underlying Index (e.g., a movement from 200 to 190) will result in a $1.25 decrease in the Class Value per Share of the Up Shares and a $1.25 increase in the Class Value per Share of the Down Shares.

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The following table illustrates the respective Class Value per Share movements for an initial Measuring Period where the Underlying Index movement is up 20 points (up 10% to 220.00), unchanged, and down 20 points (down 10% to 180) over the Measuring Period. The illustrated movements and Class Values per Share in the following table are presented before adjustment for Net Investment Income.

Index Move	Index Level	Shares Value	$ per Index Point	Up Share Movements	Down Share Movements	Up Share Value	Down Share Value
UP	220.00			$2.5000	-$2.5000	$27.5000	$22.5000
UNCHG	200.00	$25.00	0.12500000	0	0	25.0000	25.0000
DOWN	180.00			-2.5000	2.5000	22.5000	27.5000

In the following table, the Underlying Index is assumed to have moved up 10% from 200 to 220. Upon the Fund’s first Distribution Date, the resulting Class Values per Share indicate a 10% increase for the Up Shares and a 10% decrease for the Down Shares based on the Underlying Index movement. Based on the respective Measuring Period returns for the shares, as shown in the following table, the Fund will distribute a cash amount of $5,000.00 per 1,000 Up Shares to the holders of record of the Up Shares, and the Class Value per Share of the Up Shares and the Down Shares immediately following the Distribution Date will be set at $22.5000. The illustrated distributions and Class Values per Share in the following table are presented before adjustment for Net Investment Income.

Underlying Index Has Moved from 200 to 220 and Distributions per 1,000 Shares

	Initial Shares	Initial Value	Current Value	Cash Distributed	Total Up Shares	Total Down Shares	Per Share Value
Up Shares	1,000	$25,000.00	$27,500.00	$5,000.00	1,000	0	$22.5000
Down Shares	1,000	25,000.00	22,500.00	0	0	1,000	22.5000

Total					1,000	1,000	22.5000

The valuations of the respective returns for holders of Up Shares and Down Shares are as follows:

Up Shares:

1,000 shares x $22.5000 + $5,000.00 = $27,500.00 for a return of +10.00% ($2,500.00 / $25,000).

Down Shares:

1,000 shares x $22.5000 = $22,500.00 for a return of -10.00% (-$2,500.00 / $25,000).

Based on the Underlying Index movement from 200 to 220 presented in the immediately preceding example, and based on a Class Value per Share setting of $22.5000, the Up Share Index Factor is reset to 0.10227272 and the Down Share Index Factor is reset to -0.10227272 as indicated in the following table.

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Index Level	Shares Price	$ per Index Point	Up Share Value	Down Share Value
220.00	$22.5000	0.10227272	$22.5000	$22.5000

The following table illustrates the effect of a 20 point decline in the Fund’s Underlying Index level during its first Measuring Period where the Underlying Index is assumed to have moved down 10% from 200 to 180 over the Measuring Period.

Based on the respective Measuring Period returns for the shares, as shown in the following table, the Fund will distribute a cash amount of $5,000.00 per 1,000 Down Shares to the holders of record of the Down Shares, and the Class Value per Share of the Up Shares and the Down Shares immediately following the Distribution Date will be set at $22.5000. The illustrated distributions and Class Values per Share in the following table are presented before adjustment for Net Investment Income.

Underlying Index Has Moved from 200 to 180 and Distributions per 1,000 Shares

	Initial Shares	Initial Value	Current Value	Cash Distributed	Total Up Shares	Total Down Shares	Per Share Value
Up Shares	1,000	$25,000.00	$22,500.00	$0	1,000	0	$22.5000
Down Shares	1,000	25,000.00	27,500.00	5,000.00	0	1,000	22.5000

Total					1,000	1,000	22.5000

The valuations of the respective returns for holders of Up Shares and Down Shares are as follows:

Up Shares:

1,000 shares x $22.5000 = $22,500.00 for a return of -10.00% (-$2,500.00 / $25,000).

Down Shares:

1,000 shares x $22.5000 + $5,000.00 = $27,500.00 for a return of +10.00% ($2,500.00 / $25,000).

Based on the Underlying Index movement from 200 to 180 presented in the immediately preceding example, and based on a Class Value per Share setting of $22.5000, the Up Share Index Factor is reset to 0.12500000, and the Down Share Index Factor is reset to -0.12500000, as indicated in the following table.

Index Level	Shares Price	$ per Index Point	Up Share Value	Down Share Value
180	$22.5000	0.12500000	$22.5000	$22.5000

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The following two tables illustrate the resetting of the Share Index Factors for a sequence of Underlying Index levels and Class Values per Share – first, with a rising Underlying Index (+10% for Distribution Date 1, +20% for Distribution Date 2 and +30% for Distribution Date 3) and second, with a falling Underlying Index (-10% for Distribution Date 1, -20% for Distribution Date 2 and -30% for Distribution Date 3) presented before adjustment of Net Investment Income.

	Issuance	Distribution Date 1	Distribution Date 2	Distribution Date 3
Underlying Index Level	200.00	220.00	264.00	343.20
Shares Value	$25.0000	$22.5000	$18.0000	$12.6000
Up Share Index Factor	+0.12500000	+0.10227272	+0.06818181	+0.03671328
Down Share Index Factor	-0.12500000	-0.10227272	-0.06818181	-0.03671328

	Issuance	Distribution Date 1	Distribution Date 2	Distribution Date 3
Underlying Index Level	200.00	180.00	144.00	100.80
Shares Value	$25.0000	$22.5000	$18.0000	$12.6000
Up Share Index Factor	+0.12500000	+0.12500000	+0.12500000	+0.12500000
Down Share Index Factor	-0.12500000	-0.12500000	-0.12500000	-0.12500000

Because in a declining Underlying Index scenario the Class Value per Share for both classes following a Regular or Special Distribution is determined with reference to the Up Shares’ Class Value per Share immediately preceding the Regular or Special Distribution, and because the relative changes in Class Value per Share of the Up Shares and the Underlying Index are proportional to each other, the Share Index Factors remain unchanged, taking into account only changes in the Underlying Index.

Regular Distributions

The Sponsor will cause the Fund to make regular distributions of investor gains principally through a Regular Distribution of cash, or cash and shares, following each Regular Distribution Date. On each Regular Distribution Date, the Fund will reset its Share Index Factors. An investor receiving distributions can then undertake a range of actions with respect to the distributions which include increasing exposure to the Underlying Index, decreasing exposure to the Underlying Index, or maintaining exposure to the Underlying Index. See “—Investor Responses to Distributions.”

The Fund will declare Net Income Distributions and Regular Distributions monthly on the 15th calendar day of each month; provided, however, that the distribution date will be adjusted to the next following business day if the scheduled Net Income and Regular Distribution Date is not a business day.

The following table illustrates the position of an investor who has purchased 500 Up Shares for $25.00 per share for a dollar value investment equal to $12,500.00 when the Class Value per Share was $25.00. The table illustration is presented as of a date immediately prior to the next following Distribution Date. Assuming that the return on the Up Shares is as indicated in the individual rows (since the investor’s acquisition) the percentage returns and dollar returns

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are as indicated. The illustration aggregates all elements of return, including Net Investment Income:

The Percentage Return and Nominal Return
for 500 Up Shares Prior to a Distribution Date

Return on Shares	Value per Share	Pre-Tax Investor Percentage Return	Pre-Tax Investor Dollar Return
+ 10.0%	$27.50	+ 10.0%	$1,250.00
+ 5.0	26.25	+ 5.0	625.00
0.0	25.00	0.0	0.00
- 5.0	23.75	- 5.0	(625.00)
- 10.0	22.50	- 10.0	(1,250.00)

The 500 Up Shares (purchased at $25 per share) held through a single Distribution Date where the return on the Up Shares is +10% (before adjustment for Net Investment Income) since the prior Distribution Date may receive the cash distribution indicated in the following table:

Up Shares Held Over a Single Distribution Date
Where the Return on the Up Shares is 10% for the First Measuring Period

Original Investment	Return on Original Investment	Pre-Distribution Value	Post-Distribution Value	Up Shares	Down Shares	Cash
$12,500.00	+10%	$13,750.00	$13,750.00	500	0	$2,500.00

As presented in the immediately preceding table, a holding of the 500 Up Shares as illustrated has received a distribution of $2,500.00 in cash. The Class Value per Share of the Up Shares following the distribution is $22.50. The value of the investor’s position following this single Distribution Date, including the declared distribution, is as follows:

500 Up Shares x $22.50 plus cash of $2,500.00 = $13,750.00.

An examination of the immediately preceding table demonstrates that the value of the Up Shares holding (before adjustment for Net Investment Income) immediately following a Distribution Date, including the declared distribution, will be equal to the value of the Up Shares holding immediately preceding a Distribution Date. The Fund will not charge an investor a fee related to a distribution of either cash or shares.

The Fund is designed to be utilized by investors who are prepared to reassess their holdings at least as frequently as each Distribution Date. Investors who hold distributed cash or a combination of both Up Shares and Down Shares over one or more consecutive Distribution Dates without reassessment of their Fund share portfolio may experience decreased exposure to the Fund’s Underlying Index as well as a reduced opportunity of gain and loss.

Following a single Distribution Date, a holding of cash or a holding of a matched quantity of Up Shares and Down Shares will generate no return with respect to changes in the

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Underlying Index. In the above single Distribution Date illustration, the $2,500.00 in cash will generate no exposure to the Underlying Index in any subsequent period. Similarly, a distribution of shares, if any, will be effected in a matched quantity of Up Shares and Down Shares and will also generate no return with respect to the Underlying Index in any subsequent period. See “—Investor Responses to Distributions.”

If the investor in 500 original Up Shares holds the position over two Distribution Dates (inclusive of all intermediate distributions) without any trading or other purchases or dispositions, where the return on the Up Shares is +10% (before adjustment for Net Investment Income) for the second Distribution Date, and the distributions are made in cash, the investor’s resultant positions and returns are as follows:

Original Up Shares Held Over a Second Distribution Date
Where the Return on the Up Shares is 10% for the First and Second Measuring Periods

Original Investment	Return on Original Investment	Pre-Distribution Value	Post-Distribution Value	Up Shares	Down Shares	Cash
$12,500.00	+9.0%	$14,875.00	$14,875.00	500	0	$4,750.00

As presented in the immediately preceding table, a holding of the 500 Up Shares and $2,500.00 in cash (where the return on cash is assumed to be zero) has received a distribution of $2,250.00 in cash. The Class Value per Share of the Up Shares following the distribution is $20.25. The value of the investor’s position following this single second Distribution Date, including the declared distribution, is as follows:

500 Up Shares x $20.25 plus cash of $4,750.00 = $14,875.00.

Because the $2,500.00 in cash from the first Distribution Date did not generate a return with respect to the Underlying Index, the return as indicated in the immediately preceding table has only accrued on 90% of the Up Shares’ +10% return as measured against the original investment (9% versus 10%, or $1,125 versus $1,250, where $14,875 minus $13,750 equals $1,125).

Continuing the example of 500 Up Shares acquired at $25 and held through a third Distribution Date (inclusive of all intermediate distributions) without any trading or other purchases or dispositions, where the return on the Up Shares is +10% (before adjustment for Net Investment Income) for the third Distribution Date, and the distributions are made in cash, the investor’s resultant positions and returns are as follows:

Original Up Shares Held Over a Third Distribution Date
Where the Return on the Up Shares is 10% for the First, Second, and Third Measuring Periods

Original Investment	Return on Original Investment	Pre-Distribution Value	Post-Distribution Value	Up Shares	Down Shares	Cash
$12,500.00	+8.1%	$15,887.50	$15,887.50	500	0	$6,775.00

As presented in the immediately preceding table, a holding of the 500 Up Shares and $4,750.00 in cash (where the return on cash is assumed to be zero) has received a third period

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distribution of $2,025 in cash. The Class Value per Share of the Up Shares following the distribution is $18.225. The value of the investor’s position following this single third Distribution Date, including the declared distribution, is as follows:

500 Up Shares x $18.225 plus cash of $6,775.00 = $15,887.50.

Because the $4,750.00 in cash from the second Distribution Date did not generate a return with respect to the Underlying Index, the return as indicated in the immediately preceding table has only accrued on 81% of the Up Shares’ +10% return as measured against the original investment (8.1% versus 10%, or $1,012.50 versus $1,250, where $15,887.50 minus $14,875.00 equals $1,012.50).

An investor who, having held the original 500 Up Shares inclusive of distributions as indicated in the three period illustration, continues to hold the original 500 Up Shares and all distributions without taking any action to purchase shares with the cash distributed or to sell, trade, or otherwise dispose of any distributed shares will experience decreasing exposure to the Underlying Index.

The following table illustrates the approximate effect of holding an original position in the Up Shares over five consecutive Distribution Dates where the return on the Up Shares per period is +10%, +5%, 0%, -5%, or -10%. The percentage indicated in the table is that percentage return realized on an original Up Shares holding, plus all intermediate distributions as measured on the original invested dollar amount where the investor executed no sales, purchases or other transactions following the initial acquisition and after each Distribution Date.

Up Share Percentage Exposure to the Underlying Index Over Five Distribution Dates
Indicating the Effect of Distributions Only

Return on the Up Shares for each Measuring Period

Distribution Date	-10%	-5%	0%	+5%	+10%
1	100.0%	100.0%	100.0%	100.0%	100.0%
2	100.0	100.0	100.0	95.0	90.0
3	100.0	100.0	100.0	90.2	81.0
4	100.0	100.0	100.0	85.7	72.9
5	100.0	100.0	100.0	81.4	65.6

Similarly, a holding of Down Shares over one or more Distribution Dates, where the Down Shares have received a distribution of cash, shares or a combination thereof, will have a decreased exposure to the Underlying Index following each such Distribution Date. Specifically distributions related to favorable movements in the Underlying Index will reduce the exposure of a Down Shares holding when an investor takes no action to alter his position.

The following table illustrates an investor who has purchased 500 Down Shares for $25 per share for a dollar value investment equal to $12,500.00. Assuming that the return on the Down Shares is as indicated in the individual rows (since the investor’s acquisition) the percentage returns and dollar returns are as indicated. The illustration aggregates all elements of return, including Net Investment Income:

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The Percentage Return and Nominal Return
For 500 Down Shares Prior to a Distribution Date

Return on Shares	Value per Share	Pre-Tax Investor Percentage Return	Pre-Tax Investor Dollar Return
+ 10.0%	$27.50	+ 10.0%	$1,250.00
+ 5.0	26.25	+ 5.0	625.00
0.0	25.00	0.0	0.00
- 5.0	23.75	- 5.0	(625.00)
- 10.0	22.50	- 10.0	(1,250.00)

The 500 Down Shares (purchased at $25 per share) held through a single Distribution Date where the return on the Down Shares is +10% (before adjustment for Net Investment Income) since the prior Distribution Date may receive the cash distribution indicated in the following table:

Down Shares Held Over a Single Distribution Date
Where the Return on the Down Shares is 10% for the First Measuring Period

Original Investment	Return on Original Investment	Pre-Distribution Value	Post-Distribution Value	Up Shares	Down Shares	Cash
$12,500.00	+10%	$13,750.00	$13,750.00	0	500	$2,500.00

As presented in the immediately preceding table, a holding of the 500 Down Shares as illustrated has received a distribution of $2,500.00 in cash. The Class Value per Share of the Down Shares following the distribution is $22.50. The value of the investor’s position following this single Distribution Date, including the declared distribution, is as follows:

500 Down Shares x $22.50 plus cash of $2,500.00 = $13,750.00.

An examination of the immediately preceding table demonstrates that the value of the Down Shares holding (before adjustment for Net Investment Income) immediately following a Distribution Date, including the declared distribution, will be equal to the value of the Down Shares holding immediately preceding a Distribution Date. The Fund will not charge an investor a fee related to a distribution of either cash or shares.

The Fund is designed to be utilized by investors who are prepared to reassess their holdings at least as frequently as each Distribution Date. Investors who hold distributed cash or a combination of both Up Shares and Down Shares over one or more consecutive Distribution Dates without reassessment of their Fund share portfolio may experience decreased exposure to the Fund’s Underlying Index as well as a reduced opportunity of gain and loss.

Following a single Distribution Date, a holding of cash or a holding of a matched quantity of Up Shares and Down Shares will generate no return with respect to changes in the Underlying Index. In the above single Distribution Date illustration, the $2,500.00 in cash will

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generate no exposure to the Underlying Index in any subsequent period. Similarly, a distribution of shares, if any, will be effected in a matched quantity of Up Shares and Down Shares and will also generate no return with respect to the Underlying Index in any subsequent period. See “—Investor Responses to Distributions.”

If the investor in 500 original Down Shares holds the position over two Distribution Dates (inclusive of all intermediate distributions) without any trading or purchases or other dispositions, where the return on the Down Shares is +10% (before adjustment for Net Investment Income) for the second Distribution Date, and the distributions are made in cash, the investor’s resultant positions and returns are as follows:

Original Down Shares Held Over a Second Distribution Date
Where the Return on the Down Shares is 10% for the First and Second Measuring Periods

Original Investment	Return on Original Investment	Pre-Distribution Value	Post-Distribution Value	Up Shares	Down Shares	Cash
$12,500.00	+9.0%	$14,875.00	$14,875.00	0	500	$4,750.00

As presented in the immediately preceding table, a holding of the 500 Down Shares and $2,500.00 in cash (where the return on cash is assumed to be zero) has received a distribution of $2,250.00 in cash. The Class Value per Share of the Down Shares following the distribution is $20.25. The value of the investor’s position following this single second Distribution Date, including the declared distribution, is as follows:

500 Down Shares x $20.25 plus cash of $4,750.00 = $14,875.00.

Because the $2,500.00 in cash from the first Distribution Date did not generate a return with respect to the Underlying Index, the return as indicated in the immediately preceding table has only accrued on 90% of the Down Shares’ +10% return as measured against the original investment (9% versus 10%, or $1,125 versus $1,250, where $14,875 minus $13,750 equals $1,125).

Continuing the example of 500 Down Shares acquired at $25 and held through a third Distribution Date (inclusive of all intermediate distributions) without any trading or other purchases or dispositions, where the return on the Down Shares is +10% (before adjustment for Net Investment Income) for the third Distribution Date, and the distributions are made in cash, the investor’s resultant positions and returns are as follows:

Original Down Shares Held Over a Third Distribution Date
Where the Return on the Down Shares is 10% for the First, Second, and Third Measuring Periods

Original Investment	Return on Original Investment	Pre-Distribution Value	Post-Distribution Value	Up Shares	Down Shares	Cash
$12,500.00	+8.1%	$15,887.50	$15,887.50	0	500	$6,775.00

As presented in the immediately preceding table, a holding of the 500 Down Shares and $4,750.00 in cash (where the return on cash is assumed to be zero) has received a third period distribution of $2,025.00 in cash. The Class Value per Share of the Down Shares following the

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distribution is $18.225. The value of the investor’s position following this single third Distribution Date, including the declared distribution, is as follows:

500 Down Shares x $18.225 plus cash of $6,775.00 = $15,887.50.

Because the $4,750.00 in cash from the second Distribution Date did not generate a return with respect to the Underlying Index, the return as indicated in the immediately preceding table has only accrued on 81% of the Down Shares’ +10% return as measured against the original investment (8.1% versus 10%, or $1,012.50 versus $1,250.00, where $15,887.50 minus $14,875.00 equals $1,012.50).

An investor who, having held the original 500 Down Shares inclusive of distributions as indicated in the three period illustration, continues to hold the original 500 Down Shares and all distributions without taking any action to purchase shares with the cash distributed or to sell, trade, or otherwise dispose of any distributed shares will experience decreasing exposure to the Underlying Index.

The following table illustrates the approximate effect of holding an original position in the Down Shares over five consecutive Distribution Dates where the return on the Down Shares per period is +10%, +5%, 0%, -5%, or -10% in consecutive periods. The percentage indicated in the table is that percentage return realized on an original Down Shares holding, plus all intermediate distributions as measured on the original invested dollar amount where the investor executes no sales, purchases or other transactions following the initial acquisition and after each Distribution Date.

Down Share Percentage Exposure to the Underlying Index Over Five Distribution Dates
Indicating the Effect of Distributions Only

Return on the Down Shares for each Measuring Period

Distribution Date	-10%	-5%	0%	+5%	+10%
1	100.0%	100.0%	100.0%	100.0%	100.0%
2	100.0	100.0	100.0	95.0	90.0
3	100.0	100.0	100.0	90.2	81.0
4	100.0	100.0	100.0	85.7	72.9
5	100.0	100.0	100.0	81.4	65.6

A reduced exposure following one or more Distribution Dates will reduce the potential gains from favorable Underlying Index movements in subsequent periods. For further discussion of an investor’s potential responses to receiving distributions, see “—Investor Responses to Distributions.”

Special Distributions

Special Distributions are a measure designed to protect the Fund and the investors in the Fund during periods when the Fund’s Underlying Index experiences unexpected degrees of volatility. The Fund will effect a Special Distribution and a resetting of the Share Index Factors, as well as a Net Income Distribution if any class of the Fund has positive Net Investment

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Income, between Regular Distribution Dates where the change in the Underlying Index, as measured at the close, exceeds 75% since the prior Distribution Date.

A reverse share split may also be executed in conjunction with any Special Distributions. Reverse share splits will be declared in order to maintain the Class Value per Share for each class of shares despite a significant move in the Underlying Index. In the event of a reverse share split, the Share Index Factors and the per share calculations for Net Investment Income will be adjusted to reflect the split to maintain continuity in tracking the Fund’s Underlying Index. See “—Notification of Distributions and Share Splits.”

The Arbitrage Mechanism and Corrective Distributions

Arbitrage Mechanism. Similar to other exchange-traded products, the Fund will rely primarily between Distribution Dates on the share creation and redemption process to reduce any premium or discount that may occur in the Fund’s share trading prices on the Exchange relative to that share’s Class Value per Share. Shares in the Fund may be created or redeemed only by Authorized Participants. The creation/redemption process is important for the Fund in providing Authorized Participants with an arbitrage mechanism through which they may keep share trading prices in line with the Fund’s Class Values per Share.

As the Fund’s shares trade intraday on the Exchange, their market prices will fluctuate due to simple supply and demand. The following scenarios describe the conditions surrounding a creation/redemption:

•	If the market price of a share of the Fund exceeds its Class Value per Share, an Authorized Participant can purchase shares through a cash payment as part of a Creation Unit from the Fund, and then sell the new shares on the market at a profit, taking into account the value of both classes of shares. This process of increasing the supply of shares is expected to bring the trading price of a share back to its Class Value per Share.
•	If the Class Value per Share exceeds the market price of a share of the Fund, an Authorized Participant can purchase shares on the market in an amount equal to a Creation Unit and redeem them for cash at their Class Values per Share at a profit, taking into account the value of both classes of shares. This process of increasing the demand for shares on the Exchange through decreasing supply is expected to raise the trading price of a share to meet its Class Value per Share.

These processes are referred to as the arbitrage mechanism. The arbitrage mechanism helps to minimize the difference between the trading price of a share of the Fund and its Class Value per Share. Over time, these buying and selling pressures should balance out, and a share’s market trading price is expected to remain at a level close to its Class Value per Share. The arbitrage mechanism provided by the creation and redemption process is designed, and required, in order to maintain the relationship between the market trading price of shares and their Class Values per Share between Distribution Dates. The Class Value per Share Limitation is not expected to have an impact on the arbitrage mechanism because it serves to limit the responsiveness of the Fund to extreme Underlying Index movements and will apply regardless of any premium or discount condition in the Fund’s shares’ trading prices.

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Unlike other exchange-traded products, the Fund has the additional protective mechanism – the Corrective Distribution – that is intended to work if the arbitrage process fails to work for any reason.

Corrective Distributions. The Fund has been established with a formulaic process that continuously measures for any material deviation between the Class Value per Share of the shares and the closing trading prices of the shares as reported on the Exchange where the measured closing trading prices are based on one or more trades occurring within the last 30 minutes of trading. If the closing trading price for a share on any business day is not based on one or more trades occurring on the Exchange during the last 30 minutes of that day, the trading price for that day will not be used for the purposes of measuring for a Corrective Distribution. Following the later to occur of (1) the expiration of 15 calendar days following the inception of the Fund’s operations and (2) the commencement of the Fund’s second Measuring Period, if the closing trading prices of the shares of the Fund deviate from their Class Value per Share by 5% or more over three consecutive business days, the Fund will declare a Corrective Distribution in addition to a Regular Distribution or Special Distribution on the next scheduled Regular Distribution Date or Special Distribution Date if previously triggered. In a Corrective Distribution, each share (including those to be distributed in the related Regular or Special Distribution) will be resolved into a risk neutral position comprised of an equal number of Up Shares and Down Shares. The Corrective Distribution will distribute (1) a number of Down Shares equal to the number of outstanding Up Shares to the Up Shares holders and (2) a number of Up Shares equal to the number of outstanding Down Shares to the Down Shares holders. The Corrective Distribution will also involve a Regular or Special Distribution, as applicable, to the applicable class of shares if the Fund’s Class Values per Share differ on the Distribution Date. A Corrective Distribution will be utilized to reduce the likelihood of material and persistent disparities between Class Value per Share and trading prices as well as to limit the duration of any such disparities. In the event that the closing trading price as reported on the Exchange is based on one or more trades that occurred before the last 30 minutes of trading on the Exchange on any day, or an Index Disruption Period is in effect on any day, a Corrective Distribution will not be measured by, or triggered on, that day.

Once the requirements for a Corrective Distribution are triggered, the Corrective Distribution will be declared on the next available Regular or Special Distribution Date. Each Corrective Distribution will cause each holder of either an Up Share or a Down Share to have an equal number of both Up and Down Shares where the resulting total Class Values per Share of the combined class holdings after the Corrective Distribution will reflect values indicated by the total Class Value per Share of the shares held before the Corrective Distribution. A Corrective Distribution may be accompanied by a reverse share split in order to reduce Fund share counts.

Any Corrective Distribution will cause each holder of shares of either class to receive the return defined by the differential in Class Values per Share of such class calculated on the prior Distribution Date and the Distribution Date of the Corrective Distribution. In this way, each investor will receive a distribution declared on the related Distribution Date based on Class Value per Share rather than secondary market trading prices for shares that may deviate materially and persistently from their Class Value per Share. A Corrective Distribution causes the Fund to deliver more accurate returns to investors related to the performance of the Fund’s Underlying Index at the expense of an investor’s ability to maintain relative Up Share and Down

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Share positions. Investors who wish to reestablish a specific Up Share or Down Share position should be prepared to buy, sell, or otherwise transact in the shares following a Corrective Distribution. See “—Investor Responses to Distributions.”

The Sponsor expects that Corrective Distributions will not regularly occur. The Sponsor believes that the existence of the Corrective Distribution process in the Fund will discourage attempts by traders to manipulate share trading or closing prices and should therefore reduce the occurrences of material and persistent deviations of share trading prices from Class Value per Share. The Corrective Distribution process essentially supplements the arbitrage mechanism for those rare situations where the arbitrage mechanism fails.

Immediately following a Corrective Distribution, each shareholder has a balanced position with a value (based on Class Values per Share) that reflects the return profile that the shareholder was entitled to receive for the related Measuring Period. As such, each shareholder has a position which, when aggregated in sufficient amounts by an Authorized Participant, can be presented for redemption without any further exposure to the Underlying Index and without further exposure to the market prices of the shares.

Where Authorized Participants (and other shareholders trading directly or indirectly through Authorized Participants) are unable to trade shares received in a Corrective Distribution at attractive prices, they can redeem some or all of the shares received in a Corrective Distribution for cash. The pairs aspect of the Corrective Distribution will act as a release valve for outstanding shares, where the market prices that can be realized in either the buying or selling of shares deviates materially from Class Values per Share for the incremental buyer or seller. Where the combination of sale price and purchase price is undesirable for holders following a Corrective Distribution, the Sponsor expects such shares to be aggregated and redeemed through Authorized Participants rather than traded in a rebalancing. Such redemptions are an expected part of the corrective and price normalizing process. Consequently, rebalancing transactions by investors following a Corrective Distribution are not expected to perpetuate the imbalance between trading prices and Class Value per Share that gave rise to the Corrective Distribution in the first place.

The Corrective Distribution trigger thresholds are established for the protection of all existing shareholders’ returns and to protect the ability of Authorized Participants to effect arbitrage driven creations and redemptions in the Fund’s Creation Units. The presence of the Corrective Distribution trigger also benefits incremental purchasers by driving the alignment of market prices with Class Value per Share and by reducing the risk that market prices deviate materially and persistently from Class Value per Share.

In the event of a Corrective Distribution, a shareholder may receive shares and cash in amounts to both: (1) provide the holder with a distribution consistent with the change in the Underlying Index, and (2) provide the holder with a position neutral to subsequent changes in the Underlying Index such that the effect of any persistent price deviation is diminished or

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eliminated. A Corrective Distribution will be applied to all shares of the Fund. For further discussion of an investor’s potential responses to receiving distributions, see “—Investor Responses to Distributions.”

Market Conditions for Arbitrage and Corrective Distributions. There are eight unique combinations of market price/Class Value per Share differentials. The eight combinations are listed in the following table.

•	There are two outcomes where one share class’ market price is below Class Value per Share – rows 1 & 2;
•	There are two outcomes where one share class’ market price is above Class Value per Share – rows 3 & 4;
•	There is one outcome where both share classes’ market prices are above Class Value per Share – row 5;
•	There is one outcome where both share classes’ market prices are below Class Value per Share – row 6; and
•	There are two outcomes where one share class’ market price is above Class Value per Share at the same time one share class’s market price is below Class Value per Share – rows 7 and 8.

Under the columns headed “Down Share” and “Up Share,” the table illustrates the market price (“MP”) and the Class Values per Share (“VPS”) for each scenario. Under the heading “Arbitrage,” the expected arbitrage activity (“Create” or “Redeem”) is indicated in addition to the per share pair arbitrage opportunity (e.g., $0.05 for Row 1). The specific numbers presented in the table are for illustration only and are not intended to indicate proposed Corrective Distribution thresholds. Instead, the narrative following the table is intended to illustrate the Corrective Distribution threshold setting process performed by the Sponsor at the inception of the Fund.

Potential Combinations of Market Price/Class Value per Share Differentials

Intrinsic Divergence	Down Share (MP/VPS)	Up Share (MP/VPS)	Arbitrage Opportunity
(1) 1 Share Low (Down)	0.85 / 0.90	1.10 / 1.10	Redeem / $0.05
(2) 1 Share Low (Up)	0.90 / 0.90	1.05 / 1.10	Redeem / $0.05
(3) 1 Share High (Down)	0.95 / 0.90	1.10 / 1.10	Create / $0.05
(4) 1 Share High (Up)	0.90 / 0.90	1.15 / 1.10	Create / $0.05
(5) Both Shares High	0.95 / 0.90	1.15 / 1.10	Create / $0.10
(6) Both Shares Low	0.85 / 0.90	1.05 / 1.10	Redeem / $0.10
(7) 1 High (Down) & 1 Low (Up)	0.95 / 0.90	1.05 / 1.10	None – Corrective Distribution
(8) 1 Low (Down) & 1 High (Up)	0.85 / 0.90	1.15 / 1.10	None – Corrective Distribution

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Arbitrage Opportunities:

Rows 1 & 2 (Redeem): Where one share is trading at a discount to Class Value per Share, an Authorized Participant can acquire a share pair on the market for $1.95 in either scenario ($0.85 +$ 1.10 or $0.90 + $1.05) and redeem the share pair for $2.00 as part of a Creation Unit for a $0.05 profit opportunity. This activity is expected to increase the demand for both shares.

Rows 3 & 4 (Create): Where one share is trading at a premium to Class Value per Share, an Authorized Participant can create a share pair for $2.00 as part of a Creation Unit and sell the pair on the market for $2.05 in either scenario ($0.95 +$ 1.10 or $0.90 + $1.15) for a $0.05 profit opportunity. This activity is expected to increase the supply of both shares.

Row 5 (Create): Where both Up and Down Shares are trading at a premium to Class Value per Share, an Authorized Participant can create paired shares for $2.00 as part of a Creation Unit and sell the pair on the market for $2.10 in proceeds ($0.95 +$ 1.15) for a $0.10 profit opportunity. This activity is expected to increase the supply of both shares.

Row 6 (Redeem): Where both Up and Down Shares are trading at a discount to Class Value Per Share, an Authorized Participant can acquire paired shares on the market for $1.90 ($0.85 + $1.05) and redeem the pair for $2.00 as part of a Creation Unit for a $0.10 profit opportunity. This activity is expected to increase the demand for both shares.

Corrective Distributions:

Rows 7 & 8 (Corrective Distribution): Where one share within the pair is trading at a discount to Class Value per Share and the other share within the pair is trading at a premium to Class Value per Share, a basic arbitrage opportunity via the creation and redemption mechanism of the Fund may not be available because the sum of the pair’s market prices presents no divergence from the sum of the Class Values per Share even though both shares may carry a material deviation from their Class Values per Share. The scenarios indicated in Rows 7 & 8 may require a Corrective Distribution if the divergence persistently exceeds the trigger because the create and redeem arbitrage mechanisms available through trading the shares are insufficient to correct this divergence.

A Corrective Distribution would be triggered if any of the divergences listed in the above table were in excess of the specified limit and such divergence persisted over the prescribed period of time. The theory and practice of arbitrage in the exchange-traded product industry suggests that divergences depicted in Rows 1 through 6 should not be large enough or persist long enough to trigger a Corrective Distribution. Nevertheless, if those divergences did persist above the set level in excess of the prescribed time, a Corrective Distribution would be triggered.

Examples of Effects of Corrective Distributions.

Up Share Example. The following tables illustrate a Corrective Distribution numerical example for 500 Up Shares with an initial price of $25.00 where a Corrective Distribution was triggered prior to the first Distribution Date, the return to the Up Shares was +10% and the Regular Distribution was made in cash.

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Before a Corrective Distribution
500 Up Shares Over a Single Distribution Date
Return on Up Shares is +10%

Original Investment	Return on Original Investment	Pre-Distribution Value	Post-Distribution Value	Up Shares	Down Shares	Cash
$12,500.00	+10%	$13,750.00	$13,750.00	500	0	$2,500.00

After a Corrective Distribution
500 Original Up Shares Without a Reverse Split
Return on Up Shares is +10%

Original Investment	Return on Original Investment	Pre-Distribution Value	Post-Distribution Value	Up Shares	Down Shares	Cash
$12,500.00	+10%	$13,750.00	$13,750.00	500	500	$2,500.00

As shown by the two foregoing tables, the Corrective Distribution has not altered the aggregate Class Values and cash of the total position. This results from the following calculation:

500 Up Shares x $11.25 plus 500 Down Shares x $11.25 plus cash of $2,500.00 = $13,750.00

The following table indicates the same scenario as above, but in the following table a 1-for-2 reverse share split is executed by the Fund concurrent with the Corrective Distribution. The Fund may elect to execute a reverse share split in connection with Corrective Distribution in order to maintain a higher Class Value per Share.

Post-Corrective Distribution
500 Original Up Shares With a 1-For-2 Reverse Split

Original Investment	Return on Original Investment	Pre-Distribution Value	Post-Distribution Value	Up Shares	Down Shares	Cash
$12,500.00	+10%	$13,750.00	$13,750.00	250	250	$2,500.00

The cash value of a position is unaffected by the Corrective Distribution and reverse share split and is reflected in the following calculation:

250 Up Shares x $22.50 plus 250 Down Shares x $22.50 plus cash of $2,500.00 = $13,750.00

Down Share Example. The following tables illustrate a Corrective Distribution numerical example for 500 Down Shares with an initial price of $25.00 where a Corrective Distribution was triggered prior to the first Distribution Date and the return to the Down Shares was -10%.

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Before a Corrective Distribution
500 Down Shares Over a Single Distribution Date
Return on Down Shares is -10%

Original Investment	Return on Original Investment	Pre-Distribution Value	Post-Distribution Value	Up Shares	Down Shares	Cash
$12,500.00	-10%	$11,250.00	$11,250.00	0	500	$0

Post-Corrective Distribution
500 Original Down Shares Following a 1-For-2 Reverse Split

Original Investment	Return on Original Investment	Pre-Distribution Value	Post-Distribution Value	Up Shares	Down Shares	Cash
$12,500.00	-10%	$11,250.00	$11,250.00	250	250	$0

As shown by the two foregoing tables, the Corrective Distribution has not altered the cash value of the total share position. The same result would occur for the investor’s total share position if a 1-for-2 reverse share split occurred in conjunction with the Corrective Distribution.

Net Income Distributions

Whenever the Fund declares a Regular or Special Distribution, the Fund will determine whether any of its classes has a positive Net Investment Income. Shareholders of any class that has a positive Net Investment Income will receive a Net Income Distribution concurrently with the Regular or Special Distribution. Net Income Distributions may occur for any class regardless of whether such class receives a Regular or Special Distribution on that date.

Notification of Distributions and Share Splits

The Fund, when engaging in a Regular Distribution, a Special Distribution, a Corrective Distribution or a Net Income Distribution, will provide at least three business days’ advance notice (or longer advance notice as may be required by the Exchange), measured with respect to the record date of such an event. When engaging in a share split, the Fund will provide at least ten calendar days’ advance notice (or longer advance notice as may be required by the Exchange), measured with respect to the record date of such an event. In each instance, the Sponsor will notify the Exchange, and post a notice of such event and its details on the Fund’s website (www.AccuShares.com).

With respect to Regular Distributions, the information provided will consist of the schedule of distributions and associated Distribution Dates, and a notification, as of the Distribution Date for such Regular Distribution, on the Fund’s website (www.AccuShares.com) as to whether or not the Regular Distribution will occur. For Regular Distributions that occur on schedule, the Sponsor will cause a press release to be issued identifying the receiving class, the amount of cash, the amount of paired shares (if any), and any other information the Sponsor deems relevant regarding the distribution and post such information on the Fund’s website. This information will also be contained in the Fund’s quarterly and annual reports on Forms 10-Q and 10-K and annual reports to shareholders.

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With respect to Special Distributions, Corrective Distributions and share splits, the information provided will include the relevant ex-, record and payment dates for each such event and relevant data concerning each such event. These events will also be reported in press releases, on the Fund’s website (www.AccuShares.com) and under current reports on Form 8-K as material events as well as the Fund’s periodic reports.

The Fund will also provide a Significant Index Movement Alert on its website (www.AccuShares.com) at the close of any business day during a Measuring Period when the Underlying Index first experiences a 50% increase or decrease in its level since the prior Distribution Date.

In addition, notice of Net Income Distributions for each class of the Fund, if any, will also be included in the notifications of Regular, Special and Corrective Distributions. In the event of a Significant Index Movement Alert, notice of any Net Income Distribution that would occur in the event that a Special Distribution is subsequently triggered will be included in the Significant Index Movement Alert.

Reverse share splits will be declared to maintain a positive Class Value per Share for either the Up Shares or the Down Shares should the Class Value per Share of either class approach zero. Reverse share splits are expected to occur in the context of Special Distributions and are expected to be triggered after Class Value per Share declines below $4.00. No other share splits are expected to occur, although the Sponsor will have the right to declare in its sole discretion a share split, either forward or reverse, pursuant to the Trust Agreement. Any share split declared at the Sponsor’s discretion will be subject to at least ten calendar days’ notice to investors.

Investor Responses to Distributions

The Fund is designed to be utilized only by sophisticated investors who are expected to monitor and manage their position in the shares not less frequently than each Distribution Date.

Distributions can reduce or eliminate your desired exposure to the Underlying Index and cash distributions will reduce the size of the Fund. The Fund’s Regular and Special Distributions of cash, or cash and shares, will reduce your opportunity for gains arising from changes in the Fund’s Underlying Index in subsequent periods. Any Corrective Distribution will eliminate your opportunity for such gains in subsequent periods. The Sponsor intends to cause the Fund to make Regular and Special Distributions in cash, although the Sponsor will cause the Fund to make all or any part of any such distribution in paired shares instead of cash where further cash distributions would adversely affect the liquidity of the market for the Fund’s shares or impact the Fund’s ability to meet minimum asset size Exchange listing standards.

The payment of cash distributions over time is expected to cause a decline in the Fund’s Class Values. If the Fund’s Class Values decline to a significant extent, the market for the Fund’s shares may become less liquid. Moreover, a significant decline in the Fund’s Class Values may cause the Sponsor to terminate the Fund if its continued operation would be uneconomical. In any event, the Fund will always have sufficient assets to redeem all of its outstanding shares at the prevailing Class Values per Share.

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When the Fund makes a distribution in paired shares, it will not issue fractional shares but will instead distribute cash in lieu of fractional shares. Regular and Special Distributions of shares will be made in equal quantities of Up Shares and Down Shares (or the cash value of such shares) only to the share class of the Fund whose Class Value per Share has increased since the beginning of the Measuring Period. If a distribution is in cash, any amounts held in cash will have no responsiveness to the Underlying Index. Any portion of your Fund holdings in your portfolio that is represented by equal amounts of Up Shares and Down Shares will also have no responsiveness to any changes in the level of the Fund’s Underlying Index since change in the relative Class Values per Share of each Up Share and each Down Share will exactly offset each other with respect to changes in the Underlying Index.

If you seek to maintain a maximum exposure to the Underlying Index, you may need to rebalance your Fund investments after every Distribution. Investors wishing to maximize exposure to the Underlying Index (in either direction) or investors wishing to compound gains over one or more Distribution Dates must invest any cash distributed in the class of shares aligned with their investment objectives. To the extent that a distribution is made in paired shares, investors will need to sell all shares of the class of shares they receive in such distribution that opposes their intended exposure to the Underlying Index and use the sale proceeds (combined with any cash distributions) to invest in the class of shares aligned with their investment objectives.

Trading prices and trading transaction costs will adversely impact your ability to closely track the Underlying Index through an investment in the shares of the Fund. There is no assurance that an investor will be able to execute purchases and sales at any consistent or desired trading price. For example, if you initially hold Up Shares in the Fund and the Class Value per Share of the Up Shares exceeds the Class Value per Share of the Down Shares on the declaration date for the next Regular Distribution, you will receive a Regular Distribution of cash, or cash and an equal number of Up and Down Shares, whose value (in the aggregate, including all cash and any shares distributed) will represent the increase in value of your original Up Shares as of the Distribution Date caused by the increase over the Measuring Period in the Underlying Index. If you wish to maintain a total positive exposure to the Underlying Index at the increased value of your original Up Shares after the Distribution Date, you will need to use any cash distributed to you to purchase additional Up Shares. To the extent you received a distribution of paired shares, you will need to sell any Down Shares that were distributed to you and use the sale proceeds plus distributed cash to purchase additional Up Shares. Both your sale of the Down Shares, if any, and the purchase of additional Up Shares will occur at trading prices and not the Class Values per Share for such shares. Moreover, your transaction in the Fund’s shares may be subject to your broker’s commissions or other charges. The trading prices you receive and your transaction expenses may impede your ability to closely track the performance of the Underlying Index through an investment in the shares of the Fund.

Investors in any pooled investment vehicle which distributes cash should consider the impact of cash distributions on long-run returns. Similarly, any vehicles having high portfolio turnover of non-cash assets may face larger costs (which adversely impact investor returns) than a vehicle having a lower portfolio turnover rate. The Sponsor does not expect the Fund to have significant portfolio turnover costs due to the nature of the Fund’s Eligible Assets.

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Effects of investor rebalancing and transaction costs. In contrast to an investor who does no trading or disposition of distributed shares and does not use distributed cash to purchase additional shares, an investor of 500 Up Shares, for instance, who wishes to maintain a maximized positive exposure in the Fund’s Underlying Index may sell the distributed Down Shares, if any, and use the proceeds plus distributed cash to purchase Up Shares. The following three tables illustrate an investor who has purchased 500 Up Shares, where the return on the Up Shares is +10%, and following each Distribution Date, rebalances its received cash distributions in order to maintain a maximized position in Up Shares. The three table illustrations assume investor transaction costs and fees of 1.25% for each purchase of shares for cash occurring during the rebalancing through a combination of market price changes, bid-offer spreads, and brokerage transaction costs. Because investor transaction costs and fees are expected to vary, the assumption of investor transaction costs and fees of 1.25% for each purchase of shares for cash is provided as an estimate only. The fourth table below presents a range of investor roundtrip transaction costs and fees between 0% and 5% for completeness. The tables are presented prior to adjustment for Net Investment Income.

First Distribution Date

500 Up Shares

With a +10% Return and Assuming a Post-Distribution Price of $22.50

	Original Investment	Pre-Distribution Value	Post-Distribution Value	Estimated Periodic Return	Up Shares	Down Shares	Cash
Pre-Trading	$12,500.00	$13,750.00	$13,750.00	+10%	500	0	$2,500.00
Post-Trading	$12,500.00	$13,750.00	$13,719.35	+9.78%	609	0	$16.85

In the post-trading figures for the first Measuring Period, the distributed $2,500 of cash is used to purchase Up Shares for a trading price of $22.7812 (reflecting a 1.25% increase over the $22.50 closing price).

The $2,500.00 distribution is used to purchase 109 additional Up Shares at $22.7812 and a residual amount of $16.85 remains in cash.

A 1.25% aggregate investor transaction costs and fees relating to buying additional Up Shares with distributed cash results in an approximately 0.22% impact in performance (when Up Share returns are +10%) as indicated by the $13,719.35 versus $13,750.00 post-Distribution Date and post-investor trading result.

Second Distribution Date

Original 500 Up Shares (Now 609 Up Shares)

With Another +10% Return and Assuming a Post-Distribution Price of $20.25

	Original Investment	Pre-Distribution Value	Post-Distribution Value	Estimated Periodic Return	Up Shares	Down Shares	Cash
Pre-Trading	$12,500.00	$13,719.35	$15,089.60	+9.99%	609	0	$2,757.35
Post-Trading	$12,500.00	$13,719.35	$15,055.68	+9.74%	743	0	$9.93

In the post-trading figures for the second Measuring Period, the distributed cash of $2,740.50 plus residual cash of $16.85 from the previous distribution are used to purchase 134

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additional Up Shares at $20.5031 (reflecting a 1.25% increase over the $20.25 closing price) and a residual amount of $9.93 remains in cash.

Again, a 1.25% aggregate investor transaction costs and fees relating to buying more Up Shares with distributed cash results in an approximately 0.25% impact in performance (when Up Share returns are +10%) as indicated by the $15,055.68 versus $15,089.60 post-Distribution Date and post-investor trading result. The pre-trading periodic return is +9.99% rather than +10% because the prior Distribution Date residual cash amount is assumed to generate no return.

Third Distribution Date

Original 500 Up Shares (Now 743 Up Shares)

With Another +10% Return and Assuming a Post-Distribution Price of $18.225

	Original Investment	Pre-Distribution Value	Post-Distribution Value	Estimated Periodic Return	Up Shares	Down Shares	Cash
Pre-Trading	$12,500.00	$15,055.68	$16,560.25	+9.99%	743	0	$3,019.08
Post-Trading	$12,500.00	$15,055.68	$16,523.12	+9.74%	906	0	$11.27

In the post-trading figures for the third Measuring Period, the distributed cash of $3,009.15 plus residual cash of $9.93 from the previous distribution are used to purchase 163 additional Up Shares at $18.4528 (reflecting a 1.25% increase over the $18.225 closing price) and a residual amount of $11.27 remains in cash.

Again, a 1.25% aggregate investor transaction costs and fees relating to buying more Up Shares with distributed cash results in an approximately 0.25% impact in performance (when Up Share returns are +10%) as indicated by the $16,523.12 versus $16,560.25 post-Distribution Date and post-investor trading result. The pre-trading periodic return is +9.99% rather than +10% because the prior Distribution Date residual cash amount is assumed to generate no return.

In the event that shares were distributed rather than cash in the immediately preceding three-period example, an investor would need to sell all shares of the class of shares it received in such distributions that opposes its intended exposure to the Underlying Index and use the sale proceeds to invest in the class of shares aligned with its investment objectives. Because this activity requires both a sale and a purchase of shares, the related investor transaction fees would likely be higher as a result of rebalancing following a distribution of shares than following a distribution of cash (e.g., 1.25% for a sale of shares of the class that opposes its intended exposure to the Underlying Index and 1.25% for a purchase of shares of the class aligned with its investment objectives); however, because a distribution in shares would only require rebalancing with respect to half of the distribution, whereas a distribution in cash would require rebalancing with respect to the entire distribution, 2.5% roundtrip investor transaction costs and fees in the context of a distribution in shares will have similar results to those shown in the illustrations above with respect to 1.25% roundtrip investor transaction costs and fees in the context of a distribution in cash.

The following table summarizes the impact of investor transaction costs and fees relating to transacting in shares following distributions when percentage roundtrip investor transaction costs and fees are 0.0%, 0.5%, 1.0%, 2.0%, and 3.0%, and when the per Measuring Period return on the Up Shares is -5.0%, 0.0%, +5.0%, and +10.0%.

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Estimated Return Impact of Investor Transaction Costs and Fees

Incurred to Maintain a Desired Maximum Up Share Position

Roundtrip Transaction	Return on the Up Shares
Costs	-5.0%	0.0%	+5.0%	+10%
0.0%	0.00%	0.00	0.00%	0.00%
0.5	0.00	0.00	0.02	0.05
1.0	0.00	0.00	0.05	0.10
2.0	0.00	0.00	0.10	0.18
3.0	0.00	0.00	0.15	0.30

Similar to the immediately preceding four table illustrations relating to an investor in the Up Shares seeking to maintain a maximum position in the Up Shares, an investor in the Down Shares may similarly seek to maintain a maximizing position in the Down Shares through one or more Distribution Dates where distributions are made to holders of the Down Shares. The following table summarizes the impact of investor transaction costs and fees relating to transacting in shares following distributions when percentage roundtrip investor transaction costs and fees are 0.0%, 0.5%, 1.0%, 2.0%, and 3.0%, and when the per Measuring Period return on the Down Shares is -5.0%, 0.0%, +5.0%, and +10.0%.

Estimated Return Impact of Investor Transaction Costs and Fees

Incurred to Maintain a Desired Maximum Down Share Position

Roundtrip Transaction	Return on the Down Shares
Costs	-5.0%	0.0%	+5.0%	+10%
0.0%	0.00%	0.00	0.00%	0.00%
0.5	0.00	0.00	0.02	0.05
1.0	0.00	0.00	0.05	0.10
2.0	0.00	0.00	0.10	0.18
3.0	0.00	0.00	0.15	0.30

Down Shares are unlike other traditional fund investments. The Down Shares of the Fund pursue investment goals which are inverse to the performance of its Underlying Index, a result opposite to the results of most mutual funds, exchange-traded funds, and other exchange-traded products.

Moreover, the following analysis examines how an investor acquiring Down Shares between Distribution Dates and seeking to align the returns on their invested capital with the performance of the Fund’s Underlying Index will need to adjust their purchases.

An investor who seeks to achieve a maximum exposure to the Underlying Index through a purchase of the Down Shares for a fixed dollar amount allocation should purchase the number of shares based on (x) the fixed dollar amount allocation divided by (y) the prevailing per share market price of the Down Shares. In contrast, an investor who seeks an absolute dollar amount exposure to the Underlying Index should refer to the Down Share Index Factor. For example, an

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investor who desires approximately a $1,000 return (without regard to Net Investment Income) if the Underlying Index changes 10 points, which is the investor’s absolute dollar amount exposure to the Underlying Index, where the absolute value of the Down Share Index Factor is 0.12500000, and where the prevailing market price is $25, would purchase a number of Down Shares equal to (x) the desired absolute return amount (i.e., $1,000) divided by (y) the product of (I) the Underlying Index change target (i.e., 10) and (II) the absolute value of the Down Share Index Factor (i.e., 0.12500000). In this example, the investor would purchase 800 Down Shares to achieve the absolute return objective of approximately $1,000 per 10-point move in the Underlying Index.

Because the Underlying Index and the price of the Down Shares will diverge in response to changes in the Underlying Index, percentage changes in the Underlying Index will not directly equate to percentage changes in the price of the Down Shares except when: (1) Down Shares were purchased or held on the prior Distribution Date, and (2) Down Shares were purchased at a price equal to the Class Value per Share of the Up Shares (“expected absolute Down Share exposure condition”).

The following table illustrates the expected absolute Down Share exposure condition and assumes that (a) the Underlying Index level at a prior Distribution Date is 200, (b) the absolute value of the Down Share Index Factor (indicated as “$ per Index Point”) is 0.12500000 and (c) the Class Value per Share of the Down Share is $25.00 on such prior Distribution Date, which equals the Up Share’s Class Value per Share and the price at which the investor acquires the Down Share. The table then shows the end result of the expected absolute Down Share exposure condition as of the next Distribution Date where an upward move in the level of the Underlying Index to 220 (+10%) at the end of the Measuring Period results in a downward movement in the Class Value per Share of the Down Share to $22.5000 (-10%). Similarly, a downward move in the Underlying Index to 180 (-10%) at the end of the Measuring Period results in an upward movement in the Class Value per Share of the Down Shares to $27.5000 (+10%). The illustrated distributions and Class Values per Share in the following table are presented before adjustment for Net Investment Income.

Index Move	Index Level	Shares’ Value	$ per Index Point	Share Movements	Up Shares Class Value per Share	Down Shares Class Value per Share
UP	220			2.5000	$27.5000	$22.5000
	200	$25.00	0.12500000		25.0000	25.0000
DOWN	180			-2.5000	22.5000	27.5000

The expected absolute Down Share exposure condition will not be met when Down Shares are acquired on days that are not Distribution Dates. For example, if an investor acquires a Down Share on a non-Distribution Date when (a) the level of the Underlying Index is 180, and (b) the Down Share acquisition price is $27.50 (matching its Class Value per Share), then when the Underlying Index moves downward an additional 10% to 162 at the end of the Measuring Period, the corresponding movement in the Class Value per Share of the Down Shares between Distribution Dates is the product of (x) the incremental index movement of -18, and (y) the

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Down Share Index Factor of -0.12500000, for a Down Share value increase of $2.25 (presented prior to adjustment for Net Investment Income). This movement results in a $29.75 Class Value per Share of the Down Share, which is an 8.18% (or 2.25 over 27.50) change in the Class Value per Share after the 10% decline in the Underlying Index level. A similar misalignment between the percentage upward movement in the Underlying Index level (e.g., +10%) and percentage downward movement in the Class Value per Share of the Down Shares will occur if the Down Shares are acquired (at $22.50 per Down Share) on a non-Distribution Date at an Underlying Index level higher (i.e., 220) than such level on the prior Distribution Date (i.e., 200). In these cases and in these examples, the misalignment results because the Down Share Index Factor (i.e., -0.12500000) has not been reset from the prior Distribution Date.

In brief, the purchase of Down Shares between Distribution Dates at a price below the Class Value per Share of an Up Share will have the effect of increasing the responsiveness of the investor’s return to changes in the Underlying Index, measured as a percentage of the purchase price. Similarly, the purchase of Down Shares between Distribution Dates at a price above the Class Value per Share of an Up Share will have the effect of decreasing the responsiveness of the investor’s return to changes in the Underlying Index, measured as a percentage of the purchase price.

Any investor wishing to maintain alignment of a percentage return on invested capital with a percentage return on the Underlying Index when the Down Shares Class Value per Share varies from the Up Shares Class Value per Share may execute a “Down Shares Adjusted Purchase” to achieve the expected absolute Down Share exposure condition. In a Down Shares Adjusted Purchase, an investor will effect one of the following adjustments to their purchase of the Down Shares (for simplicity, trading prices are assumed to be equal to Class Values per Share and the adjustments do not include the effects caused by the investor’s transaction costs and fees and the Fund’s Net Investment Income:

1.	When the Down Shares Class Value per Share is below the Up Shares Class Value per Share:

Reduce the size of a Down Shares purchase and hold an amount in cash equal to the total purchase difference between the Up Shares’ price and the Down Shares’ price. For example, if the Down Shares’ price is $24, and the Up Shares’ price is $26, an investor will hold $2 in cash for each Down Share purchased.

2.	When the Down Shares Class Value per Share is above the Up Shares Class Value per Share:

Purchase additional Down Shares (on margin or with other borrowed cash) equal to the total purchase difference between the Down Shares’ price and the Up Shares’ price. For example, if the Down Shares’ price is $26, and the Up Shares’ price is $24, an investor will purchase $2 of additional Down Shares for each Down Share otherwise purchased.

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When compared before adjustment for Net Investment Income and an investor’s transaction costs and fees, an investor can always achieve an expected absolute Down Share exposure condition with a Down Shares Adjusted Purchase.

TRUST AND FUND EXPENSES

The Fund will be subject to a daily accrual of fees and expenses. The following is a description of the fees and expenses of the Fund.

Management Fee

Each class of the Fund pays the Sponsor the Management Fee, monthly in arrears, in an amount equal to 0.29% of its average daily Class Value, calculated on the basis of a 365-day year.

The Sponsor receives the Management Fee and otherwise bears all the routine ordinary expenses of the Fund, including the fees and reimbursable expenses of the Trustee, the Investment Advisor, the custodian, the administrator, the transfer agent, the Index Provider and the marketing agent. The Fund bears all its tax liabilities, which are accrued daily, and its extraordinary, non-recurring expenses that are not assumed by the Sponsor under the Trust Agreement. Expenses, fees and taxes shall be accrued in advance for all non-business days at the end of the immediately preceding business day.

No other fee is paid by the Fund. The Management Fee is paid in consideration of the Sponsor’s management and administrative services and the other services provided to the Fund for which the Sponsor pays directly.

The shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of the Fund offered hereby is speculative and involves a high degree of risk.

Additional Expenses of the Fund and the Shareholders

Except for the Management Fee and certain expenses, costs and taxes described below, the Fund will not bear any further expenses. See “Description of the Shares & Certain Terms of the Trust Agreement—The Sponsor.” As described below, the Sponsor will pay all additional expenses of the Fund and the Trust. The Fund’s expenses, fees and taxes shall be accrued in advance for all non-business days at the end of the immediately preceding business day.

Organization and Offering Expenses

Organization and offering expenses relating to the Fund means those expenses incurred in connection with the formation of the Fund, the qualification and registration of the shares of the Fund and offering and processing the shares of the Fund under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Fund or the offering of the shares of the Fund, including, but not limited to:

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•	initial and ongoing registration fees, filing fees and taxes;
•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the registration statement of which this prospectus is a part, the exhibits thereto and this prospectus;
•	the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the shares;
•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the shares; and
•	accounting, auditing, and legal fees (including disbursements related thereto) incurred in connection therewith.

Expenses incurred in connection with organizing the Trust and the Fund and the registration and initial offering of its shares will be paid by the Sponsor. Expenses incurred in connection with the continuous offering of shares of the Fund after the commencement of its trading and operations will also be paid by the Sponsor.

Routine Operational, Administrative, and Other Ordinary Expenses

The Sponsor will pay all of the routine operational, administrative, and other ordinary expenses of the Fund, including, but not limited to, computer services expenses, the fees and expenses of the Trustee, the Investment Advisor, the custodian, the administrator, the transfer agent, the Index Provider, the marketing agent and any other service providers of the Fund, legal and accounting fees and expenses, filing fees, and printing, mailing and duplication costs.

Federal, State and Local Taxes

Since the Fund is expected to be treated as a corporation for income tax purposes, federal, state and local taxes, if any, will be accrued daily by the Fund and will reduce the aggregate Class Values of the Fund. The Sponsor generally will allocate the Fund’s taxes to each share class of the Fund in proportion to the Class Value of such class.

Non-Recurring Fees and Expenses

All extraordinary, non-recurring expenses (referred to as extraordinary fees and expenses in the Trust Agreement), if any, will be borne by the Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Such fees and expenses include, without limitation, legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such fees and expenses, by their nature, are unpredictable in terms of timing and amount.

In the event that the Fund needs to pay such non-recurring fees and expenses, it will sell Eligible Assets in an amount sufficient to obtain the cash proceeds for payment. The payment of

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extraordinary fees and expenses by the Fund will result in a corresponding decrease in the Fund’s aggregate Class Values and its Class Values per Share. Any decrease in the Class Values per Share of a class of the Fund due to the payment of extraordinary fees and expenses may cause a significant loss to shareholders of such class, result in increased tracking error of Fund performance against its Underlying Index or, in extreme cases, result in termination of the Fund.

Extraordinary fees and expenses affecting the Trust as a whole will be prorated to each series of the Trust according to its respective aggregate Class Values. The Sponsor generally will allocate the Fund’s extraordinary fees and expenses to each share class in proportion to the Class Value of such class.

Other Transaction Costs

The Fund bears other transaction costs including those incurred in connection with the management of the Fund’s Eligible Assets and management of the collateral backing the Fund’s eligible repos as well as the trading spreads and financing costs/fees, if any, and other costs relating to the purchase of eligible Treasuries and eligible repos. The Sponsor generally will allocate the Fund’s transaction costs to each share class in proportion to the Class Value of such class.

The Fund also imposes on each Authorized Participant transaction fees to offset, or partially offset, the transfer agent’s cost for processing creation and redemption orders and the Sponsor’s Trust offering registration fee expense. Currently, the transaction fee applicable to each creation and redemption transaction is $600 per order plus 0.005% of the aggregate order value. The transaction fee may be reduced, increased or otherwise changed by the Sponsor at its sole discretion. See “Creation and Redemption of Shares.”

Brokerage Commissions

Retail investors may purchase and sell shares through traditional brokerage accounts. Investors may be charged a customary commission by their brokers in connection with purchases or sales of shares that will vary from investor to investor and may reduce investor returns. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Also, the excess, if any, of the price at which an Authorized Participant sells a share over the price paid by such Authorized Participant in connection with the creation of such share in a Creation Unit may be deemed to be underwriting compensation.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a DTC Participant, and (3) have entered into an Authorized Participant Agreement.

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CREATION AND REDEMPTION OF SHARES

Shares in the Fund may be created or redeemed only by Authorized Participants. Shares may be created and redeemed by Authorized Participants from time to time, but only in one or more Creation Units of the Fund. A Creation Unit is a basket of 25,000 Up Shares and 25,000 Down Shares of the Fund. Except when aggregated in Creation Units, the shares are not redeemable securities. The Fund will not create or redeem fractional Creation Units.

The amount payable for the creation or redemption of a Creation Unit will equal the aggregate Class Values per Share of each Up Share and each Down Share in the Creation Unit as of the end of the business day during which the order for such creation or redemption is submitted prior to the applicable cut-off time. If the date on which such creation or redemption is submitted is not a business day, the Class Values per Share will be determined as of the next business day.

Creation and redemption orders will be settled on the third business day after the order is accepted. Settlement will be effected through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a DVP basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous.

Redemption requests will be met by distributing cash on hand or by selling the non-cash Eligible Assets for cash and then distributing such cash. The value of all Eligible Assets of the Fund is expected to be always sufficient to redeem all shareholders at once at any time.

Authorized Participants will pay a transaction fee of $600 per order plus 0.005% of the aggregate order value to the Fund custodian in connection with each order for the creation or redemption of Creation Units. The transaction fee is intended to defray the transfer agent’s cost for processing the creation and redemption orders and the Sponsor’s Trust offering registration fee expense. The transaction fee may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.

The form of Authorized Participant Agreement sets forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The form of Authorized Participant Agreement and the related procedures attached thereto may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from the Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Fund, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of shares. Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units. Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

Persons interested in purchasing or redeeming Creation Units should contact the Sponsor or the transfer agent to obtain the contact information for the Authorized Participants.

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Shareholders who are not Authorized Participants are only able to redeem their shares through an Authorized Participant.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the Registration Statement of which this prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Fund’s transfer agent to create one or more Creation Units of the Fund. Purchase orders for the Fund must be placed by the cut-off time for the Fund shown below, or earlier if the Exchange closes before the cut-off time. If a purchase order is received prior to the applicable cut-off time, the day on which the transfer agent receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next business day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of Required Payment and Cut-off Time

The total payment required to create each Creation Unit is the sum of the Class Values per Share of 25,000 Up Shares and Class Values per Share of 25,000 Down Shares of the Fund on the purchase order date plus the applicable transaction fee. Authorized Participants have a create/redeem cut-off time of 4:00 p.m. (New York time), which is prior to the Class Value calculation time, and which may be different from the close of U.S. markets.

Delivery of Cash

Cash required for settlement will typically be transferred to the Fund custodian through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a DVP basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the custodian does not receive the cash on the third business day following the purchase order date (T+3), such order may be charged interest for delayed settlement or cancelled. The Sponsor reserves the right to extend the deadline for the custodian to receive the cash required for settlement up to the fifth business day following the purchase order date (T+5). In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order. Upon request by an Authorized Participant, the Sponsor in its sole discretion may agree to an earlier delivery date other than T+3. Additional fees may apply for special settlement. The Creation Units will be delivered to the Authorized Participant upon the custodian’s receipt of the purchase amount.

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Suspension or Rejection of Purchase Orders

In respect of the Fund, the Sponsor may, in its discretion, suspend the right to purchase, or postpone the purchase settlement date: (1) for any period during which the Exchange is closed or when trading is suspended or restricted on the Exchange; (2) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

•	it determines that the purchase order is not in proper form;
•	it believes that the purchase order would have adverse consequences to the Fund or its shareholders;
•	fulfillment of the order would be unlawful; or
•	circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the transfer agent, the administrator or the custodian will be liable for the postponement, suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units generally mirror the procedures for the creation of Creation Units. On any business day, an Authorized Participant may place an order with the Fund’s transfer agent to redeem one or more Creation Units. If a redemption order is received prior to the applicable cut-off time, or earlier if the Exchange closes before the cut-off time, the day on which the transfer agent receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next business day. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Creation Units. Individual shareholders may not redeem directly from the Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the Fund not later than the third business day immediately following the redemption order date (T+3). The Sponsor reserves the right to extend the deadline for the Fund to receive the Creation Units required for settlement up to the fifth business day following the redemption order date (T+5). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must pay to the Fund’s custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. Upon request by an Authorized Participant, the Sponsor in its sole discretion may agree to an earlier delivery date other than T+3. Additional fees may apply for special settlement.

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Determination of Redemption Proceeds

The redemption proceeds from the Fund consist of the cash redemption amount as described above. The cash redemption amount is equal to the sum of the Class Values per Share of 25,000 Up Shares and the Class Values per Share of 25,000 of the Down Shares of the Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of the Fund’s Class Values on the redemption order date, less transaction fee.

Delivery of Redemption Proceeds

The redemption proceeds due from the Fund are delivered to the Authorized Participant on the third business day immediately following the redemption order date if, by such business day, the Fund’s DTC account has been credited with the Creation Units to be redeemed. The Fund shares and any required cash payment should be delivered through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a DVP basis. If the Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption proceeds are delivered to the extent whole Creation Units are received. Any remainder of the redemption proceeds is delivered on the fifth business day immediately following the redemption order date to the extent any remaining whole Creation Units are received if: (1) the Sponsor receives the fee applicable to the extension of the redemption settlement date which the Sponsor may, from time to time, determine, and (2) the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by such fifth business day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order. The Sponsor is also authorized to deliver the redemption proceeds notwithstanding that the Creation Units to be redeemed are not credited to the Fund’s DTC account by the third business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.

Suspension or Rejection of Redemption Orders

In respect of the Fund, the Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date: (1) for any period during which the Exchange is closed or when trading is suspended or restricted on the Exchange; (2) for any period during which an emergency exists as a result of which fulfillment of a redemption order is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a redemption order if:

•	it determines that the redemption order is not in proper form;
•	the Sponsor believes that the redemption order would have adverse consequences to the Fund or its shareholders;
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•	fulfillment of the order would be unlawful; or
•	circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process redemptions of Creation Units.

Creation and Redemption Transaction Fee

An Authorized Participant will be required to pay a transaction fee of $600 per order plus 0.005% of the aggregate order value to the Fund custodian to create or redeem Creation Units. The transaction fee is intended to defray the transfer agent’s cost for processing the creation and redemption orders and the Sponsor’s Trust offering registration fee expense. The transaction fee may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.

Special Settlement

The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.

Purchases and Sales in the Secondary Market on the Exchange

The shares of the Fund are listed on the Exchange under the following symbols and CUSIP numbers:

	Trading Symbol	CUSIP Number
AccuShares S&P GSCI Crude Oil Excess Return Fund:
AccuShares S&P GSCI Crude Oil Excess Return Up Shares	OILU	00439V 888
AccuShares S&P GSCI Crude Oil Excess Return Down Shares	OILD	00439V 870

Secondary market purchases and sales of shares will be subject to ordinary brokerage commissions and charges. The shares of the Fund trade on the Exchange, like any other listed security traded on the Exchange. Investors will realize a loss or gain on their investment in the Fund’s shares based on the trading price of the shares on the secondary market, which are expected to track their Class Values per Share.

DESCRIPTION OF THE SHARES & CERTAIN TERMS OF
THE TRUST AGREEMENT

The following summary describes in brief the shares and certain aspects of the operation of the Trust, the Fund, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and certain terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the registration statement of which this prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

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Description of the Shares

The Fund issues, or will issue, common units of beneficial interest, or shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The Fund engages in paired share offerings meaning that it has an equal number of Up Shares and Down Shares at all times. The shares represent entitlements to the assets of the Fund with such entitlements being determined by the movements of the Underlying Index from the prior Distribution Date to the next Distribution Date. More specifically:

•	Up Shares entitlements to distributions from the Fund (before adjustment for Net Investment Income) are tied to increases, if any, of the Underlying Index, subject to the Class Value per Share Limitation, and
•	Down Shares entitlements to distributions from the Fund (before adjustment for Net Investment Income) are tied to decreases, if any, of the Underlying Index, subject to the Class Value per Share Limitation.

Performance is determined with respect to the change in such Underlying Index between Distribution Dates for the Fund.

The shares may be purchased from the Fund or redeemed on a continuous basis, always as pairs, but only by Authorized Participants and only in Creation Units. Shares may not be purchased or redeemed from the Fund by shareholders that are not Authorized Participants.

Principal Office

The Trust is organized as a statutory trust under the DSTA. The Trust is managed by the Sponsor, whose office is located at 300 First Stamford Place – 4th Floor East, Stamford, Connecticut 06902.

The Fund

The Trust is formed and operated in a manner such that the Fund is liable only for obligations attributable to the Fund and shareholders of the Fund are not subject to the losses or liabilities of any other series of the Trust. If any creditor or shareholder in the Fund asserted against the Fund a valid claim with respect to its indebtedness or shares, the creditor or shareholder would only be able to recover money from the Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing solely with respect to the Fund are enforceable only against the assets of the Fund, and not against any other series of the Trust or the Trust generally, or any of their respective assets. The assets of the Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of the Fund, including, without limitation, funds delivered to the custodian for the purchase of shares or Creation Units in the Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a) thereof) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series of the Trust or the Trust generally.

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The Trustee

Wilmington Trust, N.A., a national banking association, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties under the Trust Agreement to the Trust, the Sponsor or the shareholders of the Fund. Wilmington Trust, N.A. also serves as the Investment Advisor for the Fund pursuant to the Investment Advisory Agreement. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by the Sponsor.

The Trustee will not be liable or accountable under the Trust Agreement to the Trust or to any other person or entity or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence, bad faith or willful misconduct. Each of the Trustee and its directors, employees, and agents (“Trustee Related Parties”) is indemnified by the Trust and the Fund, as appropriate, against any claims, losses, liabilities or expenses which may be imposed on, incurred by or asserted against such Trustee Related Party relating to or arising out of or in connection with the formation, operation or termination of the Trust or the Fund, as appropriate, or the execution, delivery and performance of its duties pursuant to the Trust Agreement or any other agreements with respect to the Trust or the Fund to which the Trust is a party or the action or inaction of the Trustee thereunder with respect to the Trust or the Fund, except for such claims, losses, liabilities or expenses resulting from the gross negligence, bad faith or willful misconduct of such Trustee Related Party. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust are subject to issuer liability under the federal securities laws for the information contained in this prospectus and with respect to the issuance and sale of the shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the shares. The Trustee’s liability in connection with the issuance and sale of the shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or obligation to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day-to-day management of the business and operations of the Fund and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Fund and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

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Description of Trust Activities

The Trust will be strictly limited to holding only Eligible Assets in accordance with the Trust Agreement. The Fund will be constrained by its operative documents to engage in a narrow range of prescribed activities to:

•	maintain sufficient liquidity to pay fees of the Fund;
•	maintain sufficient liquidity to pay any Net Income Distributions or Regular or Special Distributions of cash owed to shareholders;
•	maintain liquidity to fulfill Creation Unit redemption orders and cancel shares in such Creation Units; and
•	earn an investment return consistent with the preservation of aggregate capital of all shareholders.

The Sponsor

AccuShares Investment Management, LLC, a Delaware limited liability company, serves as sponsor of the Trust. The Sponsor was formed on December 16, 2013 and is wholly-owned, directly and indirectly, by AccuShares Holdings LLC, a Delaware limited liability company and a member of the Sponsor. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, AccuShares Holdings LLC is not responsible for the debts, obligations, and liabilities of the Sponsor solely by reason of being a member of the Sponsor. The Sponsor has only limited experience in operating entities like the Trust and the Fund. The Sponsor is registered as a commodity pool operator with the CFTC and is a member in good standing of the National Futures Association, but the Trust and the Fund are not subject to regulation under the CEA or by the CFTC. The Sponsor has undertaken to provide the CFTC with certain reporting information with respect to the Fund, and the Sponsor may continue or discontinue such reporting based on the then prevailing guidance. The principal office of the Sponsor is located at 300 First Stamford Place – 4th Floor East, Stamford, Connecticut 06902.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the business of the Fund. Specifically, the Sponsor, among other things:

•	Selects the Fund’s service providers;
•	Negotiates various fees and agreements; and
•	Performs such other services as the Sponsor believes that the Trust may require from time to time.

The Sponsor, on behalf of the Fund, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its shareholders. The Sponsor also bears all the routine operational expenses of the Trust and the Fund, except tax liabilities and any non-recurring extraordinary expenses.

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As noted above, the Sponsor has exclusive management and control of all aspects of the business of the Fund. The Trustee will have no duty to supervise or monitor the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The shares (1) are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, (2) are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, and (3) are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the shares of the Fund is speculative and involves a high degree of risk.

Duties of the Sponsor; Limitation of Sponsor Liability; Indemnification of Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by purchasing shares, are deemed to consent). The elimination of fiduciary duties under the Trust Agreement is expressly permitted by Delaware law. As a result, investors will only have recourse and be able to seek remedies against the Sponsor if it breaches its obligations under the Trust Agreement, including the implied covenant of good faith and fair dealing. Unless the Sponsor breaches its obligations under the Trust Agreement, investors will not have any recourse against the Sponsor even if the Sponsor were to act in a manner that was inconsistent with traditional fiduciary duties, which fiduciary duties do not apply to the Sponsor under the Trust Agreement.

Furthermore, the Trust Agreement provides that the Sponsor Related Parties shall have no liability to the Trust or to any shareholder, Authorized Participant or any other Sponsor Related Party for any loss suffered by the Trust that arises out of any action or inaction of such Sponsor Related Party, if such Sponsor Related Party, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute gross negligence, bad faith or willful misconduct by such Sponsor Related Party. Each of the Sponsor Related Parties is indemnified by the Trust and the Fund, as appropriate, against any claims, losses, liabilities or expenses which may be imposed on, incurred by or asserted against such Sponsor Related Party relating to or arising out of or in connection with the formation, operation or termination of the Trust or the Fund, as appropriate, or the execution, delivery and performance of its duties pursuant to the Trust Agreement or any other agreements with respect to the Trust or the Fund to which the Trust is a party or the action or inaction of the Sponsor thereunder with respect to the Trust or the Fund, except for such claims, losses, liabilities or expenses resulting from the gross negligence, bad faith or willful misconduct of such Sponsor Related Party.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages.

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In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their shares may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Recognition of the Trust and the Fund in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Ownership or Beneficial Interest in the Fund

The Sponsor may maintain an investment in the Fund. The Sponsor, its members, managers, officers, employees or affiliates may have an ownership or beneficial interest in the Fund, and there are no ownership limitations, such as a percentage restriction, imposed on such positions.

Although the Sponsor does not currently trade or hold any commodity interests for its own account as of the date of this prospectus, the Sponsor and its principals reserve the right to trade commodity interests for their own accounts, subject to compliance with the Sponsor’s code of ethics. Fund investors will not be permitted to inspect the records of such person’s trades or any written policies related to such trading.

Management and Voting by Shareholders

The shareholders of the Fund take no part in the management or control of the Trust, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to the Fund provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee’s rights, powers, duties, obligations, liabilities or responsibilities shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

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Shares Freely Transferable

The shares of the Fund trade on the Exchange and provide institutional and retail investors with direct access to the Fund. The shares of the Fund may be bought and sold on the Exchange like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the shares outstanding at any time. Under the Trust Agreement, shareholders must be (1) DTC Participants such as banks, brokers, dealers and trust companies, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the shares through DTC Participants or Indirect Participants. The shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Sponsor will furnish an annual report for the Fund in the manner required by the rules and regulations of the SEC, including, without limitation, an annual audited financial statement examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. The annual and quarterly reports and other filings made with the SEC will be posted on the Fund’s website (www.AccuShares.com).

The Sponsor will notify shareholders of any change in the fees paid by the Trust or of any material changes to the Fund by filing with the SEC a supplement to this prospectus or an amendment to the registration statement of which this prospectus is a part, and a current report on Form 8-K, which will be publicly available at www.sec.gov and at the Fund’s website (www.AccuShares.com). Any such notification will include a description of shareholders’ voting rights, if any.

The Fund will send the appropriate Internal Revenue Service Form 1099s to its investors, and post to the Fund’s website (www.AccuShares.com) Internal Revenue Service Form 8937s, each year reporting the Fund’s distributions to its investors. See “U.S. Federal Income Tax Considerations” for a discussion of the material U.S. federal income tax considerations applicable to an investment in the shares of the Fund.

Fund Termination Events; Dissolution

The Trust or the Fund as the case may be, may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders. The Sponsor anticipates that the following circumstances will cause the Fund to liquidate:

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•	certain changes in law;
•	an inability to register new shares;
•	an inability to secure a Replacement Index after an Index Disruption Period expires;
•	failure to meet the Exchange listing requirements; or
•	the Fund size being too small to cover its fixed expenses and such condition being expected by the Sponsor to continue.

Additionally, the Trust or the Fund shall automatically terminate and dissolve if any one of the following events occurs with respect to the Trust or the Fund:

•	the Trust or the Fund becomes required to register as an “investment company” under the Investment Company Act;
•	the Trust or the Fund becomes a commodities pool that is regulated under the CEA; and
•	certain bankruptcy events occur with respect to the Trust or the Fund.

Any dissolution of the Fund will result in the mandatory redemption of all outstanding shares of the Fund, and the resulting redemption proceeds to each shareholder will equal the amount such shareholder would receive if its shares were redeemed as part of a Creation Unit at such time.

Tax Treatment of the Fund

The Trust Agreement provides that, by accepting a share in the Fund, the holder agrees to treat such share as an equity interest in a separate corporation (i.e., the Fund) for U.S. federal and applicable state and local tax purposes. See “U.S. Federal Income Tax Considerations” for a discussion of the material U.S. federal income tax considerations applicable to an investment in the shares of the Fund.

MANAGEMENT OF THE SPONSOR

Under the Trust Agreement, all management functions of the Trust have been delegated to and are conducted by the Sponsor. In their capacities as officers of the Sponsor, the chief executive officer and chief financial officer of the Sponsor may take certain actions and execute certain agreements and certifications for the Sponsor in its capacity as sponsor of the Trust. The following is biographical information for the chief executive officer and the chief financial officer of the Sponsor.

Jack Fonss

Jack Fonss is the President and Chief Executive Officer of the Sponsor, and he has worked for the Sponsor and its predecessors and affiliates since 2011. Mr. Fonss has also been a

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principal of AccuShares Holdings LLC, the Sponsor’s parent company, since June 2013. From 2009 to 2011, Mr. Fonss was a Managing Director at UBS Securities LLC in Stamford, Connecticut where Mr. Fonss ran U.S. equity derivatives structuring for corporate and institutional clients. Mr. Fonss held a similar role at Deutsche Bank Securities Inc., where he worked from 2000 to 2009. Mr. Fonss was a Director and Vice President in the Derivatives group at Credit Suisse First Boston, Inc. and Credit Suisse Financial Products LLC from 1994 to 2000. Mr. Fonss has an A.B. in Economics from Princeton University and a master’s degree in Management (M.P.P.M.) from the Yale School of Management.

Robert Rokose

Robert Rokose serves as Chief Financial Officer and Treasurer and is responsible for all financial accounting and reporting for the Fund and Sponsor entities.  Mr. Rokose has worked for the Sponsor since June 2014.  From June 2013 to June 2014, Mr. Rokose was the Chief Financial Officer of J.P. Morgan Asset Management U.S. Funds, where he led all financial reporting and analysis for the U.S. Funds Business and was a member of the U.S. Funds Management Operating Committee.  During the period of July 2012 to June 2013, Mr. Rokose acted as a consultant.  Mr. Rokose acted as a Managing Director with PIMCO/Allianz Global Asset Managers, Assistant Controller at publically held Lexington Global Asset Managers during May 2000 to June 2012 and held positions in both external and internal auditing.  Mr. Rokose holds a Master’s of Business Administration from the University of Connecticut and is a Certified Public Accountant and holds his FINRA Series 7, 24 and 27 licenses.

CODE OF ETHICS

The Sponsor has adopted a code of ethics, which is designed to prevent officers, directors, and employees of the Sponsor from engaging in insider trading, or engaging in deceptive, manipulative, or fraudulent activities in connection with the shares of the Fund or any security or commodity that is included in the Fund’s Underlying Index. The code of ethics permits officers, directors and employees of the Sponsor to invest in such securities and commodities, subject to certain restrictions and pre-approval requirements. In addition, the code of ethics requires that each officer, director or employee of the Sponsor report its personal securities transactions and holdings to its chief compliance officer, which are reviewed for compliance with the code of ethics.

CONFLICT OF INTEREST

Other than the code of ethics described above, the Sponsor has not established formal procedures to resolve potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. The Sponsor does not expect that material conflicts of interest will arise in the operation of the Fund, which operates independently of the other series of the Trust.

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OTHER CONTRACTS

Administration Agreement and Transfer Agency and Service Agreement

State Street Bank and Trust Company, a Massachusetts trust company, serves as the Fund’s administrator pursuant to the terms of the Administration Agreement. The administrator performs or supervises the performance of services necessary for the operation and administration of the Fund (other than making investment decisions or providing services provided by other service providers), including accounting and other fund administrative services.

State Street Bank and Trust Company also serves as the Fund’s transfer agent. Pursuant to the Transfer Agency and Service Agreement, the transfer agent serves as the Fund’s transfer agent and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement. Under the Transfer Agency and Service Agreement, the transfer agent’s services include, among other things, providing transfer agent services with respect to the creation and redemption of Creation Units. The transfer agent will receive from Authorized Participants creation and redemption orders and deliver acceptances and rejections of such orders to Authorized Participants as well as coordinate the transmission of such orders and instructions among the Sponsor and the Authorized Participants.

The Transfer Agency and Service Agreement and the Administration Agreement each have an initial term of five years and, after the initial term, will continue in effect for successive one-year periods unless terminated on at least 90 days’ prior written notice by any party to the other party. Notwithstanding the foregoing, any party may terminate the Transfer Agency and Service Agreement or the Administration Agreement at any time (i) in the event of the other party’s material breach of a material provision of such agreement that the other party has failed to cure or establish a reasonably acceptable remedial plan to cure within 60 days’ written notice of such breach, or (ii) if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law, or a conservator or receiver is appointed for such party or upon the happening of a like event to such party at the direction of an appropriate agency or court of competent jurisdiction.

In its capacities as administrator and transfer agent, State Street Bank and Trust Company is exculpated and indemnified under the Administration Agreement and the Transfer Agency and Service Agreement, respectively.

Custodian Agreement

State Street Bank and Trust Company additionally serves as the Fund’s custodian and has entered into the Custodian Agreement in connection therewith. Pursuant to the Custodian Agreement, the custodian serves as custodian of all securities and cash at any time delivered to the custodian by the Fund during the term of the Custodian Agreement and the Fund has authorized the custodian to hold its securities in its name or the names of its nominees. The custodian will also perform the Fund’s Class Value and Class Value per Share calculations. Pursuant to the terms of the Custodian Agreement, the custodian may deposit and/or maintain the investment assets of the Fund in a securities depository and may, if directed by the Sponsor, the

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Investment Advisor, the transfer agent or the administrator, appoint a subcustodian to hold investment assets of the Fund. The custodian establishes and maintains one or more securities accounts and cash accounts for the Fund pursuant to the Custodian Agreement. The custodian maintains separate and distinct books and records segregating the assets of the Fund from the assets of the other series of the Trust.

The Custodian Agreement has an initial term of five years and, after the initial term, will continue in effect for successive one-year periods unless terminated on at least 90 days’ prior written notice by any party to the other party. Notwithstanding the foregoing, any party may terminate the Custodian Agreement at any time (i) in the event of the other party’s material breach of a material provision of the Custodian Agreement that such party has failed to cure or establish a reasonably acceptable remedial plan to cure within 60 days’ written notice of such breach, or (ii) if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law, or a conservator or receiver is appointed for such party or upon the happening of a like event to such party at the direction of an appropriate agency or court of competent jurisdiction. In the event of the appointment of a successor custodian, the parties agree that the securities and cash of the Fund held by the custodian or any subcustodian shall be delivered to the successor custodian in accordance with the procedures described in the Custodian Agreement. If no successor custodian is appointed, the custodian shall in like manner transfer the Fund’s securities and cash in accordance with instructions provided as set forth in the Custodian Agreement. If no instructions are given as of the effective date of termination, the custodian may, at any time on or after such termination date, either: (1) deliver the securities and cash held under the Custodian Agreement to the Fund; or (2) deliver the securities and cash held under the Custodian Agreement to a bank or trust company of its own selection, with such delivery being at the risk of the Fund. In the event that securities or cash of the Fund remains in the custody of the custodian or its subcustodians after the date of termination of the Custodian Agreement due to the failure of the Fund to issue instructions with respect to its disposition, the custodian shall be entitled to compensation for its services with respect to such securities and cash during such period as the custodian or its subcustodians retain possession of such items, and the provisions of the Custodian Agreement shall remain in full force and effect until the disposition of the securities and cash.

The custodian is both exculpated and indemnified under the Custodian Agreement.

Index Licensing

The Sponsor has entered into a licensing agreement with the Index Provider to use the Underlying Index described above. The Fund is entitled to use its Underlying Index, without charge, pursuant to a sub-licensing arrangement with the Sponsor.

THE TRUSTEE

Wilmington Trust, N.A., a national banking association, acts as the sole Trustee under the Trust Agreement for the purpose of creating the Trust as a Delaware statutory trust in accordance with the DSTA. The Trustee has only nominal duties and liabilities under the Trust Agreement to the Trust and the Fund. The Trustee will have no duty or obligation to supervise or monitor

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the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The Trustee’s fees are paid on behalf of the Fund by the Sponsor out of the Management Fee. See “Use of Proceeds,” “Description of the Fund Eligible Assets” and “Description of the Shares & Certain Terms of the Trust Agreement.”

The Sponsor has engaged Wilmington Trust, N.A. to serve as the Investment Advisor for the Fund. The Investment Advisor will invest the Fund’s cash in eligible Treasuries and eligible repos in accordance with the Investment Advisory Agreement. The Investment Advisor’s fees are paid on behalf of the Fund by the Sponsor out of the Management Fee.

THE ADMINISTRATOR

The Sponsor and the Trust, on behalf of itself and on behalf of the Fund, have appointed State Street Bank and Trust Company as the administrator of the Fund and State Street Bank and Trust Company has entered into the Administration Agreement in connection therewith. In addition, State Street Bank and Trust Company serves as transfer agent and custodian of the Fund. The administrator’s fees are paid on behalf of the Fund by the Sponsor out of the Management Fee.

Pursuant to the terms of the Administration Agreement and under the supervision and direction of the Sponsor, the administrator performs or supervises the performance of services necessary for the operation and administration of the Fund (other than making investment decisions or providing services provided by other service providers), including accounting and other fund administrative services.

The administrator and any of its affiliates may from time to time purchase or sell shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE TRANSFER AGENT

State Street Bank and Trust Company serves as the transfer agent for the Fund pursuant to appointment by the Sponsor and the terms of the Transfer Agency and Service Agreement. The transfer agent, among other things, provides transfer agent services with respect to the creation and redemption of Creation Units. The transfer agent fees are paid on behalf of the Fund by the Sponsor out of the Management Fee.

THE CUSTODIAN

State Street Bank and Trust Company serves as the custodian of the Fund and has entered into the Custodian Agreement in connection therewith. Pursuant to the terms of the Custodian Agreement, the custodian is responsible for the holding and safekeeping of assets delivered to it by the Fund, and performing various administrative duties in accordance with instructions delivered to the custodian by the Fund. The custodian will also perform the Fund’s Class Value and Class Value per Share calculations. The custodian’s fees are paid on behalf of the Fund by the Sponsor out of the Management Fee.

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THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to Indirect Participants. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Upon the settlement date of any creation, transfer or redemption of shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of shares.

Beneficial ownership of the shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their shares to transfer the shares. Shareholders that are DTC Participants may transfer the shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its services with respect to the shares of the Fund by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the shares to receive the benefits and exercise the rights described in this section. Investors should consult with their

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broker or financial institution to learn more about procedures and requirements for securities held in book-entry form through DTC.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a general summary of all material U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the shares. This summary is based on the Code, current Treasury Regulations issued thereunder and judicial and United States Internal Revenue Service (“IRS”) interpretations thereof, each as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion applies only with respect to shares held as “capital assets” within the meaning of Section 1221 of the Code. It does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular owners of the shares in light of their individual circumstances and, except to the extent expressly provided herein, does not address issues that may be specific to owners subject to special treatment under the Code, such as brokers, dealers or traders in securities or foreign currencies, tax-exempt entities, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, persons subject to the alternative minimum tax, partnerships or other pass-through entities for U.S. federal income tax purposes, financial institutions, insurance companies, persons who hold their shares as part of a straddle, conversion transaction, hedge or other integrated investment, certain U.S. expatriates and U.S. Holders that hold their shares through either a “foreign financial institution” (as such term is defined in Section 1471(d)(4) of the Code and the Treasury Regulations thereunder) or certain other entities specified in Section 1472 of the Code and the Treasury Regulations thereunder. Nor does the following discussion address any aspects of state, local, estate, gift, non-income or non-U.S. tax laws.

If an entity treated as a partnership for U.S. federal income tax purposes holds the shares, the U.S. federal income tax treatment of a partner in such partnership generally depends on the status of the partner and the activities of the partnership. Such partnerships and partners should consult their own tax advisors.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the shares that is, for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust that (x) is subject to primary supervision by a court within the United States and with respect to which one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions or (y) has made a valid election under applicable Treasury Regulations to be treated as a “United States person.” A “Non-U.S. Holder” is a beneficial owner of the shares other than a U.S. Holder or an entity treated as a partnership for U.S. federal income tax purposes.

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Tax Characterization of the Fund

In the opinion of Morrison & Foerster LLP, tax counsel to the Sponsor, the Fund should be treated as a separate corporation for U.S. federal income tax purposes. As such, the Fund should be subject to U.S. federal corporate income tax on its taxable income and holders of shares in the Fund should be treated as shareholders of a corporation for U.S. federal income tax purposes. The opinion of Morrison & Foerster LLP states that such conclusions are not free from doubt because no direct authority addresses the treatment of an entity such as the Fund, that such opinion does not bind the IRS or a court and that no assurance can be provided that the IRS or a court will agree with such opinion. Moreover, the opinion of Morrison & Foerster LLP is based and conditioned on certain assumptions and representations by the Trust and the Fund as to factual matters and is expressed as of its date. In particular, such opinion is conditioned on the Fund making a valid election to be treated as a corporation for U.S. federal income tax purposes. Morrison & Foerster LLP has undertaken no obligation to advise holders of the Fund’s shares of any subsequent change in the matters stated, represented or assumed by or in its opinion or any subsequent change in the applicable law.

If the IRS successfully challenged the intended treatment of the Fund as a corporation for U.S. federal income tax purposes, investors in the Fund could be required to recognize income, gains, losses and deductions with respect to their shares in amounts and at times materially different from those described below. Prospective investors in the Fund are urged to consult their own tax advisors regarding the tax consequences of an investment in the Fund to them.

The remainder of this discussion assumes the Fund will be treated as a separate corporation, and that a share in the Fund will be treated as an equity interest in such corporation, for U.S. federal income tax purposes. The Trust Agreement provides that, by accepting a share in the Fund, the holder agrees to such treatment.

Tax Consequences Applicable to U.S. Holders

Distributions of Cash

Distributions of cash to a U.S. Holder, whether pursuant to a Regular, Special or Net Income Distribution, generally will be taxed as a dividend to the extent of the Fund’s current and accumulated earnings and profits. In the case of individual U.S. Holders, such a dividend will be a “qualified dividend” eligible for reduced long-term capital gains rates if such U.S. Holder otherwise meets the requirements for “qualified dividend” treatment. In the case of a U.S. Holder that is a corporation, such a dividend will be eligible for the dividends-received deduction if such corporation otherwise meets the requirements for the dividends-received deduction. Any distribution in excess of the Fund’s current and accumulated earnings and profits will reduce a U.S. Holder’s adjusted tax basis in such U.S. Holder’s shares and, to the extent such distribution exceeds such adjusted tax basis, will result in capital gain. Any such gain will be long-term capital gain if the U.S. Holder has held its shares for more than one year.

Notwithstanding the foregoing, a U.S. Holder that receives a distribution of cash in lieu of fractional shares generally should be treated as having received such fractional

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shares and then as having had such fractional shares redeemed for such cash. The treatment of distributions and redemptions of shares is discussed below.

Regular Distributions of Shares

Although not entirely clear under applicable law, in the absence of published administrative guidance or case law to the contrary, the Fund intends to treat a Regular Distribution of shares as a taxable distribution of property in an amount equal to the fair market value of the distributed shares at the time of distribution. Under such treatment, such distribution will be taxed as a dividend to the extent of the Fund’s current and accumulated earnings and profits as determined for U.S. federal income tax purposes. In the case of individual U.S. Holders, such a dividend will be a “qualified dividend” eligible for reduced long-term capital gains rates if such U.S. Holder otherwise meets the requirements for “qualified dividend” treatment. In the case of a U.S. Holder that is a corporation, such a dividend will be eligible for the dividends-received deduction if such corporation otherwise meets the requirements for the dividends-received deduction. A distribution of shares in excess of the Fund’s current and accumulated earnings and profits will reduce a U.S. Holder’s adjusted tax basis in such U.S. Holder’s existing shares and, to the extent such distribution exceeds such adjusted tax basis, will result in capital gain. Any such gain will be long-term capital gain if the U.S. Holder has held its shares for more than one year. A U.S. Holder will receive an adjusted tax basis in such distributed shares equal to their fair market value and such U.S. Holder’s holding period in such shares will begin on the day of the distribution.

Alternative characterizations are possible. A Regular Distribution of shares could be viewed as a nontaxable distribution of stock under Section 305(a) of the Code. Under such a view, a U.S. Holder would not recognize taxable income or gain on the distribution. Such U.S. Holder’s existing tax basis in the shares with respect to which the distribution was made would be allocated between such shares and the shares received pursuant to the distribution in proportion to their relative fair market values. A U.S. Holder’s holding period for shares received pursuant to the distribution would include the holding period of the shares with respect to which the distribution was made.

U.S. Holders should consult their own tax advisors regarding the consequences to them of a Regular Distribution of shares.

Special Distributions of Shares

Special Distributions of shares should be treated in the same manner as Regular Distributions of shares for U.S. federal income tax purposes.

Corrective Distributions of Shares

The Fund intends to treat a Corrective Distribution as nontaxable to U.S. Holders. As such, a U.S. Holder would not recognize taxable income or gain on the distribution. Such U.S. Holder’s existing tax basis in the shares with respect to which the distribution was made would be allocated between such shares and the shares received pursuant to the distribution in proportion to their relative fair market values. Given the timing and nature of a Corrective Distribution, the Fund currently intends to treat such shares as having equal fair market values on

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the date of distribution for purposes of its tax basis reporting obligations. Pursuant to such treatment, a U.S. Holder would allocate 50% of its existing tax basis to the new shares received in the distribution. There is no assurance the IRS would agree with this approach. Moreover, the Fund may change such treatment for reporting purposes if, in consultation with counsel, the Fund determines such treatment is inappropriate under the circumstances. A U.S. Holder’s holding period for shares received pursuant to the distribution would include the holding period of the shares with respect to which the distribution was made.

It is possible the IRS could assert a Corrective Distribution of shares should be treated as a taxable distribution of property for U.S. federal income tax purposes. In such event, a Corrective Distribution of shares would be treated in the same manner as a Regular Distribution of shares treated as a taxable distribution of property for U.S. federal income tax purposes.

Share Splits

A reverse share split accompanying a Special Distribution or Corrective Distribution should be treated as a nontaxable recapitalization within the meaning of Section 368(a)(1)(E) of the Code. As such, U.S. Holders would not recognize gain or loss. A U.S. Holder’s existing tax basis in its shares prior to the reverse share split would be allocated among its shares after the reverse share split in proportion to their relative fair market values. Such U.S. Holder’s holding period in its shares following the reverse share split would include its holding period in the shares before the reverse share split.

Redemptions

A redemption of shares for cash generally will be treated as a sale or other taxable disposition, discussed below, as long as the redemption: (a) results in a “complete termination” of the U.S. Holder’s interest in the Fund; (b) is “substantially disproportionate” with respect to the U.S. Holder; or (c) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. In determining whether any of these tests has been met, shares actually owned, as well as shares considered to be owned by the U.S. Holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account.

If none of the aforementioned tests are met, cash received by a U.S. Holder in redemption of its shares will be treated as a distribution of such cash (other than a distribution in lieu of fractional shares), discussed above.

Because application of the foregoing tests depends on each U.S. Holder’s particular circumstances, U.S. Holders should consult their tax advisors about the possibility that all or a portion of any cash received in redemption of their shares could be treated as a distribution and the consequences thereof.

Sales or Other Taxable Dispositions

A U.S. Holder will recognize capital gain or loss on the sale or other taxable disposition of the Fund’s shares equal to the difference between the sum of the fair market value of any property and cash received in such disposition and such U.S. Holder’s adjusted tax basis in such shares. Such gain or loss will be long-term capital gain or loss if the U.S. Holder has held its

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shares for more than one year. Capital losses generally are available only to offset capital gains of the U.S. Holder except in the case of individuals, who may offset up to $3,000 of ordinary income each year with capital losses.

Application of the Straddle Rules

Although not entirely clear under applicable law, pairs of Up and Down Shares of the Fund held by a U.S. Holder likely would be considered a “straddle” for purposes of Section 1092 of the Code. “Straddles” generally refer to “offsetting positions” with respect to “personal property,” which may include stock traded on an established financial market, such as a registered securities exchange, an interdealer quotation system or an interdealer market described in applicable Treasury Regulations. If pairs of Up and Down Shares held by a U.S. Holder comprised a “straddle” for purposes of Section 1092 of the Code: (i) losses realized on a disposition of a share within the straddle could be deferred; (ii) the holding period of the shares within the straddle could be suspended; and (iii) interest and certain other expenses allocable to the acquisition or ownership of shares within the straddle may have to be capitalized, rather than deducted.

The “straddle” rules of Section 1092 are complex and their application to securities such as the shares is uncertain. Prospective investors should consult their own tax advisors regarding the tax consequences to them of the potential application of Section 1092 of the Code to the shares.

Additional Medicare Tax

Certain U.S. Holders, including individuals, estates and trusts, will be subject to an additional 3.8% tax, which, for individuals, applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains. Dividends, if any, on the shares and gain upon a sale or other taxable disposition of the shares will be subject to this additional tax.

Information Reporting and Back-Up Withholding

The Fund will send IRS Form 1099s to U.S. Holders, and post IRS Form 8937s to the Fund’s website (www.AccuShares.com), each year reporting distributions made by the Fund to such U.S. Holders. In addition, back-up withholding may apply, currently at a 28% rate, if a U.S. Holder fails to furnish its correct taxpayer identification number on an IRS Form W-9 or otherwise fails to comply with, or establish an exemption from, the back-up withholding requirements. Back-up withholding is not an additional tax. U.S. Holders generally will be entitled to credit any amounts withheld as back-up withholding against such U.S. Holder’s federal income tax liability or to a refund of the amounts withheld, provided the required information is furnished to the IRS in a timely manner.

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Tax Consequences Applicable to Non-U.S. Holders

Distributions of Cash

Distributions of cash to a Non-U.S. Holder, whether pursuant to a Regular, Special or Net Income Distribution, generally will be taxed as a dividend to the extent of the Fund’s current and accumulated earnings and profits. The Fund will withhold tax from any such dividend distributed to a Non-U.S. Holder at a rate of 30% unless such Non-U.S. Holder has certified on an appropriate IRS Form W-8 that an applicable tax treaty with the United States reduces such rate with respect to such Non-U.S. Holder. Distributions of cash in excess of the Fund’s current and accumulated earnings and profits will not be taxable to Non-U.S. Holders unless such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the distribution, in which case such Non-U.S. Holder would be subject to a 30% (or lower rate as provided under an applicable income tax treaty) tax to the extent such excess distribution also exceeded such Non-U.S. Holder’s adjusted tax basis in its existing shares.

Notwithstanding the foregoing, a Non-U.S. Holder that receives a distribution of cash in lieu of fractional shares generally should be treated as having received such fractional shares and then as having had such fractional shares redeemed for such cash. The treatment of distributions and redemptions of shares is discussed below.

Regular Distributions of Shares

As discussed above with respect to U.S. Holders, the Fund intends to treat a Regular Distribution of shares as a taxable distribution of property in an amount equal to the fair market value of the distributed shares at the time of distribution. Under such treatment, such a distribution will be taxed as a dividend to the extent of the Fund’s current and accumulated earnings and profits as determined for U.S. federal income tax purposes. The Fund intends to withhold tax from any such dividend distributed to a Non-U.S. Holder at a rate of 30% unless such Non-U.S. Holder has certified on an appropriate IRS Form W-8 that an applicable tax treaty with the United States reduces such rate with respect to such Non-U.S. Holder. Distributions of shares in excess of the Fund’s current and accumulated earnings and profits will not be taxable to a Non-U.S. Holder unless such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the distribution, in which case such Non-U.S. Holder would be subject to a 30% tax (or lower rate as provided under an applicable income tax treaty) to the extent such excess distribution also exceeded such Non-U.S. Holder’s adjusted tax basis in its existing shares.

In the event the Fund distributes both cash and shares pursuant to a Regular Distribution and such distribution constituted a dividend subject to withholding tax pursuant to the foregoing, the Fund intends to satisfy such withholding tax first and to the greatest extent possible out of the cash portion of such distribution. Accordingly, a Non-U.S. Holder receiving a distribution of both cash and shares taxable as a dividend could receive disproportionately less cash as a result of the application of such withholding tax.

As also discussed above, alternative characterizations of Regular Distributions of shares are possible. If, instead, a Regular Distribution of shares was viewed as a nontaxable distribution

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of stock under Section 305(a) of the Code, such distribution would not be taxable to a Non-U.S. Holder irrespective of the current and accumulated earnings and profits of the Fund.

Non-U.S. Holders should consult their own tax advisors regarding the consequences to them of a Regular Distribution of shares.

Special Distributions of Shares

Special Distributions of shares should be treated in the same manner as Regular Distributions of shares for U.S. federal income tax purposes.

Corrective Distributions of Shares

The Fund intends to treat a Corrective Distribution of shares as nontaxable to a Non-U.S. Holder.

It is possible the IRS could assert a Corrective Distribution of shares should be treated as a taxable distribution of property for U.S. federal income tax purposes. In such an event, a Corrective Distribution of shares made to a Non-U.S. Holder would be treated in the same manner as a Regular Distribution of shares treated as a taxable distribution of property for U.S. federal income tax purposes.

Share Splits

A reverse share split accompanying a Special Distribution or Corrective Distribution should not be taxable to Non-U.S. Holders.

Redemptions

A redemption of shares for cash generally will be treated as a sale or other taxable disposition, discussed below, as long as the redemption: (a) results in a “complete termination” of the Non-U.S. Holder’s interest in the Fund; (b) is “substantially disproportionate” with respect to the Non-U.S. Holder; or (c) is “not essentially equivalent to a dividend” with respect to the Non-U.S. Holder. In determining whether any of these tests has been met, shares actually owned, as well as shares considered to be owned by the Non-U.S. Holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account.

If none of the aforementioned tests are met, cash received by a Non-U.S. Holder in redemption of its shares will be treated as a distribution of such cash (other than a distribution in lieu of fractional shares), discussed above.

Because application of the foregoing tests depends on each Non-U.S. Holder’s particular circumstances, Non-U.S. Holders should consult their tax advisors about the possibility that all or a portion of any cash received in redemption of their shares could be treated as a distribution and the consequences thereof.

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Sales or Other Taxable Dispositions

A Non-U.S. Holder will not be subject to tax on a sale or other taxable disposition of its shares unless such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the disposition, in which case such Non-U.S. Holder would be subject to a 30% (or lower rate as provided under an applicable income tax treaty) tax on any gain recognized in the disposition.

Effectively Connected Income

Notwithstanding the foregoing, if a Non-U.S. Holder’s ownership of the shares is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, in the case of an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States), the U.S. federal income tax consequences to such Non-U.S. Holder of an investment in the shares generally will be the same as those applicable to U.S. Holders except that corporate Non-U.S. Holders may incur an additional 30% (or lower rate as provided under an applicable income tax treaty) “branch profits” tax on income or gain recognized with respect to the shares. In order to establish that ownership of the shares is effectively connected with a trade or business conducted within the United States, a Non-U.S. Holder must provide a properly completed IRS Form W-8ECI.

Additional Medicare Tax

As discussed above with respect to U.S. Holders, a 3.8% tax applies to the “net investment income” of certain U.S. Holders that are individuals, estates or trusts. It is unclear whether this tax applies to Non-U.S. Holders that are estates or trusts and have one or more U.S. beneficiaries. Such Non-U.S. Holders and their beneficiaries should consult their own tax advisors regarding this issue.

Information Reporting and Back-Up Withholding

Information reporting may apply to Non-U.S. Holders. Copies of the information returns reporting amounts paid to Non-U.S. Holders and any withholding taxes also may be made available by the IRS to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or other agreement. In general, back-up withholding will not apply to a Non-U.S. Holder provided such Non-U.S. Holder (i) provides a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, Form W-8ECI and/or Form W-8IMY, or a suitable substitute form, attesting to such Non-U.S. Holder’s non-U.S. status, or (ii) the Non-U.S. Holder otherwise establishes an exemption.

In order to claim the benefits of an income tax treaty with the United States or to establish that ownership of the shares is effectively connected with a trade or business conducted within the United States, a Non-U.S. Holder must provide a properly completed IRS Form W-8BEN (or IRS Form W-8BEN-E) or IRS Form W-8ECI, respectively.

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Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) imposes withholding at a 30%  rate on certain types of U.S.-source “withholdable payments” (including dividends paid on, and the gross proceeds from the sale or other disposition of, shares of stock in a U.S. corporation) made to a “foreign financial institution” or to a “non-financial foreign entity” (all as defined in the Code) (whether such foreign financial institution or non-financial foreign entity is the beneficial owner or an intermediary), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in applicable Treasury regulations) or furnishes identifying information regarding each substantial United States owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities (as defined in applicable Treasury regulations), annually report certain information about such accounts and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign governments may enter into an agreement with the IRS to implement FATCA in a different manner.

Treasury regulations and published IRS guidance provide that FATCA withholding will apply to payments of dividends on stock, such as dividends with respect to the shares, made on or after July 1, 2014 and to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019.

Holders should consult their tax advisors regarding the application of FATCA to the shares.

PURCHASES BY EMPLOYEE BENEFIT PLANS

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, simplified employee pension plans, plans

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for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, which may include, among other things, the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the Plan documents and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

A regulation issued under ERISA by the U.S. Department of Labor contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly offered security” (“Publicly Offered Security Exception”), and (2) an exception applicable if equity interests purchased by a plan are not significant, or the Insignificant Participation Exception.

The Publicly Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly Offered Security Exception should apply with respect to the shares of the Fund.

Ineligible Purchasers

Among other considerations, shares may not be purchased with the assets of a Plan if the Sponsor or any of its respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such

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advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and the Code with respect to the Plan, and unless an exemption applies, any such purchase might result in a prohibited transaction under ERISA and the Code.

Except as otherwise set forth herein, the foregoing statements regarding the consequences under ERISA and the Code of an investment in shares of the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

The Fund will issue shares in Creation Units to Authorized Participants continuously, at the Class Values per Share of each class of the Fund. The Fund will not issue fractions of a Creation Unit. Each issuance of Creation Units will occur in pairs of Up Shares and Down Shares for the Fund, as described in this prospectus.

Authorized Participants may offer to the public, from time to time, Up Shares and/or Down Shares from any Creation Units they create. Shares offered to the public by Authorized Participants will be offered at a per share offering price that will vary depending on, among other factors, the trading price of the Fund’s shares on the Exchange, the Class Value per Share of the offered class and the supply of and demand for the shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of shares to the public, although investors may be charged a customary commission by their brokers in connection with purchases of shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this prospectus, BNP Paribas Prime Brokerage, Inc., BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Mizuho Securities USA Inc., Nomura Securities International, Inc., RBC Capital Markets, LLC and UBS Securities LLC have each executed an Authorized Participant Agreement and are the only Authorized Participants. Additional Authorized Participants may be added from time to time.

The Fund issues shares in Creation Units to Authorized Participants from time-to-time in exchange for cash on an ongoing basis. Because new shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus delivery

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and liability provisions of the Securities Act, if it purchases a Creation Unit from the Fund, breaks the Creation Unit down into the constituent shares and sells the shares to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(3) of the Securities Act.

The initial purchaser of the Fund is expected to be the Sponsor. The initial Creation Units of the Fund are expected to be purchased by the initial purchaser on or soon after the day the SEC declares effective the registration statement of which this prospectus is a part. The initial offering price was set as an appropriate and convenient price that would facilitate secondary market trading of the shares. The shares of the Fund are expected to begin trading on the Exchange on the business day following the purchase of the initial Creation Units from the Fund by the initial purchaser.

The Trust and the Fund will not bear any expenses in connection with the offering or sales of the initial Creation Units.

Retail investors may purchase and sell shares through traditional brokerage accounts. Investors who purchase shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Marketing Services

Pursuant to a Marketing Agent Agreement with the Sponsor, Foreside reviews all proposed sales materials and marketing literature for compliance with applicable laws and regulations, and shall file such sales materials with appropriate regulators, as required. The total amount payable to Foreside, including reimbursed expenses, shall not exceed $95,000 over the three-year period of the offering.

Foreside and the Sponsor have also entered into a Securities Activities and Services Agreement, whereby Foreside sponsors the FINRA registration of certain employees of the Sponsor who will be marketing the Fund. The total amount payable to Foreside, including reimbursed expenses, shall not exceed $313,000 over the three-year period of the offering.

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Notwithstanding the foregoing, Foreside shall be entitled to receive only its out-of-pocket expenses actually incurred in connection with the services provided pursuant to the Marketing Agent Agreement and the Securities Activities and Services Agreement.

LEGAL MATTERS

Kaye Scholer LLP has advised the Sponsor in connection with the shares being offered hereby. Morrison & Foerster LLP has acted as tax counsel to the Sponsor in connection with the shares being offered hereby.

No counsel has been engaged to act on behalf of the shareholders with respect to matters relating to the Trust or the Fund.

EXPERTS

The financial statements of the Trust and the Fund at December 31, 2015 and 2014 and for the periods then ended appearing in this prospectus and the registration statement of which this prospectus is a part have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes part of the registration statement on Form S-1 filed by the Trust on its own behalf and on behalf of the Fund with the SEC in Washington, D.C. under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement) parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, the Fund, or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust, the Fund and the shares can also be obtained on the Fund’s website (www.AccuShares.com). This internet address is only provided here as a convenience to you to allow you to access the Fund’s website, and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part.

The Trust is subject to the reporting requirements of the Exchange Act and will file quarterly and annual reports and other required information with the SEC. The Trust will file an updated prospectus annually pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting the SEC’s website online at www.sec.gov.

126

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” with respect to the Trust’s and the Fund’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in commodity prices and market conditions (for commodities and the shares), the Trust’s and the Fund’s operations, the Sponsor’s plans and references to the Trust’s and the Fund’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s and the Fund’s operations or the value of the shares. Moreover, neither the Sponsor nor any other person assumes responsibility for any accuracy or completeness of the forward-looking statements. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s expectations or predictions.

Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

127

AccuShares S&P GSCI Crude Oil Excess Return Fund and AccuShares Trust I

Financial Statements

Index to Financial Statements

Statements of Assets and Liabilities of AccuShares S&P GSCI Crude Oil Excess Return Fund as of March 31, 2016 (Unaudited) and December 31, 2015	F-2

Statements of Operations of AccuShares S&P GSCI Crude Oil Excess Return Fund for the Three Months Ended March 31, 2016 and 2015 (Unaudited)	F-3

Statements of Changes in Net Assets of AccuShares S&P GSCI Crude Oil Excess Return Fund for the Three Months Ended March 31, 2016 and 2015 (Unaudited)	F-4

Statements of Cash Flows of AccuShares S&P GSCI Crude Oil Excess Return Fund for the Three Months Ended March 31, 2016 and 2015 (Unaudited)	F-5

Consolidating Statements of Assets and Liabilities of AccuShares Trust I as of March 31, 2016 (Unaudited) and December 31, 2015	F-6

Consolidating Statements of Operations of AccuShares Trust I for the Three Months Ended March 31, 2016 and 2015 (Unaudited)	F-8

Consolidating Statements of Changes in Net Assets of AccuShares Trust I for the Three Months Ended March 31, 2016 and 2015 (Unaudited)	F-10

Consolidating Statements of Cash Flows of AccuShares Trust I for the Three Months Ended March 31, 2016 and 2015 (Unaudited)	F-12

Notes to Financial Statements March 31, 2016 (Unaudited)	F-14

* Audited Financial Statements as of December 31, 2015 and 2014 for AccuShares S&P GSCI Crude Oil Excess Return Fund and AccuShares Trust I appear on page F-25.

AccuShares S&P GSCI Crude Oil Excess Return Fund**

Statements of Assets and Liabilities

	March 31, 2016 (Unaudited)	December 31, 2015
Assets:
Cash	$1,000	$1,000
Total assets	$1,000	$1,000

Liabilities:
Management fees payable	$—	$—
Total liabilities	—	—

Net assets:
Paid-in capital	1,000	1,000
Accumulated deficit	—	—
Total net assets	1,000	1,000
Total liabilities and net assets	$1,000	$1,000
Up Shares:
Net assets	$500	$500
Shares outstanding	20.00	20.00
Net asset value per share	$25.00	$25.00

Down Shares:
Net assets	$500	$500
Shares outstanding	20.00	20.00
Net asset value per share	$25.00	$25.00

** On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.

The accompanying notes are an integral part of these financial statements.

AccuShares S&P GSCI Crude Oil Excess Return Fund**

Statements of Operations (Unaudited)

	For the Three Months Ended March 31, 2016	For the Three Months Ended March 31, 2015

Expenses:
Management fees:
Up Shares	$—	$—
Down Shares	—	—
Total expenses	—	—
Net investment income (loss)	—	—

Net increase (decrease) in net assets resulting from operations	$—	$—

Per share data Up Shares:
Earnings per share (basic and diluted):	$—	$—
Net investment loss per share (basic and diluted):	$—	$—
Average shares outstanding:	20.00	20.00
Distributions declared per share:	$—	$—

Per share data Down Shares:
Earnings per share (basic and diluted):	$—	$—
Net investment loss per share (basic and diluted):	$—	$—
Average shares outstanding:	20.00	20.00
Distributions declared per share:	$—	$—

** On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.

The accompanying notes are an integral part of these financial statements.

AccuShares S&P GSCI Crude Oil Excess Return Fund**

Statements of Changes in Net Assets (Unaudited)

	For the Three Months Ended March 31, 2016	For the Three Months Ended March 31, 2015
Increase (decrease) in net assets resulting from operations:
Net investment income (loss)	$—	$—
Net increase (decrease) in net assets resulting from operations	—	—

Distributions to shareholders from:
Return of capital:
Up Shares	—	—
Down Shares	—	—
Total distributions to shareholders	—	—

Capital transactions:
Issuance of common stock:
Up shares	—	—
Down shares	—	—
Redemption of common stock:
Up Shares	—	—
Down Shares	—	—
Net increase (decrease) in net assets resulting from capital transactions	—	—
Total increase (decrease) in net assets	—	—
Net assets at beginning of period	1,000	1,000
Net assets at end of period	$1,000	$1,000

Changes in Shares:
Up Shares:
Issuance of common stock	—	—
Redemption of common stock	—	—
Net change in shares	—	—

Down Shares:
Issuance of common stock	—	—
Redemption of common stock	—	—
Net change in shares	—	—

** On September 29, 2015, the name of AccuShares S&P GSCI Crude Oil Fund was changed to the AccuShares S&P GSCI Crude Oil Excess Return Fund.

The accompanying notes are an integral part of these financial statements.

AccuShares S&P GSCI Crude Oil Excess Return Fund**

Statements of Cash Flows (Unaudited)

	For the Three Months Ended March 31, 2016	For the Three Months Ended March 31, 2015
Cash flows from operating activities
Net increase (decrease) in net assets resulting from operations	$—	$—

Adjustments to reconcile net decrease in net assets resulting from operations to net cash used in operating activities:

Decrease in operating assets and liabilities:
Decrease in management fees payable	—	—
Net cash used in operating activities	—	—

Cash flows from financing activities
Issuance of common stock	—	—
Redemption of common stock	—	—
Distributions paid	—	—
Net cash provided by financing activities	—	—
Net increase (decrease) in cash	—	—
Cash, beginning of period	1,000	1,000
Cash, end of period	$1,000	$1,000

** On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.

The accompanying notes are an integral part of these financial statements.

AccuShares Trust I *

Consolidating Statements of Assets & Liabilities

	March 31, 2016 (Unaudited)
	AccuShares S&P 500 VIX Front-Month Futures Index Fund	AccuShares S&P GSCI Spot Fund	AccuShares S&P GSCI Agriculture & Livestock Spot Fund	AccuShares S&P GSCI Industrial Metals Spot Fund	AccuShares S&P GSCI Crude Oil Excess Return Fund**	AccuShares S&P GSCI Brent Oil Spot Fund	AccuShares S&P GSCI Natural Gas Spot Fund	AccuShares Spot CBOE VIX Fund	Consolidating Total
Assets:
Cash	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,903,898	$1,910,898
Total assets	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,903,898	$1,910,898

Liabilities:
Management fees payable	$-	$-	$-	$-	$-	$-	$-	$2,085	$2,085
Total liabilities	-	-	-	-	-	-	-	2,085	2,085

Net assets:
Paid-in capital	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,966,561	$1,973,561
Accumulated deficit	-	-	-	-	-	-	-	(64,748)	(64,748)
Total net assets	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,901,813	1,908,813
Total liabilities and net assets	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,903,898	$1,910,898

Up Shares:
Net assets	$500	$500	$500	$500	$500	$500	$500	$764,896	N/A
Shares outstanding^	20.00	20.00	20.00	20.00	20.00	20.00	20.00	125,000.00	N/A
Net asset value per share^	$25.00	$25.00	$25.00	$25.00	$25.00	$25.00	$25.00	$6.12	N/A

Down Shares:
Net assets	$500	$500	$500	$500	$500	$500	$500	$1,136,917	N/A
Shares outstanding^	20.00	20.00	20.00	20.00	20.00	20.00	20.00	125,000.00	N/A
Net asset value per share^	$25.00	$25.00	$25.00	$25.00	$25.00	$25.00	$25.00	$9.10	N/A

*	The Consolidating Statements of Assets and Liabilities of AccuShares Trust I (formerly known as AccuShares Commodities Trust I) (the "Trust") are being provided solely to meet Securities and Exchange Commission regulatory requirements. The Trust does not have assets or liabilities separate from those of its eight fund series. An investor in a series of the Trust has an entitlement to the assets of that series only and not to the assets of any other series or the Trust as a whole.

**	On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.

^	AccuShares Spot CBOE VIX Fund made corrective distributions on September 22, 2015 and October 22, 2015. Additionally, a 1 for 10 reverse stock split occurred on September 25, 2015 and October 23, 2015. The corrective distributions and reverse stock splits have been retroactively applied to the per share data shown above.

The accompanying notes are an integral part of these financial statements.

AccuShares Trust I *

Consolidating Statements of Assets & Liabilities

	December 31, 2015
	AccuShares S&P 500 VIX Front-Month Futures Index Fund	AccuShares S&P GSCI Spot Fund	AccuShares S&P GSCI Agriculture & Livestock Spot Fund	AccuShares S&P GSCI Industrial Metals Spot Fund	AccuShares S&P GSCI Crude Oil Excess Return Fund**	AccuShares S&P GSCI Brent Oil Spot Fund	AccuShares S&P GSCI Natural Gas Spot Fund	AccuShares Spot CBOE VIX Fund	Consolidating Total
Assets:
Cash	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$6,301,872	$6,308,872
Total assets	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$6,301,872	$6,308,872

Liabilities:
Management fees payable	$-	$-	$-	$-	$-	$-	$-	$5,408	$5,408
Total liabilities	-	-	-	-	-	-	-	5,408	5,408
	-
Net assets:	-
Paid-in capital	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$6,352,259	$6,359,259
Accumulated deficit	-	-	-	-	-	-	-	(55,795)	(55,795)
Total net assets	1,000	1,000	1,000	1,000	1,000	1,000	1,000	6,296,464	6,303,464
Total liabilities and net assets	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$6,301,872	$6,308,872

Up Shares:
Net assets	$500	$500	$500	$500	$500	$500	$500	$2,660,871	N/A
Shares outstanding^	20.00	20.00	20.00	20.00	20.00	20.00	20.00	175,000.00	N/A
Net asset value per share	$25.00	$25.00	$25.00	$25.00	$25.00	$25.00	$25.00	$15.20	N/A

Down Shares:
Net assets	$500	$500	$500	$500	$500	$500	$500	$3,635,593	N/A
Shares outstanding^	20.00	20.00	20.00	20.00	20.00	20.00	20.00	175,000.00	N/A
Net asset value per share	$25.00	$25.00	$25.00	$25.00	$25.00	$25.00	$25.00	$20.77	N/A

*	The Consolidating Statements of Assets and Liabilities of the Trust are being provided solely to meet Securities and Exchange Commission regulatory requirements. The Trust does not have assets or liabilities separate from those of its eight fund series. An investor in a series of the Trust has an entitlement to the assets of that series only and not to the assets of any other series or the Trust as a whole.

**	On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.

^	AccuShares Spot CBOE VIX Fund made corrective distributions on September 22, 2015 and October 22, 2015. Additionally, a 1 for 10 reverse stock split occurred on September 25, 2015 and October 23, 2015. The corrective distributions and reverse stock splits have been retroactively applied to the per share data shown above.

The accompanying notes are an integral part of these financial statements.

  AccuShares Trust I *

  Consolidating Statements of Operations (Unaudited)

	For the Three Months Ended March 31, 2016
	AccuShares S&P 500 VIX Front-Month Futures Index Fund	AccuShares S&P GSCI Spot Fund	AccuShares S&P GSCI Agriculture & Livestock Spot Fund	AccuShares S&P GSCI Industrial Metals Spot Fund	AccuShares S&P GSCI Crude Oil Excess Return Fund**	AccuShares S&P GSCI Brent Oil Spot Fund	AccuShares S&P GSCI Natural Gas Spot Fund	AccuShares Spot CBOE VIX Fund	Consolidating Total
Expenses:
Management fees:
Up Shares	$-	$-	$-	$-	$-	$-	$-	$4,027	$4,027
Down Shares	-	-	-	-	-	-	-	4,926	4,926
Total expenses	$-	$-	$-	$-	$-	$-	$-	$8,953	$8,953
Net investment income (loss)	$-	$-	$-	$-	$-	$-	$-	$(8,953)	$(8,953)

Net increase (decrease) in net assets resulting from operations	$-	$-	$-	$-	$-	$-	$-	$(8,953)	$(8,953)

Per share data Up Shares: ^
Earnings per share (basic and diluted):	$-	$-	$-	$-	$-	$-	$-	$(0.03)	N/A
Net investment loss per share (basic and diluted):	$-	$-	$-	$-	$-	$-	$-	$(0.03)	N/A
Average shares outstanding:	20.00	20.00	20.00	20.00	20.00	20.00	20.00	142,857.14	N/A
Distributions declared per share:	$-	$-	$-	$-	$-	$-	$-	$8.60	N/A

Per share data Down Shares: ^
Earnings per share (basic and diluted):	$-	$-	$-	$-	$-	$-	$-	$(0.03)	N/A
Net investment loss per share (basic and diluted):	$-	$-	$-	$-	$-	$-	$-	$(0.03)	N/A
Average shares outstanding:	20.00	20.00	20.00	20.00	20.00	20.00	20.00	142,857.14	N/A
Distributions declared per share:	$-	$-	$-	$-	$-	$-	$-	$12.11	N/A

*	The Consolidating Statements of Operations of the Trust are being provided solely to meet Securities and Exchange Commission regulatory requirements. The Trust does not have income or expenses separate from those of its eight fund series. An investor in a series of the Trust has an entitlement to the assets of that series only and not to the assets of any other series or the Trust as a whole.

**	On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.

^	AccuShares Spot CBOE VIX Fund made corrective distributions on September 22, 2015 and October 22, 2015. Additionally, a 1 for 10 reverse stock split occurred on September 25, 2015 and October 23, 2015. The corrective distributions and reverse stock splits have been retroactively applied to the per share data shown above.

The accompanying notes are an integral part of these financial statements.

AccuShares Trust I *

Consolidating Statements of Operations (Unaudited)

For the Three Months Ended March 31, 2015
	AccuShares S&P GSCI Spot Fund	AccuShares S&P GSCI Agriculture & Livestock Spot Fund	AccuShares S&P GSCI Industrial Metals Spot Fund	AccuShares S&P GSCI Crude Oil Excess Return Fund**	AccuShares S&P GSCI Brent Oil Spot Fund	AccuShares S&P GSCI Natural Gas Spot Fund	AccuShares Spot CBOE VIX Fund(1)	Consolidating Total
Expenses:
Management fees:
Up Shares	$-	$-	$-	$-	$-	$-	$-	$-
Down Shares	-	-	-	-	-	-	-	-
Total expenses	$-	$-	$-	$-	$-	$-	$-	$-
Net investment income (loss)	$-	$-	$-	$-	$-	$-	$-	$-

Net increase (decrease) in net assets resulting from operations	$-	$-	$-	$-	$-	$-	$-	$-

Per share data Up Shares:^
Earnings per share (basic and diluted):	$-	$-	$-	$-	$-	$-	$-	N/A
Net investment loss per share (basic and diluted):	$-	$-	$-	$-	$-	$-	$-	N/A
Average shares outstanding:	20.00	20.00	20.00	20.00	20.00	20.00	0.80	N/A
Distributions declared per share:	$-	$-	$-	$-	$-	$-	$-	N/A

Per share data Down Shares:^
Earnings per share (basic and diluted):	$-	$-	$-	$-	$-	$-	$-	N/A
Net investment loss per share (basic and diluted):	$-	$-	$-	$-	$-	$-	$-	N/A
Average shares outstanding:	20.00	20.00	20.00	20.00	20.00	20.00	0.80	N/A
Distributions declared per share:	$-	$-	$-	$-	$-	$-	$-	N/A

*	The Consolidating Statements of Operations of the Trust are being provided solely to meet Securities and Exchange Commission regulatory requirements. The Trust does not have income or expenses separate from those of its seven fund series. An investor in a series of the Trust has an entitlement to the assets of that series only and not to the assets of any other series or the Trust as a whole.
(1)	Commenced operations on May 19, 2015.
**	On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.
^	AccuShares Spot CBOE VIX Fund made corrective distributions on September 22, 2015 and October 22, 2015. Additionally, a 1 for 10 reverse stock split occurred on September 25, 2015 and October 23, 2015. The corrective distributions and reverse stock splits have been retroactively applied to the per share data shown above.

The accompanying notes are an integral part of these financial statements.

    AccuShares Trust I *

  Consolidating Statements of Changes in Net Assets (Unaudited)

	March 31, 2016 (Unaudited)
	AccuShares S&P 500 VIX Front-Month Futures Index Fund	AccuShares S&P GSCI Spot Fund	AccuShares S&P GSCI Agriculture & Livestock Spot Fund	AccuShares S&P GSCI Industrial Metals Spot Fund	AccuShares S&P GSCI Crude Oil Excess Return Fund**	AccuShares S&P GSCI Brent Oil Spot Fund	AccuShares S&P GSCI Natural Gas Spot Fund	AccuShares Spot CBOE VIX Fund	Consolidating Total
Increase (decrease) in net assets resulting from operations:
Net investment income (loss)	$-	$-	$-	$-	$-	$-	$-	$(8,953)	$(8,953)
Net increase (decrease) in net assets resulting from operations	-	-	-	-	-	-	-	(8,953)	(8,953)

Distributions to shareholders from:
Return of capital:
Up Shares	-	-	-	-	-	-	-	(1,289,492)	(1,289,492)
Down Shares	-	-	-	-	-	-	-	(1,616,811)	(1,616,811)
Total distributions to shareholders	-	-	-	-	-	-	-	(2,906,303)	(2,906,303)

Capital share transactions:
Issuance of common stock:
Up Shares	-	-	-	-	-	-	-	-	-
Down Shares	-	-	-	-	-	-	-	-	-
Redemption of common stock:
Up Shares	-	-	-	-	-	-	-	(693,930)	(693,930)
Down Shares	-	-	-	-	-	-	-	(785,465)	(785,465)
Net increase (decrease) in net assets resulting from capital share transactions	-	-	-	-	-	-	-	(1,479,395)	(1,479,395)
Total increase (decrease) in net assets	-	-	-	-	-	-	-	(4,394,651)	(4,394,651)
Net assets at beginning of period	1,000	1,000	1,000	1,000	1,000	1,000	1,000	6,296,464	6,303,464
Net assets at end of period	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,901,813	$1,908,813

Changes in shares:^
Up Shares:
Issuance of common stock	-	-	-	-	-	-	-	-	N/A
Redemption of common stock	-	-	-	-	-	-	-	(50,000.00)	N/A
Net change in shares	-	-	-	-	-	-	-	(50,000.00)	N/A

Down Shares:
Issuance of common stock	-	-	-	-	-	-	-	-	N/A
Redemption of common stock	-	-	-	-	-	-	-	(50,000.00)	N/A
Net change in shares	-	-	-	-	-	-	-	(50,000.00)	N/A

*	The Consolidating Statements of Changes in Net Assets of the Trust are being provided solely to meet Securities and Exchange Commission regulatory requirements. The Trust does not have capital separate from that of its eight fund series. An investor in a series of the Trust has an entitlement to the assets of that series only and not to the assets of any other series or the Trust as a whole.

**	On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.

^	AccuShares Spot CBOE VIX Fund made corrective distributions on September 22, 2015 and October 22, 2015. Additionally, a 1 for 10 reverse stock split occurred on September 25, 2015 and October 23, 2015. The corrective distributions and reverse stock splits have been retroactively applied to the per share data shown above.

The accompanying notes are an integral part of these financial statements.

  AccuShares Trust I *

  Consolidating Statements of Changes in Net Assets (Unaudited)

For the Three Months Ended March 31, 2015
	AccuShares S&P GSCI Spot Fund	AccuShares S&P GSCI Agriculture & Livestock Spot Fund	AccuShares S&P GSCI Industrial Metals Spot Fund	AccuShares S&P GSCI Crude Oil Excess Return Fund**	AccuShares S&P GSCI Brent Oil Spot Fund	AccuShares S&P GSCI Natural Gas Spot Fund	AccuShares Spot CBOE VIX Fund (1)	Consolidating Total
Increase (decrease) in net assets resulting from operations:
Net investment income (loss)	$-	$-	$-	$-	$-	$-	$-	$-
Net increase (decrease) in net assets resulting from operations	-	-	-	-	-	-	-	-

Distributions to shareholders from:
Return of capital:
Up Shares	-	-	-	-	-	-	-	-
Down Shares	-	-	-	-	-	-	-	-
Total distributions to shareholders	-	-	-	-	-	-	-	-

Capital share transactions:
Issuance of common stock:
Up Shares	-	-	-	-	-	-	-	-
Down Shares	-	-	-	-	-	-	-	-
Redemption of common stock:
Up Shares	-	-	-	-	-	-	-	-
Down Shares	-	-	-	-	-	-	-	-
Net increase (decrease) in net assets resulting from capital share transactions	-	-	-	-	-	-	-	-
Total increase (decrease) in net assets	-	-	-	-	-	-	-	-
Net assets at beginning of period	1,000	1,000	1,000	1,000	1,000	1,000	1,000	7,000
Net assets at end of period	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$7,000

Changes in shares:^
Up Shares:
Issuance of common stock	-	-	-	-	-	-	-	N/A
Redemption of common stock	-	-	-	-	-	-	-	N/A
Net change in shares	-	-	-	-	-	-	-	N/A

Down Shares:
Issuance of common stock	-	-	-	-	-	-	-	N/A
Redemption of common stock	-	-	-	-	-	-	-	N/A
Net change in shares	-	-	-	-	-	-	-	N/A

*	The Consolidating Statements of Changes in Net Assets of the Trust are being provided solely to meet Securities and Exchange Commission regulatory requirements. The Trust does not have capital separate from that of its seven fund series. An investor in a series of the Trust has an entitlement to the assets of that series only and not to the assets of any other series or the Trust as a whole.
(1)	Commenced operations on May 19, 2015.
**	On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.
^	AccuShares Spot CBOE VIX Fund made corrective distributions on September 22, 2015 and October 22, 2015. Additionally, a 1 for 10 reverse stock split occurred on September 25, 2015 and October 23, 2015. The corrective distributions and reverse stock splits have been retroactively applied to the per share data shown above.

The accompanying notes are an integral part of these financial statements.

AccuShares Trust I*

    Consolidating Statements of Cash Flows (Unaudited)

	March 31, 2016 (Unaudited)
	AccuShares S&P 500 VIX Front-Month Futures Index Fund	AccuShares S&P GSCI Spot Fund	AccuShares S&P GSCI Agriculture & Livestock Spot Fund	AccuShares S&P GSCI Industrial Metals Spot Fund	AccuShares S&P GSCI Crude Oil Excess Return Fund**	AccuShares S&P GSCI Brent Oil Spot Fund	AccuShares S&P GSCI Natural Gas Spot Fund	AccuShares Spot CBOE VIX Fund	Consolidating Total
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$-	$-	$-	$-	$-	$-	$-	$(8,953)	$(8,953)
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash used in operating activities:
Increase (decrease) in operating assets and liabilities:
Increase (decrease) in management fees payable	-	-	-	-	-	-	-	(3,323)	(3,323)
Net cash provided by (used in) operating activities	-	-	-	-	-	-	-	(12,276)	(12,276)

Cash flows from financing activities:
Redemption of common stock	-	-	-	-	-	-	-	(1,479,395)	(1,479,395)
Distributions paid	-	-	-	-	-	-	-	(2,906,303)	(2,906,303)
Net cash provided by financing activities	-	-	-	-	-	-	-	(4,385,698)	(4,385,698)

Net increase (decrease) in cash	-	-	-	-	-	-	-	(4,397,974)	(4,397,974)
Cash, beginning of period	1,000	1,000	1,000	1,000	1,000	1,000	1,000	6,301,872	6,308,872
Cash, end of period	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,903,898	$1,910,898

*	The Consolidating Statements of Cash Flows of the Trust are being provided solely to meet Securities and Exchange Commission regulatory requirements. The Trust does not have cash separate from that of its eight fund series. An investor in a series of the Trust has an entitlement to the assets of that series only and not to the assets of any other series or the Trust as a whole.

**	On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to the AccuShares S&P GSCI Crude Oil Excess Return Fund.

The accompanying notes are an integral part of these financial statements.

AccuShares Trust I*

Consolidating Statements of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2015
	AccuShares S&P GSCI Spot Fund	AccuShares S&P GSCI Agriculture & Livestock Spot Fund	AccuShares S&P GSCI Industrial Metals Spot Fund	AccuShares S&P GSCI Crude Oil Excess Return Fund**	AccuShares S&P GSCI Brent Oil Spot Fund	AccuShares S&P GSCI Natural Gas Spot Fund	AccuShares Spot CBOE VIX Fund(1)	Consolidating Total
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$-	$-	$-	$-	$-	$-	$-	$-
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash used in operating activities:
Increase (decrease) in operating assets and liabilities:
Increase (decrease) in management fees payable	-	-	-	-	-	-	-	-
Net cash provided by (used in) operating activities	-	-	-	-	-	-	-	-

Cash flows from financing activities:
Issuance of common stock	-	-	-	-	-	-	-	-
Redemption of common stock	-	-	-	-	-	-	-	-
Distributions paid	-	-	-	-	-	-	-	-
Net cash provided by financing activities	-	-	-	-	-	-	-	-

Net increase (decrease) in cash	-	-	-	-	-	-	-	-
Cash, beginning of period	1,000	1,000	1,000	1,000	1,000	1,000	1,000	7,000
Cash, end of period	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$7,000

*	The Consolidating Statements of Cash Flows of the Trust are being provided solely to meet Securities and Exchange Commission regulatory requirements. The Trust does not have cash separate from that of its seven fund series. An investor in a series of the Trust has an entitlement to the assets of that series only and not to the assets of any other series or the Trust as a whole.
(1)	Commenced operations on May 19, 2015.
**	On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.

The accompanying notes are an integral part of these financial statements.

AccuShares S&P GSCI Crude Oil Excess Return Fund

and AccuShares Trust I Notes to the Financial Statements

March 31, 2016 (Unaudited)

1. Organization

AccuShares Trust I (formerly known as AccuShares Commodities Trust I) (the "Trust") is a Delaware statutory trust organized on June 28, 2013 and is currently organized into eight separate series (each, a “Fund” and collectively, the “Funds”). The AccuShares S&P® GSCI® Crude Oil Excess Return Fund (the “Crude Oil Fund”), one of the Trust’s series, issues shares that represent beneficial interests in and ownership of the assets of the Crude Oil Fund only. The Crude Oil Fund will offer its shares on a continuous basis and expects for its shares to be listed on the NASDAQ OMX (the “Exchange”).

The Trust may offer shares of an additional fund series. The term of the Trust and the Funds is perpetual unless terminated earlier by the Trust’s sponsor, AccuShares Investment Management, LLC (the “Sponsor”).

The shares of the Funds are designed for investors who want a cost-effective, targeted and transparent exposure to changes in such Fund’s referenced financial index (an “Underlying Index”). The S&P GSCI Crude Oil Excess Return Index is the Underlying Index of the Crude Oil Fund.

Each Fund seeks to track its Underlying Index’s changes, without the need to hold any securities, futures or other financial instruments relating to its Underlying Index or the assets referenced by the Underlying Index. Instead, the Funds are expressly limited to holding only: cash; bills, bonds and notes issued and guaranteed by the United States Treasury with remaining maturities of 90 calendar days or less (“Eligible Treasuries”); and overnight repurchase agreements collateralized by United States Treasury securities (“Eligible Repos”, together with cash and Eligible Treasuries, “Eligible Assets”). A Fund’s Eligible Assets are not managed to track performance of such Fund’s Underlying Index. A Fund will invest its assets so as to preserve capital while, at the same time, earning an investment return that is consistent with such preservation of capital.

A Fund will issue its shares in offsetting pairs of share classes, where one constituent of the pair is positively linked to such Fund’s Underlying Index (“Up Shares”) and the other constituent is negatively linked to such Fund’s Underlying Index (“Down Shares”). Therefore, a Fund will only issue, distribute, maintain and redeem equal quantities of Up and Down Shares at all times. Once issued, and before any redemption, the Up Shares and Down Shares of a Fund are expected to trade separately without restriction on the Exchange.

The Funds’ custodian will determine daily each Fund’s liquidation value attributable to each of its classes (“Class Value”), which liquidation value is based on the value of such Fund’s Eligible Assets attributable to such class, (a) plus any accrued income or gains or losses on such assets attributable to such class (“Investment Income”), (b) less all fees, expenses and taxes attributable to such class not otherwise assumed by the Sponsor, where such income and gains after deduction of such fees, expenses and taxes is referred to as the class’ “Net Investment Income.” Investment Income with respect to a class will be adjusted during any creation or redemption order settlement period for any increases or decreases in value of the Fund’s assets attributable to such class resulting from such order. The Net Investment Income and Investment Income can be positive or negative.

The Sponsor initially capitalized each of its seven initial Funds with $1,000 in exchange for 20 shares of the Fund’s Up Shares and 20 shares of its Down Shares. On October 5, 2015, AccuShares Trust I filed a registration statement on Form S-1 for the AccuShares S&P 500 VIX Front-Month Futures Index Fund which is the eighth series of the Trust. The AccuShares S&P 500 Front-Month Futures Index Fund was capitalized on December 31, 2015 with $1,000 in exchange for 20 shares of the Fund’s Up Shares and 20 shares of its Down Shares.

AccuShares S&P GSCI Crude Oil Excess Return Fund

and AccuShares Trust I Notes to the Financial Statements

March 31, 2016 (Unaudited)

2. Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Funds and the Trust in preparation of these financial statements. These policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

The accompanying financial statements have been prepared on the accrual basis of accounting in conformity with GAAP. In the opinion of management, the unaudited interim financial results included herein contain all adjustments and reclassifications that are necessary for the fair presentation of financial statements for the periods included therein.

In accordance with ASU 2013-08, the Sponsor has determined the Trust is classified as an investment company for financial reporting purposes, and accordingly, the Trust follows the accounting guidance in ASC 946. However, the Trust is not registered as an investment company under the Investment Company Act of 1940, as amended, and is not required to register under such act.

Revenue Recognition

The Funds record investment transactions on each trade date. Realized gains and losses are based on the specific identification method.

Interest income, adjusted for amortization of premium and accretion of discount, will be recorded on an accrual basis. Discount and premiums to par value on investments purchased will be accreted and amortized, respectively, into interest income over the life of the respective investment using the effective interest method. Original issue discount and market discounts or premiums will be capitalized and amortized into interest income using the effective interest method or straight-line method, as applicable.

Use of Estimates and Indemnifications

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

In the normal course of business, the Trust on behalf of a Fund enters into contracts that contain a variety of representations which provide general indemnifications. The Trust’s maximum exposure, under these arrangements, cannot be known; however, the Sponsor expects any risk of loss to be remote.

AccuShares S&P GSCI Crude Oil Excess Return Fund

and AccuShares Trust I Notes to the Financial Statements

March 31, 2016 (Unaudited)

2. Significant Accounting Policies (continued)

Fair Value Measurements

The Funds follow ASC 820 for measuring the fair value of portfolio investments. Fair value is the price that would be received in the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters, or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation models involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity. A Fund’s fair value analysis includes an analysis of the value of any unfunded loan commitments. Financial investments recorded at fair value in the financial statements are categorized for disclosure purposes based upon the level of judgment associated with the inputs used to measure their value. The valuation hierarchical levels are based upon the transparency of the inputs to the valuation of the investment as of the measurement date. The three levels are defined as follows:

•                      Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities at the measurement date.

•                      Level 2 — Valuations based on inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable at the measurement date. This category includes quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in non-active markets including actionable bids from third parties for privately held assets or liabilities, and observable inputs other than quoted prices such as yield curves and forward currency rates that are entered directly into valuation models to determine the value of derivatives or other assets or liabilities.

•                      Level 3 — Valuations based on inputs that are unobservable and where there is little, if any, market activity at the measurement date. The inputs for the determination of fair value may require significant management judgment or estimation and is based upon management’s assessment of the assumptions that market participants would use in pricing the assets or liabilities.

As of March 31, 2016, the Funds held no investments.

AccuShares S&P GSCI Crude Oil Excess Return Fund

and AccuShares Trust I Notes to the Financial Statements

March 31, 2016 (Unaudited)

2. Significant Accounting Policies (continued)

Cash and Cash Equivalents

Any date on which there is cash on deposit in a Fund’s custody account that is not required to make payments or to make distributions to shareholders all such cash will be either held as cash or invested by the investment advisor (the “Investment Advisor”) to the Fund, acting in accordance with Non-Custody Investment Advisory Agreement among the Trust, on behalf of the Funds, the Sponsor and the Investment Advisor (the “Investment Advisory Agreement”) in:

  cash bank deposits,
  bills, notes and bonds issued and backed by the full faith and credit of the government of the United States of America, which qualify as Eligible Treasuries because they have residual maturities less than or equal to 90 calendar days, or agreements for the sale and repurchase of, and collateralized by, bills, notes and bonds issued and backed by the full faith and credit of the government of the United States of America, which qualify as Eligible Repos.

The Second Amended and Restated Trust Agreement of the Trust between the Sponsor and the trustee of the Trust (“Trustee”), as amended by an instrument of amendment dated June 5, 2015 and by an instrument of amendment dated September 29, 2015, and as may be further amended and restated from time to time (the “Trust Agreement”) limits, and the Investment Advisory Agreement directs the Investment Advisor to limit, the Funds’ holdings of Eligible Repos to 40% of its Eligible Assets.

All cash balances are held by one counterparty, State Street Bank and Trust Company.

Investments

The Funds will hold only cash, short-dated U.S. Treasuries or collateralized U.S. Treasury repurchases. The Funds will not invest in equity securities, futures, swaps, or other assets that may track their respective Underlying Indices.

Distributions

Unlike other exchange traded products, and for the protection of investors in the Funds, the Funds have an additional set of protective features built in to ensure that the shares track their intended Underlying Index.

These protective features include:

  Regular Distributions;
  Special Distributions; and
  Corrective Distributions.

In addition, notice of Net Income Distributions for the classes of the Funds, if any, will also be included in the notifications of Regular, Special and Corrective Distributions.

AccuShares S&P GSCI Crude Oil Excess Return Fund

and AccuShares Trust I Notes to the Financial Statements

March 31, 2016 (Unaudited)

2. Significant Accounting Policies (continued)

Reverse share splits will be declared to maintain a positive Class Value per Share for either the Up Shares or the Down Shares should the Class Value per Share of either class approach zero. Reverse share splits are expected to occur in the context of Special Distributions and are expected to be triggered after Class Value per Share declines below $4.00. No other share splits are expected to occur, although the Sponsor will have the right to declare in its sole discretion a share split, either forward or reverse, pursuant to the Second Amended and Restated Trust Agreement of the Trust, as may be further amended and restated from time to time (the “Trust Agreement”).

Income Taxes

For U.S. federal and applicable state and local income tax purposes, the Trust intends to treat (i) each Fund as a separate taxable corporation, (ii) the shares of each Fund as stock therein and (iii) each investor in a Fund as a shareholder in such Fund. Accordingly, each taxable year each Fund will be subject to federal and applicable state and local income taxation at applicable corporate income tax rates on its net taxable income, if any.

Recent Accounting Pronouncements

In August, 2014, the FASB released Accounting Standards Update 2014-15, Presentation of Financial Statements — Going Concern (Subtopic 205-40) (“ASU 2014-15”). ASU 2014-15 requires the Company to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within the one year period subsequent to the date that the financial statements are issued or within the one year period subsequent the date that the financial statements are available to be issued. ASU 2014-15 becomes effective for fiscal periods ending after December 15, 2016; however, early adoption is permitted. The Company has not elected to early adopt ASU 2014-15 and is considering its effects upon the financial statements.

AccuShares S&P GSCI Crude Oil Excess Return Fund

and AccuShares Trust I Notes to the Financial Statements

March 31, 2016 (Unaudited)

3. Agreements

Management Fee

The classes of the Funds pay the Sponsor a management fee (the “Management Fee”) in consideration of the Sponsor’s management and administrative services and the other services provided to the Funds for which the Sponsor pays directly. The Management Fee is paid by the classes of the Funds, monthly in arrears, in an amount equal to the percentage of its average daily Class Value at the rates indicated in the following table:

	Management Fee for Up Shares	Management Fee for Down Shares

AccuShares Spot CBOE VIX Fund	95 basis points	95 basis points
AccuShares S&P GSCI Spot Fund	75 basis points	75 basis points
AccuShares S&P GSCI Agriculture and Livestock Spot Fund	75 basis points	75 basis points
AccuShares S&P GSCI Industrial Metals Spot Fund	75 basis points	75 basis points
AccuShares S&P GSCI Crude Oil Excess Return Fund**	29 basis points	29 basis points
AccuShares S&P GSCI Brent Oil Spot Fund	45 basis points	45 basis points
AccuShares S&P GSCI Natural Gas Spot Fund	60 basis points	60 basis points
AccuShares S&P 500 VIX Front-Month Futures Index Fund	95 basis points	95 basis points

** On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.

The Sponsor receives the Management Fee and otherwise bears all the routine ordinary expenses of the Funds, including the fees and reimbursable expenses of the Trustee, the Investment Advisor, the custodian, the administrator, the transfer agent, S&P Dow Jones Indices LLC (the “Index Provider”) and the marketing agent. The Funds bear all their tax liabilities, which are accrued daily, and their extraordinary, non-recurring expenses that are not assumed by the Sponsor under the Trust Agreement. Expenses, fees and taxes shall be accrued in advance for all non-business days at the end of the immediately preceding business day.

AccuShares S&P GSCI Crude Oil Excess Return Fund

and AccuShares Trust I Notes to the Financial Statements

March 31, 2016 (Unaudited)

3. Agreements (continued)

No other fee is paid by the Funds. The Management Fee is paid in consideration of the Sponsor’s management and administrative services and the other services provided to the Funds for which the Sponsor pays directly.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the business of the Funds. Specifically, the Sponsor:

•                      Selects the Funds’ service providers;

•                      Negotiates various fees and agreements; and

•                      Performs such other services as the Sponsor believes that the Trust may require from time to time.

For the Crude Oil Fund, for the three months ended March 31, 2016 and 2015, there were no Management Fees charged.

Brokerage Commissions and Fees

Each Fund will pay its respective brokerage commissions, including applicable exchange fees, if any.

The Administrator, Transfer Agent and Custodian

The Sponsor and the Trust, on behalf of itself and on behalf of the Funds, have appointed State Street Bank and Trust Company as the administrator of the Funds and State Street Bank and Trust Company has entered into the administration agreement which sets forth the terms of the services provided by the administrator (the “Administration Agreement”) in connection therewith. In addition, State Street Bank and Trust Company serves as transfer agent and custodian of the Funds. The administrator’s fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

Pursuant to the terms of the Administration Agreement and under the supervision and direction of the Sponsor, the administrator performs or supervises the performance of services necessary for the operation and administration of the Funds (other than making investment decisions or providing services provided by other service providers), including accounting and other fund administrative services.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor will pay all of the routine operational, administrative, and other ordinary expenses of the Funds, including, but not limited to, computer services expenses, the fees and expenses of the Trustee, the Investment Advisor, the custodian, the administrator, the transfer agent, the Index Provider, the marketing agent and any other service providers of the Funds, legal and accounting fees and expenses, filing fees, and printing, mailing and duplication costs.

Non-Recurring Fees and Expenses

All extraordinary, non-recurring expenses (referred to as extraordinary fees and expenses in the Trust Agreement), if any, will be borne by the affected Fund(s). Extraordinary fees and expenses affecting the Trust as a whole will be prorated to a Fund according to its respective aggregate Class Values. Extraordinary, non-recurring expenses include, without limitation, legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such fees and expenses, by their nature, are unpredictable with respect to timing and amount.

AccuShares S&P GSCI Crude Oil Excess Return Fund

and AccuShares Trust I Notes to the Financial Statements

March 31, 2016 (Unaudited)

4. Offering Costs

Normal and expected expenses incurred in connection with the continuous offering of shares of the Funds will be paid by the Sponsor.

5. Creation and Redemption of Creation Units

A Fund will issue and redeem shares from time to time, but only in one or more blocks of both 25,000 Up Shares and 25,000 Down Shares of the Funds (“Creation Units”). Creation Units may be created or redeemed only by an entity that is (1) a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) a direct participant in The Depository Trust Company, and (3) a party to an Authorized Participant Agreement with the Sponsor, as sponsor of the Trust, on behalf of a Fund setting forth the procedures for the creation and redemption of Creation Units in the Funds (“Authorized Participant”). Authorized Participants may sell the shares included in the Creation Units they purchase from the Funds to other investors in the secondary market.

Except when aggregated in Creation Units, the shares are not redeemable securities. Retail investors, therefore, generally will not be able to purchase or redeem shares directly from or with a Fund. Rather, most retail investors will purchase or sell shares in the secondary market with the assistance of a broker.

Authorized Participants will pay a transaction fee of $600 per order plus 0.005% of the aggregate order value to the custodian in connection with the order for the creation or redemption of Crude Oil Fund Creation Units. The transaction fee is intended to defray the transfer agent’s cost for processing the creation and redemption orders and the Sponsor’s Trust offering registration fee expense.

The transaction fee may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.

6. Tax Information

As of March 31, 2016, the Crude Oil Fund has no deferred tax.

7. Net Assets

Distributions

For the Crude Oil Fund, there were no distributions for the three months ended March 31, 2016 or March 31, 2015.

8. Related Party Transactions

Pursuant to the Trust Agreement, each class of the Fund pays the Sponsor the Management Fee, monthly in arrears, in an amount equal to 0.29% of its average daily Class Value.

The Sponsor receives the Management Fee and otherwise bears all the routine ordinary expenses of the Fund, including the fees and reimbursable expenses of the trustee of the Trust (“Trustee”), the investment advisor to the Fund (“Investment Advisor”), the custodian, the administrator, the transfer agent, the Index Provider and the marketing agent. The Fund bears all its tax liabilities, which are accrued daily, and its extraordinary, non-recurring expenses that are not assumed by the Sponsor under the Trust Agreement. Expenses, fees and taxes shall be accrued in advance for all non-business days at the end of the immediately preceding business day.

No other fee is paid by the Fund. The Management Fee is paid in consideration of the Sponsor’s management and administrative services and the other services provided to the Fund for which the Sponsor pays directly.

9. Subsequent Events

Management has evaluated the possibility of subsequent events existing in the Crude Oil Fund and Trust’s financial statement through the date the financial statements were issued.

Management has determined that there are no other material events that would require disclosure in the Crude Oil Fund and Trust’s financial statements through this date.

AccuShares S&P GSCI Crude Oil Excess Return Fund and AccuShares Trust I

Financial Statements As Of December 31, 2015 and 2014

Index to Financial Statements

Report of Independent Registered Public Accounting Firm	F-25
Statements of Assets and Liabilities of AccuShares S&P GSCI Crude Oil Excess Return Fund as of December 31, 2015 and 2014	F-26

Statements of Operations of AccuShares S&P GSCI Crude Oil Excess Return Fund for the Year Ended December 31, 2015 and for the Period Ended December 31, 2014	F-27

Statements of Changes in Net Assets of AccuShares S&P GSCI Crude Oil Excess Return Fund for the Year Ended December 31, 2015 and for the Period Ended December 31, 2014	F-28

Statements of Cash Flows of AccuShares S&P GSCI Crude Oil Excess Return Fund for the Year Ended December 31, 2015 and for the Period Ended December 31, 2014	F-29

Consolidating Statements of Assets and Liabilities of AccuShares Trust I as of December 31, 2015 and December 31, 2014	F-30

Consolidating Statements of Operations of AccuShares Trust I for the Year Ended December 31, 2015 and for the Period Ended December 31, 2014	F-32

Consolidating Statements of Changes in Net Assets of AccuShares Trust I for the Year Ended December 31, 2015 and for the Period Ended December 31, 2014	F-34

Consolidating Statements of Cash Flows of AccuShares Trust I for the Year Ended December 31, 2015 and for the Period Ended December 31, 2014	F-36

Notes to Financial Statements December 31, 2015	F-38

Report of Independent Registered Public Accounting Firm

The Sponsor of

AccuShares Trust I and the

Shareholders of AccuShares S&P GSCI Crude Oil Excess Return Fund

We have audited the accompanying statements of assets and liabilities of AccuShares S&P GSCI Crude Oil Excess Return Fund (a Series of AccuShares Trust I) (the “Fund”) and the consolidating statements of assets and liabilities of AccuShares Trust I (the “Trust”) (comprising, AccuShares S&P GSCI Spot Fund, AccuShares S&P GSCI Agriculture and Livestock Spot Fund, AccuShares S&P GSCI Industrial Metals Spot Fund, AccuShares S&P GSCI Crude Oil Excess Return Fund, AccuShares S&P GSCI Brent Oil Spot Fund, AccuShares S&P GSCI Natural Gas Spot Fund, AccuShares Spot CBOE VIX Fund and AccuShares S&P 500 VIX Front-Month Futures Index Fund) as of December 31, 2015 and 2014 and the related statements of operations, changes in net assets and cash flows of the Fund and the related consolidating statements of operations, changes in net assets and cash flows of the Trust for the year ended December 31, 2015 and for the period from June 17, 2014 (inception date) to December 31, 2014 and the related notes to the financial statements. These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Trust’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of AccuShares S&P GSCI Crude Oil Excess Return Fund and each of the respective portfolios constituting AccuShares Trust I at December 31, 2015 and 2014, and the results of their operations, changes in their net assets and their cash flows for the year ended December 31, 2015 and for the period from June 17, 2014 (inception date) to December 31, 2014, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York

June 13, 2016

AccuShares S&P GSCI Crude Oil Excess Return Fund**

Statements of Assets and Liabilities
	December 31, 2015	December 31, 2014
Assets:
Cash	$1,000	$1,000
Total assets	$1,000	$1,000

Liabilities:
Management fees payable	$—	$—
Total liabilities	—	—

Net assets:
Paid-in capital	1,000	1,000
Accumulated deficit	—	—
Total net assets	1,000	1,000
Total liabilities and net assets	$1,000	$1,000
Up Shares:
Net assets	$500	$500
Shares outstanding	20.00	20.00
Net asset value per share	$25.00	$25.00

Down Shares:
Net assets	$500	$500
Shares outstanding	20.00	20.00
Net asset value per share	$25.00	$25.00

** On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.

The accompanying notes are an integral part of these financial statements.

AccuShares S&P GSCI Crude Oil Excess Return Fund**

Statements of Operations

	For the Year Ended December 31, 2015	For the Period Ended December 31, 2014(1)

Expenses:
Management fees:
Up Shares	$—	$—
Down Shares	—	—
Total expenses	—	—
Net investment income (loss)	—	—

Net increase (decrease) in net assets resulting from operations	$—	$—

Per share data Up Shares:
Earnings per share (basic and diluted):	$—	$—
Net investment loss per share (basic and diluted):	$—	$—
Average shares outstanding:	20.00	20.00

Per share data Down Shares:
Earnings per share (basic and diluted):	$—	$—
Net investment loss per share (basic and diluted):	$—	$—
Average shares outstanding:	20.00	20.00

** On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.

(1) For the period from June 17, 2014 (Inception) to December 31, 2014.

The accompanying notes are an integral part of these financial statements.

AccuShares S&P GSCI Crude Oil Excess Return Fund**

Statements of Changes in Net Assets

	For the Year Ended December 31, 2015	For the Period Ended December 31, 2014(1)
Increase (decrease) in net assets resulting from operations:
Net investment income (loss)	$—	$—
Net increase (decrease) in net assets resulting from operations	—	—

Distributions to shareholders from:
Return of capital:
Up Shares	—	—
Down Shares	—	—
Total distributions to shareholders	—	—

Capital transactions:
Issuance of common stock:
Up shares	—	500
Down shares	—	500
Redemption of common stock:
Up Shares	—	—
Down Shares	—	—
Net increase (decrease) in net assets resulting from capital transactions	—	1,000
Total increase (decrease) in net assets	—	1,000
Net assets at beginning of period	1,000	—
Net assets at end of period	$1,000	$1,000

Changes in Shares:
Up Shares:
Issuance of common stock	—	20.00
Redemption of common stock	—	—
Net change in shares	—	20.00
Distributions declared per share:	$—	$—

Down Shares:
Issuance of common stock	—	20.00
Redemption of common stock	—	—
Net change in shares	—	20.00
Distributions declared per share:	$—	$—

** On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.

(1) For the period from June 17, 2014 (Inception) to December 31, 2014.

The accompanying notes are an integral part of these financial statements.

AccuShares S&P GSCI Crude Oil Excess Return Fund**

Statements of Cash Flows

	For the Year Ended December 31, 2015	For the Period Ended December 31, 2014(1)
Cash flows from operating activities
Net increase (decrease) in net assets resulting from operations	$—	$—

Adjustments to reconcile net decrease in net assets resulting from operations to net cash used in operating activities:

Increase (decrease) in operating assets and liabilities:
Increase (decrease) in management fees payable	—	—
Net cash provided by (used in) operating activities	—	—

Cash flows from financing activities
Issuance of common stock	—	1,000
Redemption of common stock	—	—
Distributions paid	—	—
Net cash provided by financing activities	—	1,000
Net increase (decrease) in cash	—	1,000
Cash, beginning of period	1,000	—
Cash, end of period	$1,000	$1,000

** On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.

(1) For the period from June 17, 2014 (Inception) to December 31, 2014.

The accompanying notes are an integral part of these financial statements.

AccuShares Trust I *

Consolidating Statements of Assets & Liabilities

	December 31, 2015
	AccuShares S&P 500 VIX Front-Month Futures Index Fund	AccuShares S&P GSCI Spot Fund	AccuShares S&P GSCI Agriculture & Livestock Spot Fund	AccuShares S&P GSCI Industrial Metals Spot Fund	AccuShares S&P GSCI Crude Oil Excess Return Fund**	AccuShares S&P GSCI Brent Oil Spot Fund	AccuShares S&P GSCI Natural Gas Spot Fund	AccuShares Spot CBOE VIX Fund	Consolidating Total
Assets:
Cash	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$6,301,872	$6,308,872
Total assets	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$6,301,872	$6,308,872

Liabilities:
Management fees payable	$-	$-	$-	$-	$-	$-	$-	$5,408	$5,408
Total liabilities	-	-	-	-	-	-	-	5,408	5,408

Net assets:
Paid-in capital	1,000	1,000	1,000	1,000	1,000	1,000	1,000	6,352,259	6,359,259
Accumulated deficit	-	-	-	-	-	-	-	(55,795)	(55,795)
Total net assets	1,000	1,000	1,000	1,000	1,000	1,000	1,000	6,296,464	6,303,464
Total liabilities and net assets	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$6,301,872	$6,308,872

Up Shares:
Net assets	$500	$500	$500	$500	$500	$500	$500	$2,660,871	N/A
Shares outstanding^	20.00	20.00	20.00	20.00	20.00	20.00	20.00	175,000.00	N/A
Net asset value per share^	$25.00	$25.00	$25.00	$25.00	$25.00	$25.00	$25.00	$15.20	N/A

Down Shares:
Net assets	$500	$500	$500	$500	$500	$500	$500	$3,635,593	N/A
Shares outstanding^	20.00	20.00	20.00	20.00	20.00	20.00	20.00	175,000.00	N/A
Net asset value per share^	$25.00	$25.00	$25.00	$25.00	$25.00	$25.00	$25.00	$20.77	N/A

* The Consolidating Statements of Assets and Liabilities of AccuShares Trust I (formerly known as AccuShares Commodities Trust I) (the "Trust") are being provided solely to meet Securities and Exchange Commission regulatory requirements.  The Trust does not have assets or liabilities separate from those of its eight fund series.  An investor in a series of the Trust has an entitlement to the assets of that series only and not to the assets of any other series or the Trust as a whole.

** On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.

^ AccuShares Spot CBOE VIX Fund made corrective distributions on September 22, 2015 and October 22, 2015. Additionally, a 1 for 10 reverse stock split occurred on September 25, 2015 and October 23, 2015. The corrective distributions and reverse stock splits have been retroactively applied to the per share data shown above.

The accompanying notes are an integral part of these financial statements.

AccuShares Trust I *

Consolidating Statements of Assets & Liabilities

	December 31, 2014
	AccuShares S&P GSCI Spot Fund	AccuShares S&P GSCI Agriculture & Livestock Spot Fund	AccuShares S&P GSCI Industrial Metals Spot Fund	AccuShares S&P GSCI Crude Oil Excess Return Fund**	AccuShares S&P GSCI Brent Oil Spot Fund	AccuShares S&P GSCI Natural Gas Spot Fund	AccuShares Spot CBOE VIX Fund	Consolidating Total
Assets:
Cash	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$7,000
Total assets	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$7,000

Liabilities:
Management fees payable	$-	$-	$-	$-	$-	$-	$-	$-
Total liabilities	-	-	-	-	-	-	-	-

Net assets:
Paid-in capital	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$7,000
Accumulated deficit	-	-	-	-	-	-	-	-
Total net assets	1,000	1,000	1,000	1,000	1,000	1,000	1,000	7,000
Total liabilities and net assets	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$7,000

Up Shares:
Net assets	$500	$500	$500	$500	$500	$500	$500	N/A
Shares outstanding^	20.00	20.00	20.00	20.00	20.00	20.00	0.80	N/A
Net asset value per share	$25.00	$25.00	$25.00	$25.00	$25.00	$25.00	$625.00	N/A

Down Shares:
Net assets	$500	$500	$500	$500	$500	$500	$500	N/A
Shares outstanding^	20.00	20.00	20.00	20.00	20.00	20.00	0.80	N/A
Net asset value per share	$25.00	$25.00	$25.00	$25.00	$25.00	$25.00	$625.00	N/A

* The Consolidating Statements of Assets and Liabilities of the Trust are being provided solely to meet Securities and Exchange Commission regulatory requirements.  The Trust does not have assets or liabilities separate from those of its seven fund series.  An investor in a series of the Trust has an entitlement to the assets of that series only and not to the assets of any other series or the Trust as a whole.

** On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.

^ AccuShares Spot CBOE VIX Fund made corrective distributions on September 22, 2015 and October 22, 2015. Additionally, a 1 for 10 reverse stock split occurred on September 25, 2015 and October 23, 2015. The corrective distributions and reverse stock splits have been retroactively applied to the per share data shown above.

The accompanying notes are an integral part of these financial statements.

AccuShares Trust I *

Consolidating Statements of Operations

	For the Year Ended December 31, 2015
	AccuShares S&P 500 VIX Front-Month Futures Index Fund (2)	AccuShares S&P GSCI Spot Fund	AccuShares S&P GSCI Agriculture & Livestock Spot Fund	AccuShares S&P GSCI Industrial Metals Spot Fund	AccuShares S&P GSCI Crude Oil Excess Return Fund**	AccuShares S&P GSCI Brent Oil Spot Fund	AccuShares S&P GSCI Natural Gas Spot Fund	AccuShares Spot CBOE VIX Fund (1)	Consolidating Total
Expenses:
Management fees:
Up Shares	$-	$-	$-	$-	$-	$-	$-	$27,578	$27,578
Down Shares	-	-	-	-	-	-	-	28,217	28,217
Total expenses	$-	$-	$-	$-	$-	$-	$-	$55,795	$55,795
Net investment income (loss)	$-	$-	$-	$-	$-	$-	$-	$(55,795)	$(55,795)

Net increase (decrease) in net assets resulting from operations	$-	$-	$-	$-	$-	$-	$-	$(55,795)	$(55,795)

Per share data Up Shares:^
Earnings per share (basic and diluted):	$-	$-	$-	$-	$-	$-	$-	$(0.46)	N/A
Net investment loss per share (basic and diluted):	$-	$-	$-	$-	$-	$-	$-	$(0.46)	N/A
Average shares outstanding:	20.00	20.00	20.00	20.00	20.00	20.00	20.00	60,454.00	N/A

Per share data Down Shares:^
Earnings per share (basic and diluted):	$-	$-	$-	$-	$-	$-	$-	$(0.47)	N/A
Net investment loss per share (basic and diluted):	$-	$-	$-	$-	$-	$-	$-	$(0.47)	N/A
Average shares outstanding:	20.00	20.00	20.00	20.00	20.00	20.00	20.00	60,454.00	N/A

* The Consolidating Statements of Operations of the Trust are being provided solely to meet Securities and Exchange Commission regulatory requirements.  The Trust does not have income or expenses separate from those of its eight fund series.  An investor in a series of the Trust has an entitlement to the assets of that series only and not to the assets of any other series or the Trust as a whole.

(1) Commenced operations on May 19, 2015.

(2) For the period from December 31, 2015 (Inception).

** On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.

^ AccuShares Spot CBOE VIX Fund made corrective distributions on September 22, 2015 and October 22, 2015. Additionally, a 1 for 10 reverse stock split occurred on September 25, 2015 and October 23, 2015. The corrective distributions and reverse stock splits have been retroactively applied to the per share data shown above.

The accompanying notes are an integral part of these financial statements.

AccuShares Trust I *

Consolidating Statements of Operations

For the Period Ended December 31, 2014 (1)
	AccuShares S&P GSCI Spot Fund	AccuShares S&P GSCI Agriculture & Livestock Spot Fund	AccuShares S&P GSCI Industrial Metals Spot Fund	AccuShares S&P GSCI Crude Oil Excess Return Fund**	AccuShares S&P GSCI Brent Oil Spot Fund	AccuShares S&P GSCI Natural Gas Spot Fund	AccuShares Spot CBOE VIX Fund	Consolidating Total
Expenses:
Management fees:
Up Shares	$-	$-	$-	$-	$-	$-	$-	$-
Down Shares	-	-	-	-	-	-		-
Total expenses	$-	$-	$-	$-	$-	$-	$-	$-
Net investment income (loss)	$-	$-	$-	$-	$-	$-	$-	$-

Net increase (decrease) in net assets resulting from operations	$-	$-	$-	$-	$-	$-	$-	$-

Per share data Up Shares:^
Earnings per share (basic and diluted):	$-	$-	$-	$-	$-	$-	$-	N/A
Net investment loss per share (basic and diluted):	$-	$-	$-	$-	$-	$-	$-	N/A
Average shares outstanding:	20.00	20.00	20.00	20.00	20.00	20.00	0.80	N/A

Per share data Down Shares:^
Earnings per share (basic and diluted):	$-	$-	$-	$-	$-	$-	$-	N/A
Net investment loss per share (basic and diluted):	$-	$-	$-	$-	$-	$-	$-	N/A
Average shares outstanding:	20.00	20.00	20.00	20.00	20.00	20.00	0.80	N/A

* The Consolidating Statements of Operations of the Trust are being provided solely to meet Securities and Exchange Commission regulatory requirements.  The Trust does not have income or expenses separate from those of its seven fund series.  An investor in a series of the Trust has an entitlement to the assets of that series only and not to the assets of any other series or the Trust as a whole.

(1) For the period from June 17, 2014 (Inception) to December 31, 2014.

** On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.

^ AccuShares Spot CBOE VIX Fund made corrective distributions on September 22, 2015 and October 22, 2015. Additionally, a 1 for 10 reverse stock split occurred on September 25, 2015 and October 23, 2015. The corrective distributions and reverse stock splits have been retroactively applied to the per share data shown above.

The accompanying notes are an integral part of these financial statements.

AccuShares Trust I *

Consolidating Statements of Changes in Net Assets

	For the Year Ended December 31, 2015
	AccuShares S&P 500 VIX Front-Month Futures Index Fund (2)	AccuShares S&P GSCI Spot Fund	AccuShares S&P GSCI Agriculture & Livestock Spot Fund	AccuShares S&P GSCI Industrial Metals Spot Fund	AccuShares S&P GSCI Crude Oil Excess Return Fund**	AccuShares S&P GSCI Brent Oil Spot Fund	AccuShares S&P GSCI Natural Gas Spot Fund	AccuShares Spot CBOE VIX Fund (1)	Consolidating Total
Increase (decrease) in net assets resulting from operations:
Net investment income (loss)	$-	$-	$-	$-	$-	$-	$-	$(55,795)	$(55,795)
Net increase (decrease) in net assets resulting from operations	-	-	-	-	-	-	-	(55,795)	(55,795)

Distributions to shareholders from:
Return of capital:
Up Shares	-	-	-	-	-	-	-	(11,105,154)	(11,105,154)
Down Shares	-	-	-	-	-	-	-	(5,685,618)	(5,685,618)
Total distributions to shareholders	-	-	-	-	-	-	-	(16,790,772)	(16,790,772)

Capital share transactions:
Issuance of common stock:
Up Shares	500	-	-	-	-	-	-	18,408,912	18,409,412
Down Shares	500	-	-	-	-	-	-	16,057,548	16,058,048
Redemption of common stock:
Up Shares	-	-	-	-	-	-	-	(8,710,975)	(8,710,975)
Down Shares	-	-	-	-	-	-	-	(2,613,454)	(2,613,454)
Net increase (decrease) in net assets resulting from capital share transactions	1,000	-	-	-	-	-	-	23,142,031	23,143,031
Total increase (decrease) in net assets	1,000	-	-	-	-	-	-	6,295,464	6,296,464
Net assets at beginning of period	-	1,000	1,000	1,000	1,000	1,000	1,000	1,000	7,000
Net assets at end of period	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$6,296,464	$6,303,464

Changes in shares:^
Up Shares:
Issuance of common stock	20	-	-	-	-	-	-	187,000.00	N/A
Redemption of common stock	-	-	-	-	-	-	-	(12,000.80)	N/A
Net change in shares	20	-	-	-	-	-	-	174,999.20	N/A
Distributions declared per share:	$-	$-	$-	$-	$-	$-	$-	$921.18	N/A

Down Shares:
Issuance of common stock	20	-	-	-	-	-	-	187,000.00	N/A
Redemption of common stock	-	-	-	-	-	-	-	(12,000.80)	N/A
Net change in shares	20	-	-	-	-	-	-	174,999.20	N/A
Distributions declared per share:	$-	$-	$-	$-	$-	$-	$-	$290.07	N/A

* The Consolidating Statements of Changes in Net Assets of the Trust are being provided solely to meet Securities and Exchange Commission regulatory requirements.  The Trust does not have capital separate from that of its eight fund series.  An investor in a series of the Trust has an entitlement to the assets of that series only and not to the assets of any other series or the Trust as a whole.

(1) Commenced operations on May 19, 2015.

(2) For the period from December 31, 2015 (Inception).

** On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.

^ AccuShares Spot CBOE VIX Fund made corrective distributions on September 22, 2015 and October 22, 2015. Additionally, a 1 for 10 reverse stock split occurred on September 25, 2015 and October 23, 2015. The corrective distributions and reverse stock splits have been retroactively applied to the per share data shown above.

The accompanying notes are an integral part of these financial statements.

AccuShares Trust I *

Consolidating Statements of Changes in Net Assets

	For the Period Ended December 31, 2014 (1)
	AccuShares S&P GSCI Spot Fund	AccuShares S&P GSCI Agriculture & Livestock Spot Fund	AccuShares S&P GSCI Industrial Metals Spot Fund	AccuShares S&P GSCI Crude Oil Excess Return Fund**	AccuShares S&P GSCI Brent Oil Spot Fund	AccuShares S&P GSCI Natural Gas Spot Fund	AccuShares Spot CBOE VIX Fund	Consolidating Total
Increase (decrease) in net assets resulting from operations:
Net investment income (loss)	$-	$-	$-	$-	$-	$-	$-	$-
Net increase (decrease) in net assets resulting from operations	-	-	-	-	-	-	-	-

Distributions to shareholders from:
Return of capital:
Up Shares	-	-	-	-	-	-	-	-
Down Shares	-	-	-	-	-	-	-	-
Total distributions to shareholders	-	-	-	-	-	-	-	-

Capital share transactions:
Issuance of common stock:
Up Shares	500	500	500	500	500	500	500	3,500
Down Shares	500	500	500	500	500	500	500	3,500
Redemption of common stock:
Up Shares	-	-	-	-	-	-	-	-
Down Shares	-	-	-	-	-	-	-	-
Net increase (decrease) in net assets resulting from capital share transactions	1,000	1,000	1,000	1,000	1,000	1,000	1,000	7,000
Total increase (decrease) in net assets	1,000	1,000	1,000	1,000	1,000	1,000	1,000	7,000
Net assets at beginning of period	-	-	-	-	-	-	-	-
Net assets at end of period	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$7,000

Changes in shares:^
Up Shares:
Issuance of common stock	20.00	20.00	20.00	20.00	20.00	20.00	0.80	N/A
Redemption of common stock	-	-	-	-	-	-	-	N/A
Net change in shares	20.00	20.00	20.00	20.00	20.00	20.00	0.80	N/A
Distributions declared per share:	$-	$-	$-	$-	$-	$-	$-	N/A

Down Shares:
Issuance of common stock	20.00	20.00	20.00	20.00	20.00	20.00	0.80	N/A
Redemption of common stock	-	-	-	-	-	-	-	N/A
Net change in shares	20.00	20.00	20.00	20.00	20.00	20.00	0.80	N/A
Distributions declared per share:	$-	$-	$-	$-	$-	$-	$-	N/A

* The Consolidating Statements of Changes in Net Assets of the Trust are being provided solely to meet Securities and Exchange Commission regulatory requirements.  The Trust does not have capital separate from that of its seven fund series.  An investor in a series of the Trust has an entitlement to the assets of that series only and not to the assets of any other series or the Trust as a whole.

(1) For the period from June 17, 2014 (Inception) to December 31, 2014.

** On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.

^ AccuShares Spot CBOE VIX Fund made corrective distributions on September 22, 2015 and October 22, 2015. Additionally, a 1 for 10 reverse stock split occurred on September 25, 2015 and October 23, 2015. The corrective distributions and reverse stock splits have been retroactively applied to the per share data shown above.

The accompanying notes are an integral part of these financial statements.

AccuShares Trust I*

Consolidating Statements of Cash Flows

	For the Year Ended December 31, 2015
	AccuShares S&P 500 VIX Front-Month Futures Index Fund (2)	AccuShares S&P GSCI Spot Fund	AccuShares S&P GSCI Agriculture & Livestock Spot Fund	AccuShares S&P GSCI Industrial Metals Spot Fund	AccuShares S&P GSCI Crude Oil Excess Return Fund**	AccuShares S&P GSCI Brent Oil Spot Fund	AccuShares S&P GSCI Natural Gas Spot Fund	AccuShares Spot CBOE VIX Fund (1)	Consolidating Total
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$-	$-	$-	$-	$-	$-	$-	$(55,795)	$(55,795)
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash used in operating activities:
Increase (decrease) in operating assets and liabilities:
Increase (decrease) in management fees payable	-	-	-	-	-	-	-	5,408	5,408
Net cash provided by (used in) operating activities	-	-	-	-	-	-	-	(50,387)	(50,387)

Cash flows from financing activities:
Issuance of common stock	1,000	-	-	-	-	-	-	34,466,460	34,467,460
Redemption of common stock	-	-	-	-	-	-	-	(11,324,429)	(11,324,429)
Distributions paid	-	-	-	-	-	-	-	(16,790,772)	(16,790,772)
Net cash provided by financing activities	1,000	-	-	-	-	-	-	6,351,259	6,352,259

Net increase (decrease) in cash	1,000	-	-	-	-	-	-	6,300,872	6,301,872
Cash, beginning of period	-	1,000	1,000	1,000	1,000	1,000	1,000	1,000	7,000
Cash, end of period	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$6,301,872	$6,308,872

* The Consolidating Statements of Cash Flows of the Trust are being provided solely to meet Securities and Exchange Commission regulatory requirements.  The Trust does not have cash separate from that of its eight fund series.  An investor in a series of the Trust has an entitlement to the assets of that series only and not to the assets of any other series or the Trust as a whole.

(1) Commenced operations on May 19, 2015.

(2) For the period from December 31, 2015 (Inception).

** On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.

The accompanying notes are an integral part of these financial statements.

AccuShares Trust I*

Consolidating Statements of Cash Flows

	For the Period Ended December 31, 2014 (1)
	AccuShares S&P GSCI Spot Fund	AccuShares S&P GSCI Agriculture & Livestock Spot Fund	AccuShares S&P GSCI Industrial Metals Spot Fund	AccuShares S&P GSCI Crude Oil Excess Return Fund**	AccuShares S&P GSCI Brent Oil Spot Fund	AccuShares S&P GSCI Natural Gas Spot Fund	AccuShares Spot CBOE VIX Fund	Consolidating Total
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$-	$-	$-	$-	$-	$-	$-	$-
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash used in operating activities:
Increase (decrease) in operating assets and liabilities:
Increase (decrease) in management fees payable	-	-	-	-	-	-	-	-
Net cash provided by (used in) operating activities	-	-	-	-	-	-	-	-

Cash flows from financing activities:
Issuance of common stock	1,000	1,000	1,000	1,000	1,000	1,000	1,000	7,000
Redemption of common stock	-	-	-	-	-	-	-	-
Distributions paid	-	-	-	-	-	-	-	-
Net cash provided by financing activities	1,000	1,000	1,000	1,000	1,000	1,000	1,000	7,000

Net increase (decrease) in cash	1,000	1,000	1,000	1,000	1,000	1,000	1,000	7,000
Cash, beginning of period	-	-	-	-	-	-	-	-
Cash, end of period	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$7,000

* The Consolidating Statements of Cash Flows of the Trust are being provided solely to meet Securities and Exchange Commission regulatory requirements.  The Trust does not have cash separate from that of its seven fund series.  An investor in a series of the Trust has an entitlement to the assets of that series only and not to the assets of any other series or the Trust as a whole.

(1) For the period from June 17, 2014 (Inception) to December 31, 2014.

** On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to AccuShares S&P GSCI Crude Oil Excess Return Fund.

The accompanying notes are an integral part of these financial statements.

AccuShares S&P GSCI Crude Oil Excess Return Fund

and AccuShares Trust I Notes to the Financial Statements

December 31, 2015

1. Organization

AccuShares Trust I (formerly known as AccuShares Commodities Trust I) (the "Trust") is a Delaware statutory trust organized on June 28, 2013 and is currently organized into eight separate series (each, a “Fund” and collectively, the “Funds”). The AccuShares S&P® GSCI® Crude Oil Excess Return Fund (the “Crude Oil Fund”), one of the Trust’s series, issues shares that represent beneficial interests in and ownership of the assets of the Crude Oil Fund only. The Crude Oil Fund will offer its shares on a continuous basis and expects for its shares to be listed on the NASDAQ OMX (the “Exchange”).

The Trust may offer shares of an additional fund series. The term of the Trust and the Funds is perpetual unless terminated earlier by the Trust’s sponsor, AccuShares Investment Management, LLC (the “Sponsor”).

The shares of the Funds are designed for investors who want a cost-effective, targeted and transparent exposure to changes in such Fund’s referenced financial index (an “Underlying Index”). The S&P GSCI Crude Oil Excess Return Index is the Underlying Index of the Crude Oil Fund.

Each Fund seeks to track its Underlying Index’s changes, without the need to hold any securities, futures or other financial instruments relating to its Underlying Index or the assets referenced by the Underlying Index. Instead, the Funds are expressly limited to holding only: cash; bills, bonds and notes issued and guaranteed by the United States Treasury with remaining maturities of 90 calendar days or less (“Eligible Treasuries”); and overnight repurchase agreements collateralized by United States Treasury securities (“Eligible Repos”, together with cash and Eligible Treasuries, “Eligible Assets”). A Fund’s Eligible Assets are not managed to track performance of such Fund’s Underlying Index. A Fund will invest its assets so as to preserve capital while, at the same time, earning an investment return that is consistent with such preservation of capital.

A Fund will issue its shares in offsetting pairs of share classes, where one constituent of the pair is positively linked to such Fund’s Underlying Index (“Up Shares”) and the other constituent is negatively linked to such Fund’s Underlying Index (“Down Shares”). Therefore, a Fund will only issue, distribute, maintain and redeem equal quantities of Up and Down Shares at all times. Once issued, and before any redemption, the Up Shares and Down Shares of a Fund are expected to trade separately without restriction on the Exchange.

The Funds’ custodian will determine daily each Fund’s liquidation value attributable to each of its classes (“Class Value”), which liquidation value is based on the value of such Fund’s Eligible Assets attributable to such class, (a) plus any accrued income or gains or losses on such assets attributable to such class (“Investment Income”), (b) less all fees, expenses and taxes attributable to such class not otherwise assumed by the Sponsor, where such income and gains after deduction of such fees, expenses and taxes is referred to as the class’ “Net Investment Income.” Investment Income with respect to a class will be adjusted during any creation or redemption order settlement period for any increases or decreases in value of the Fund’s assets attributable to such class resulting from such order. The Net Investment Income and Investment Income can be positive or negative.

The Sponsor initially capitalized each of its seven initial Funds with $1,000 in exchange for 20 shares of the Fund’s Up Shares and 20 shares of its Down Shares. On October 5, 2015, AccuShares Trust I filed a registration statement on Form S-1 for the AccuShares S&P 500 VIX Front-Month Futures Index Fund which is the eighth series of the Trust. The AccuShares S&P 500 Front-Month Futures Index Fund was capitalized on December 31, 2015 with $1,000 in exchange for 20 shares of the Fund’s Up Shares and 20 shares of its Down Shares.

AccuShares S&P GSCI Crude Oil Excess Return Fund

and AccuShares Trust I Notes to the Financial Statements

December 31, 2015

2. Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Funds and the Trust in preparation of these financial statements. These policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

The accompanying financial statements have been prepared on the accrual basis of accounting in conformity with GAAP.

In accordance with ASU 2013-08, the Sponsor has determined the Trust is classified as an investment company for financial reporting purposes, and accordingly, the Trust follows the accounting guidance in ASC 946. However, the Trust is not registered as an investment company under the Investment Company Act of 1940, as amended, and is not required to register under such act.

Revenue Recognition

The Funds record investment transactions on each trade date. Realized gains and losses are based on the specific identification method.

Interest income, adjusted for amortization of premium and accretion of discount, will be recorded on an accrual basis. Discount and premiums to par value on investments purchased will be accreted and amortized, respectively, into interest income over the life of the respective investment using the effective interest method. Original issue discount and market discounts or premiums will be capitalized and amortized into interest income using the effective interest method or straight-line method, as applicable.

Use of Estimates and Indemnifications

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

In the normal course of business, the Trust on behalf of a Fund enters into contracts that contain a variety of representations which provide general indemnifications. The Trust’s maximum exposure, under these arrangements, cannot be known; however, the Sponsor expects any risk of loss to be remote.

AccuShares S&P GSCI Crude Oil Excess Return Fund

and AccuShares Trust I Notes to the Financial Statements

December 31, 2015

2. Significant Accounting Policies (continued)

Fair Value Measurements

The Funds follow ASC 820 for measuring the fair value of portfolio investments. Fair value is the price that would be received in the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters, or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation models involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity. A Fund’s fair value analysis includes an analysis of the value of any unfunded loan commitments. Financial investments recorded at fair value in the financial statements are categorized for disclosure purposes based upon the level of judgment associated with the inputs used to measure their value. The valuation hierarchical levels are based upon the transparency of the inputs to the valuation of the investment as of the measurement date. The three levels are defined as follows:

•                      Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities at the measurement date.

•                      Level 2 — Valuations based on inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable at the measurement date. This category includes quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in non-active markets including actionable bids from third parties for privately held assets or liabilities, and observable inputs other than quoted prices such as yield curves and forward currency rates that are entered directly into valuation models to determine the value of derivatives or other assets or liabilities.

•                      Level 3 — Valuations based on inputs that are unobservable and where there is little, if any, market activity at the measurement date. The inputs for the determination of fair value may require significant management judgment or estimation and is based upon management’s assessment of the assumptions that market participants would use in pricing the assets or liabilities.

As of December 31, 2015, the Funds held no investments.

Cash and Cash Equivalents

Any date on which there is cash on deposit in a Fund’s custody account that is not required to make payments or to make distributions to shareholders all such cash will be either held as cash or invested by the investment advisor (the “Investment Advisor”) to the Fund, acting in accordance with Non-Custody Investment Advisory Agreement among the Trust, on behalf of the Funds, the Sponsor and the Investment Advisor (the “Investment Advisory Agreement”) in:

•	cash bank deposits,
•	bills, notes and bonds issued and backed by the full faith and credit of the government of the United States of America, which qualify as Eligible Treasuries because they have residual maturities less than or equal to 90 calendar days, or
•	agreements for the sale and repurchase of, and collateralized by, bills, notes and bonds issued and backed by the full faith and credit of the government of the United States of America, which qualify as Eligible Repos.

The Second Amended and Restated Trust Agreement of the Trust between the Sponsor and the trustee of the Trust (“Trustee”), as amended by an instrument of amendment dated June 5, 2015 and by an instrument of amendment dated September 29, 2015, and as may be further amended and restated from time to time (the “Trust Agreement”) limits, and the Investment Advisory Agreement directs the Investment Advisor to limit, the Funds’ holdings of Eligible Repos to 40% of its Eligible Assets.

All cash balances are held by one counterparty, State Street Bank and Trust Company.

AccuShares S&P GSCI Crude Oil Excess Return Fund

and AccuShares Trust I Notes to the Financial Statements

December 31, 2015

2. Significant Accounting Policies (continued)

Investments

The Funds will hold only cash, short-dated U.S. Treasuries or collateralized U.S. Treasury repurchases. The Funds will not invest in equity securities, futures, swaps, or other assets that may track their respective Underlying Indices.

Distributions

Unlike other exchange traded products, and for the protection of investors in the Funds, the Funds have an additional set of protective features built in to ensure that the shares track their intended Underlying Index.

These protective features include:

•     Regular Distributions;

•     Special Distributions; and

•     Corrective Distributions.

In addition, notice of Net Income Distributions for the classes of the Funds, if any, will also be included in the notifications of Regular, Special and Corrective Distributions.

Reverse share splits will be declared to maintain a positive Class Value per Share for either the Up Shares or the Down Shares should the Class Value per Share of either class approach zero. Reverse share splits are expected to occur in the context of Special Distributions and are expected to be triggered after Class Value per Share declines below $4.00. No other share splits are expected to occur, although the Sponsor will have the right to declare in its sole discretion a share split, either forward or reverse, pursuant to the Second Amended and Restated Trust Agreement of the Trust, as may be further amended and restated from time to time (the “Trust Agreement”).

Income Taxes

For U.S. federal and applicable state and local income tax purposes, the Trust intends to treat (i) each Fund as a separate taxable corporation, (ii) the shares of each Fund as stock therein and (iii) each investor in a Fund as a shareholder in such Fund. Accordingly, each taxable year each Fund will be subject to federal and applicable state and local income taxation at applicable corporate income tax rates on its net taxable income, if any.

Recent Accounting Pronouncements

In August, 2014, the FASB released Accounting Standards Update 2014-15, Presentation of Financial Statements — Going Concern (Subtopic 205-40) (“ASU 2014-15”). ASU 2014-15 requires the Company to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within the one year period subsequent to the date that the financial statements are issued or within the one year period subsequent the date that the financial statements are available to be issued. ASU 2014-15 becomes effective for fiscal periods ending after December 15, 2016; however, early adoption is permitted. The Company has not elected to early adopt ASU 2014-15 and is considering its effects upon the financial statements.

AccuShares S&P GSCI Crude Oil Excess Return Fund

and AccuShares Trust I Notes to the Financial Statements

December 31, 2015

3. Agreements

Management Fee

The classes of the Funds pay the Sponsor a management fee (the “Management Fee”) in consideration of the Sponsor’s management and administrative services and the other services provided to the Funds for which the Sponsor pays directly. The Management Fee is paid by the classes of the Funds, monthly in arrears, in an amount equal to the percentage of its average daily Class Value at the rates indicated in the following table:

	Management Fee for Up Shares	Management Fee for Down Shares

AccuShares Spot CBOE VIX Fund	95 basis points	95 basis points
AccuShares S&P GSCI Spot Fund	75 basis points	75 basis points
AccuShares S&P GSCI Agriculture and Livestock Spot Fund	75 basis points	75 basis points
AccuShares S&P GSCI Industrial Metals Spot Fund	75 basis points	75 basis points
AccuShares S&P GSCI Crude Oil Excess Return Fund**	29 basis points	29 basis points
AccuShares S&P GSCI Brent Oil Spot Fund	45 basis points	45 basis points
AccuShares S&P GSCI Natural Gas Spot Fund	60 basis points	60 basis points
AccuShares S&P 500 VIX Front-Month Futures Index Fund	95 basis points	95 basis points

** On September 29, 2015, the name of the AccuShares S&P GSCI Crude Oil Fund was changed to the AccuShares S&P GSCI Crude Oil Excess Return Fund.

The Sponsor receives the Management Fee and otherwise bears all the routine ordinary expenses of the Funds, including the fees and reimbursable expenses of the Trustee, the Investment Advisor, the custodian, the administrator, the transfer agent, S&P Dow Jones Indices LLC (the “Index Provider”) and the marketing agent. The Funds bear all their tax liabilities, which are accrued daily, and their extraordinary, non-recurring expenses that are not assumed by the Sponsor under the Trust Agreement. Expenses, fees and taxes shall be accrued in advance for all non-business days at the end of the immediately preceding business day.

No other fee is paid by the Funds. The Management Fee is paid in consideration of the Sponsor’s management and administrative services and the other services provided to the Funds for which the Sponsor pays directly.

AccuShares S&P GSCI Crude Oil Excess Return Fund

and AccuShares Trust I Notes to the Financial Statements

December 31, 2015

3. Agreements (continued)

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the business of the Funds. Specifically, the Sponsor:

•                      Selects the Funds’ service providers;

•                      Negotiates various fees and agreements; and

•                      Performs such other services as the Sponsor believes that the Trust may require from time to time.

For the Crude Oil Fund, for the year ended December 31, 2015 and the period ended December 31, 2014, there were no Management Fees charged.

Brokerage Commissions and Fees

Each Fund will pay its respective brokerage commissions, including applicable exchange fees, if any.

The Administrator, Transfer Agent and Custodian

The Sponsor and the Trust, on behalf of itself and on behalf of the Funds, have appointed State Street Bank and Trust Company as the administrator of the Funds and State Street Bank and Trust Company has entered into the administration agreement which sets forth the terms of the services provided by the administrator (the “Administration Agreement”) in connection therewith. In addition, State Street Bank and Trust Company serves as transfer agent and custodian of the Funds. The administrator’s fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

Pursuant to the terms of the Administration Agreement and under the supervision and direction of the Sponsor, the administrator performs or supervises the performance of services necessary for the operation and administration of the Funds (other than making investment decisions or providing services provided by other service providers), including accounting and other fund administrative services.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor will pay all of the routine operational, administrative, and other ordinary expenses of the Funds, including, but not limited to, computer services expenses, the fees and expenses of the Trustee, the Investment Advisor, the custodian, the administrator, the transfer agent, the Index Provider, the marketing agent and any other service providers of the Funds, legal and accounting fees and expenses, filing fees, and printing, mailing and duplication costs.

Non-Recurring Fees and Expenses

All extraordinary, non-recurring expenses (referred to as extraordinary fees and expenses in the Trust Agreement), if any, will be borne by the affected Fund(s). Extraordinary fees and expenses affecting the Trust as a whole will be prorated to a Fund according to its respective aggregate Class Values. Extraordinary, non-recurring expenses include, without limitation, legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such fees and expenses, by their nature, are unpredictable with respect to timing and amount.

AccuShares S&P GSCI Crude Oil Excess Return Fund

and AccuShares Trust I Notes to the Financial Statements

December 31, 2015

4. Offering Costs

Normal and expected expenses incurred in connection with the continuous offering of shares of the Funds will be paid by the Sponsor.

5. Creation and Redemption of Creation Units

A Fund will issue and redeem shares from time to time, but only in one or more blocks of both 25,000 Up Shares and 25,000 Down Shares of the Funds (“Creation Units”). Creation Units may be created or redeemed only by an entity that is (1) a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) a direct participant in The Depository Trust Company, and (3) a party to an Authorized Participant Agreement with the Sponsor, as sponsor of the Trust, on behalf of a Fund setting forth the procedures for the creation and redemption of Creation Units in the Funds (“Authorized Participant”). Authorized Participants may sell the shares included in the Creation Units they purchase from the Funds to other investors in the secondary market.

Except when aggregated in Creation Units, the shares are not redeemable securities. Retail investors, therefore, generally will not be able to purchase or redeem shares directly from or with a Fund. Rather, most retail investors will purchase or sell shares in the secondary market with the assistance of a broker.

Authorized Participants will pay a transaction fee of $600 per order plus 0.005% of the aggregate order value to the custodian in connection with the order for the creation or redemption of Crude Oil Fund Creation Units. The transaction fee is intended to defray the transfer agent’s cost for processing the creation and redemption orders and the Sponsor’s Trust offering registration fee expense.

The transaction fee may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.

6. Tax Information

As of December 31, 2015, the Crude Oil Fund has no deferred tax.

7. Net Assets

Distributions

For the Crude Oil Fund, there were no distributions for the year ended December 31, 2015 and the period ended December 31, 2014.

8. Related Party Transactions

Pursuant to the Trust Agreement, each class of the Fund pays the Sponsor the Management Fee, monthly in arrears, in an amount equal to 0.29% of its average daily Class Value.

The Sponsor receives the Management Fee and otherwise bears all the routine ordinary expenses of the Fund, including the fees and reimbursable expenses of the trustee of the Trust (“Trustee”), the investment advisor to the Fund (“Investment Advisor”), the custodian, the administrator, the transfer agent, the Index Provider and the marketing agent. The Fund bears all its tax liabilities, which are accrued daily, and its extraordinary, non-recurring expenses that are not assumed by the Sponsor under the Trust Agreement. Expenses, fees and taxes shall be accrued in advance for all non-business days at the end of the immediately preceding business day.

No other fee is paid by the Fund. The Management Fee is paid in consideration of the Sponsor’s management and administrative services and the other services provided to the Fund for which the Sponsor pays directly.

AccuShares S&P GSCI Crude Oil Excess Return Fund

and AccuShares Trust I Notes to the Financial Statements

December 31, 2015

9. Subsequent Events

Management has evaluated the possibility of subsequent events existing in the Crude Oil Fund and Trust’s financial statement through the date the financial statements were issued.

Management has determined that there are no other material events that would require disclosure in the Crude Oil Fund and Trust’s financial statements through this date.

Appendix G

GLOSSARY OF CERTAIN TERMS

In this prospectus, each of the following quoted terms has the meaning set forth after such term:

“Administration Agreement”—An agreement entered into between the administrator and the Trust which sets forth the terms of the services provided by the administrator to the Fund.

“Authorized Participant”—A person who is (1) a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) a DTC participant, and (3) a party to an Authorized Participant Agreement with the Sponsor, as sponsor of the Trust, on behalf of the Fund setting forth the procedures for the creation and redemption of Creation Units in the Fund. Only Authorized Participants may place orders to create or redeem one or more Creation Units of the Fund.

“Authorized Participant Agreement”—An agreement entered into between an Authorized Participant and the Sponsor, as sponsor of the Trust, on behalf of the Fund which sets forth the procedures for the creation and redemption of Creation Units in the Fund.

“business day”—A day on which the Exchange is open for trading during its regular session, which includes a day on which the Exchange closes prior to its scheduled time.

“CEA”—The Commodities Exchange Act of 1936.

“CFTC”—The Commodity Futures Trading Commission.

“Class Value”—The liquidation value of the Fund attributable to one of its classes.

“Class Value per Share”—The value per share representing such share’s relative portion of the Class Value of its class. The Class Value per Share with respect to each class of the Fund shall equal the quotient of such class’ Class Value divided by the number of shares of such class issued and outstanding at the time of determination.

“Class Value per Share Limitation”—For any single Measuring Period in which the Fund’s Underlying Index rises or falls by more than 90%, Class Value per Share will be calculated based on a rise or fall, as applicable, of 90% and not the actual rise or fall of the Underlying Index.

“CNS”—The Continuous Net Settlement clearing process of the NSCC.

“Code”—The United States Internal Revenue Code of 1986.

“Corrective Distribution”—A distribution by the Fund expected to occur if the trading prices of its classes’ shares on the Exchange deviate for a specified length of time over a specified threshold amount from the Class Value per Share of such class.

“Creation Unit”—A block of 25,000 Up Shares and 25,000 Down Shares that is created for sale by the Fund to Authorized Participants and/or submitted to the Fund for redemption by an Authorized Participant.

“Custodian Agreement”—An agreement entered into between the custodian and the Trust on behalf of the Fund which sets forth the terms of the services provided by the custodian to the Fund.

“Distribution Date”—Any date on which a Net Income Distribution, a Regular Distribution, a Special Distribution or a Corrective Distribution is declared.

“Dodd-Frank Act”—The Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Dow Jones”—Dow Jones Trademark Holdings LLC.

“Down Share”—A Fund share whose Class Value is negatively linked to the Fund’s Underlying Index.

“Down Share Index Factor”—The fixed inverse linear relationship of the Class Value of a Down Share with the Fund’s Underlying Index.

“DSTA”—The Delaware Statutory Trust Act.

“DTC Participant”—A direct participant in DTC, such as a bank, broker, dealer, or trust company.

“DTC”—The Depository Trust Company.

“DVP”—Delivery Versus Payment, which is the procedure in which a buyer’s payment for securities is due at the time of delivery of the securities.

“Eligible Assets”—Cash, eligible Treasuries and eligible repos.

“eligible repos”—Over-night repurchase agreements collateralized by United States Treasury securities.

“eligible Treasuries”—Bills, bonds and notes issued and guaranteed by the United States Treasury with remaining maturities of 90 days or less.

“ERISA”—The Employee Retirement Income Security Act of 1974.

“Exchange”—NASDAQ OMX, the venue where the Fund’s shares are listed and traded.

“Exchange Act”—The Securities Exchange Act of 1934.

“FATCA”—The Foreign Account Tax Compliance Act.

“FINRA”—The Financial Industry Regulatory Authority, Inc.

“Foreside”—Foreside Fund Services, LLC, as marketing agent for the Fund.

“Fund”—The AccuShares S&P GSCI Crude Oil Excess Return Fund, a series of the Trust.

“Index Disruption”—An event from which the result is Index Provider not publishing the Fund’s Underlying Index as normally required under the Underlying Index licensing agreement.

“Index Provider”—S&P Dow Jones Indices LLC, who is unaffiliated with the Trust and the Sponsor and is responsible for the construction, calculation, maintenance and publication of the Underlying Index and has licensed the Underlying Index to the Sponsor.

“Indirect Participant”—A Shareholder who maintains, either directly or indirectly, a custodial relationship with a DTC Participant.

“Investment Adviser”—Wilmington Trust, N.A., a national banking association.

“Investment Advisory Agreement”—The Non-Custody Investment Advisory Agreement among the Trust, on behalf of each of its separate fund series, the Sponsor and the Investment Adviser.

“Investment Company Act”—The Investment Company Act of 1940.

“Investment Income”—Any accrued income or gains or losses on assets attributable to a class of the Fund.

“IOPV-UP” and “IOPV-DOWN”—The indicator of the value of the Class Value per Share of an Up Share or Down Share, respectively, at the time of dissemination, which will be every 15 seconds throughout a business day.

“IRS”—The United States Internal Revenue Service.

“JOBS Act”—The Jumpstart Our Business Startups Act.

“Management Fee”—The management fee the Fund pays the Sponsor in consideration of the Sponsor’s management and administrative services and the other services provided to the Fund for which the Sponsor pays directly.

“Marketing Agent Agreement”—The Marketing Agent Agreement between the Sponsor and Foreside.

“Measuring Period”—A single distribution measurement period that starts with the prior Distribution Date and ends with a Distribution Date on which either a Regular Distribution or Special Distribution is declared.

“Net Income Distribution”—A distribution by the Fund to the shareholders of any class of the Fund whose class Net Investment Income is positive as of any Regular Distribution Date or Special Distribution Date.

“Non-U.S. Holder”—A beneficial owner of a share that is not a U.S. Holder or an entity treated as a partnership for U.S. federal income tax purposes.

“NSCC”—The National Securities Clearing Corporation.

“OTC”—Over-the-counter.

“Plan”—An “employee benefit plan” as defined in and subject to ERISA or a “plan” as defined in and subject to Section 4975 of the Code.

“Plan Fiduciaries”—A fiduciary of a Plan who has investment discretion over whether to invest the Plan’s assets in the Fund.

“prior Distribution Date”—During the initial Measuring Period of the Fund, the date of inception of the Fund’s operations, and at any other time of determination, the immediately preceding Distribution Date.

“Regular Distribution”—A distribution by the Fund expected to occur at regular intervals for the Fund.

“Replacement Index”—An index substantially similar to the Underlying Index that is selected by the Sponsor to replace the Underlying Index in the event of an Index Disruption.

“S&P”—Standard & Poor’s Financial Services LLC.

“S&P GSCI”—The S&P GSCI Commodity Index.

“S&P GSCI Crude Oil ER”—The S&P GSCI Crude Oil Excess Return Index, also referred to as the Underlying Index.

“S&P GSCI Handbook”—An Index Provider publication explaining the methodology for calculation of the Underlying Index. A copy of the S&P GSCI Handbook can be obtained from the following website: www.spindices.com/documents/methodologies/methodology-sp-gsci.pdf.

“Sarbanes-Oxley”—The Sarbanes Oxley Act of 2002.

“SEC”—The Securities and Exchange Commission.

“Securities Act”—The Securities Act of 1933.

“Share Index Factor”—Both the Up Share Index Factor and the Down Share Index Factor. The Share Index Factors will be carried to eight decimal places.

“Significant Index Movement Alert”—A notice posted on the Fund’s website (www.AccuShares.com) at the close of any business day during a Measuring Period when the Underlying Index first experiences a 50% increase or decrease in its level since the prior Distribution Date.

“Special Distribution”—A distribution by the Fund expected to occur when the level or value of the Fund’s Underlying Index changes by a fixed amount since the prior Distribution Date but before the next Regular Distribution Date.

“Sponsor”—AccuShares Investment Management, LLC, as sponsor for the Trust.

“Sponsor Related Party”—Each of the Sponsor and its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees.

“Spot VIX Fund”—The AccuShares Spot CBOE VIX Fund, a series of the Trust.

“Transfer Agency and Service Agreement”—An agreement entered into between an agency service provider and the Sponsor providing, among other things, transfer agent services with respect to the creation and redemption of Creation Units.

“Trust”—AccuShares Trust I (formerly known as the AccuShares Commodities Trust I), a Delaware statutory trust organized on June 28, 2013.

“Trust Agreement”—The Second Amended and Restated Trust Agreement dated as of June 16, 2014 between the Sponsor and the Trustee, as amended or supplemented from time to time, under which the Trust is formed and the rights and duties of the Sponsor and the Trustee are defined.

“Trustee”—Wilmington Trust, N.A., a national banking association, acting as trustee for the purpose of creating the Trust as a Delaware statutory trust in accordance with the provisions of the DSTA.

“Trustee Related Party”—Each of the Trustee and its directors, employees, and agents.

“U.S. Holder”—A beneficial owner of the shares that is, for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust that (x) is subject to primary supervision by a court within the United States and with respect to which one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions or (y) has made a valid election under applicable Treasury Regulations to be treated as a “United States person.”

“Underlying Index”—The S&P GSCI Crude Oil Excess Return Index, also referred to as the S&P GSCI Crude Oil ER, whose performance is tracked by the Fund.

“Up Share Index Factor”—The fixed positive linear relationship of the Class Value of an Up Share with the Fund’s Underlying Index.

“Up Share”—A Fund share whose Class Value is positively linked to the Fund’s Underlying Index.

PROSPECTUS

ACCUSHARES TRUST I

$200,000,000 AccuShares S&P GSCI Crude Oil Excess Return Up Shares
$200,000,000 AccuShares S&P GSCI Crude Oil Excess Return Down Shares

Until ________, 2016 (25 calendar days after the date of this prospectus), all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

________, 2016

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Registrant (“Registrant” or “Trust”) shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by AccuShares Investment Management, LLC, the sponsor of the Registrant (“Sponsor”).

Item 14. Indemnification of Directors and Officers.

Section 2.4 of the Registrant’s Second Amended and Restated Trust Agreement (“Trust Agreement”) between Wilmington Trust, N.A., a national banking association, the Registrant’s Trustee (“Trustee”), and the Sponsor provides that each series of the Trust (each, a “Fund”), on a joint and several basis (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), whether or not any of the transactions contemplated under the Trust Agreement shall be consummated, shall assume liability for, and shall indemnify, protect, save and keep harmless, the Trustee and its directors, officers, shareholders, employees, and agents (“Trustee Indemnified Parties”) from and against any and all claims, losses, liabilities or expenses (including but not limited to, the reasonable fees and expenses of counsel) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Trustee Indemnified Parties in any way relating to or arising out of or in connection with the formation, operation or termination of the Trust or such Fund, the execution, delivery and performance of the Trust Agreement or any other agreements with respect to the Trust or such Fund to which the Trust is a party or the action or inaction of the Trustee thereunder with respect to the Trust or such Fund, except for Expenses resulting from the gross negligence, bad faith or willful misconduct of any Trustee Indemnified Party. Such indemnity shall include payment from the applicable Fund’s assets of the costs and expenses incurred by such Trustee Indemnified Party in defending itself against any claim or liability in its capacity as a Trustee Indemnified Party. Any amounts payable to a Trustee Indemnified Party under Section 2.4 may be payable in advance or may be secured by a lien on the applicable Fund’s assets. Any such Expenses relating to the Trust rather than any particular Fund shall be allocated among the Funds.

Section 5.9 of the Trust Agreement provides that the Trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), whether or not any of the transactions contemplated under the Trust Agreement shall be consummated, shall assume liability for, and shall indemnify, protect, save and keep harmless, the Sponsor and its affiliates, and their respective directors, officers, shareholders, partners, members, managers or employees (“Sponsor Indemnified Parties”) from and against any and all Expenses which may be imposed on, incurred by or asserted against the Sponsor Indemnified Parties in any way relating to or arising out of or in connection with the formation, operation or termination of the Trust or such Fund, the execution, delivery and performance of the Trust Agreement or any other agreements with respect to the Trust or such Fund to which the Trust is a party or the action or inaction of the Sponsor thereunder with respect to the Trust or such Fund, except for Expenses resulting from the gross negligence, bad faith or willful misconduct of any Sponsor Indemnified Party. Any such Expenses relating to the Trust rather than any particular Fund shall be allocated among the Funds.

The indemnities contained in Sections 2.4 and 5.9 of the Trust Agreement shall survive the termination of the Trust Agreement, the resignation of the Trustee or the Sponsor, respectively, the dissolution or other cessation to exist of the Trustee Indemnified Party or the Sponsor Indemnified Party, respectively, the withdrawal, adjudication of bankruptcy or insolvency of the Trustee Indemnified Party or the Sponsor Indemnified Party, respectively, or the filing of a voluntary or involuntary petition in bankruptcy under the Bankruptcy Code by or against the Trustee Indemnified Party or the Sponsor Indemnified Party, respectively.

Item 15. Recent Sales of Unregistered Securities.

Not applicable.

Item 16. Exhibits and Financial Statement Schedules.

(4) Exhibits

Exhibit Number	Description
4.1(a)	Second Amended and Restated Trust Agreement (“Trust Agreement”) (1)
4.1(b)	Amendment to the Trust Agreement dated June 5, 2015 (2)
4.1(c)	Amendment to the Trust Agreement dated September 29, 2015 (3)
4.1(d)	Amendment to the Trust Agreement dated June 8, 2015, filed herewith
4.2	Form of Authorized Participant Agreement (4)
4.3	Form of Global Certificate for Up Shares (attached as Exhibit A to the Trust Agreement)
4.4	Form of Global Certificate for Down Shares (attached as Exhibit B to the Trust Agreement)
4.5	Sponsor Agreement (1)
5.1	Opinion of Kaye Scholer LLP as to legality (3)
8.1	Opinion of Morrison & Foerster LLP as to tax matters (5)
10.1	Domestic Custodian Agreement (1)
10.2	Administration Agreement (1)
10.3	Depository Agreement (1)
10.4	Transfer Agency and Service Agreement (1)
10.5	Non-Custody Investment Advisory Agreement (1)
10.6	Index Sublicense Agreement (1)
10.7	ETF Licensing Agreement by and between AccuShares Investment Management, LLC and S&P Opco, LLC (6) †
23.1	Consent of Independent Registered Public Accountants, filed herewith
23.2	Consents of Kaye Scholer LLP and Morrison & Foerster LLP are included in Exhibits 5.1 and 8.1, respectively
24.1	Powers of attorney (3)

_____________________________

(1)	Incorporated by reference to the Exhibit identified with the same number and filed with Pre-Effective Amendment No. 1 to the registration statement of the Trust filed with the Securities and Exchange Commission on July 17, 2014 (File No. 333-194666).
(2)	Incorporated by reference to the Exhibit identified as Exhibit 4.1 and filed with the Trust’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2015 (File No. 001-36890).
(3)	Incorporated by reference to the Exhibit identified with the same number and filed with Pre-Effective Amendment No. 1 to the registration statement of the Trust filed with the Securities and Exchange Commission on September 29, 2015 (File No. 333-204416).
(4)	Incorporated by reference to the Exhibit identified with the same number and filed with Pre-Effective Amendment No. 2 to the registration statement of the Trust filed with the Securities and Exchange Commission on March 16, 2015 (File No. 333-194666).
(5)	Incorporated by reference to the Exhibit identified with the same number and filed with the registration statement of the Trust filed with the Securities and Exchange Commission on May 22, 2015 (File No. 333-204416).
(6)	Incorporated by reference to the Exhibit identified with the same number and filed with Pre-Effective Amendment No. 4 to the registration statement of the Trust filed with the Securities and Exchange Commission on May 11, 2015 (File No. 333-194666).
†	Portions of this Exhibit were omitted and have been filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended (as well as Rule 24b-2 under the Securities Exchange Act of 1934, as amended).

(b) Financial Statement Schedules

Not applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, Connecticut, on June 13, 2016.

ACCUSHARES INVESTMENT MANAGEMENT, LLC Sponsor of AccuShares Trust I
By:	/s/ Jack Fonss Jack Fonss President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date
/s/ Jack Fonss Jack Fonss	President and Chief Executive Officer (principal executive officer)	June 13, 2016
/s/ Robert Rokose Robert Rokose	Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	June 13, 2016
*	The Registrant is a Trust and the persons are signing in their capacities as officers of AccuShares Investment Management, LLC, the sponsor of the Registrant.

Exhibit Index

Exhibit Number	Description
4.1(d)	Amendment to the Trust Agreement dated June 8, 2015
23.1	Consent of Independent Registered Public Accountants